As filed with the Securities and Exchange Commission on September 28, 2012

Investment Company Act File No. 811-22112

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 5   ☒

SEI ALPHA STRATEGY PORTFOLIOS, LP

(Exact Name of Registrant as Specified in Charter)

One Freedom Valley Drive, Oaks, PA 19456
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code:
(610) 676-1000

Timothy D. Barto
SEI Investments Company
One Freedom Valley Drive, Oaks, PA 19456
(Name and Address of Agent for Service)

Copies to:

Timothy W. Levin, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921

EXPLANATORY NOTE

This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, units of limited partnership interest (“shares”) of the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such shares are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by natural persons or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any shares of the Registrant.

PART A

SEI ALPHA STRATEGY PORTFOLIOS, LP (the “Fund”)

SEI LIBOR Plus Portfolio (the “Portfolio”)

SEPTEMBER 28, 2012

Item 1. Front and Back Cover Pages

Not applicable.

Item 2. Risk/Return Summary: Investment Goal

Not applicable.

Item 3. Risk/Return Summary: Fee Table

Not applicable.

Item 4: Risk/Return Summary: Investments, Risks and Performance

Not applicable.

Item 5. Management

Investment Adviser: SEI Investments Management Corporation.

Sub-Advisers and Portfolio Managers:

Sub-Adviser	Portfolio Manager	Experience with the Fund	Title with Sub-Adviser
Declaration Management & Research LLC	Bond Griffin, CFA	Since 2007	Managing Director, Senior Portfolio Manager
	Peter M. Farley, CFA	Since 2007	Managing Director, Senior Portfolio Manager
Brookfield Investment Management Inc.	Michelle L. Russell-Dowe	Since 2007	Managing Director, Senior Portfolio Manager and Head of the Structured Products Investment Team

Item 6. Purchase and Sale of Fund Shares

Shares of the Portfolio will be sold only to persons who qualify as “accredited investors,” as defined in Regulation D under the 1933 Act (“Eligible Investors”). Further, shares of the Portfolio are currently offered exclusively to clients of SEI Investments Management Corporation (“SIMC”). Eligible Investors may purchase and redeem shares of the Portfolio on any day that the New York Stock Exchange (“NYSE”) is open for business (a “Business Day”). Eligible Investors may redeem shares of the Portfolio by contacting the transfer agent (the “Transfer Agent”) or the Fund’s authorized agent, using certain SEI proprietary systems or by calling 1-800-858-7233, as applicable.

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Item 7. Tax Information

An investor is taxed on the taxable income of the Portfolio, whether or not any income or capital is distributed to the investor. A distribution of the cash associated with such income normally should not result in further taxable income to an investor. If cash distributions in any year exceed an investor’s share of the Portfolio’s taxable income for such year, the excess amount initially will be treated as a return of capital to the extent of the investor’s basis and will not constitute taxable income.  An investor’s adjusted tax basis for the investor’s shares will be reduced by the amount of such distributions in excess of such investor’s taxable income. Any amounts distributed in excess of the investor’s adjusted tax basis generally will be treated as gain from the sale or exchange of a limited partnership interest.  Because under the Partnership Agreement (discussed below) the Portfolio may allocate taxable income and loss first to each withdrawing investor proportionately and to the extent of the excess of such withdrawal amount over the adjusted tax basis in such investor’s shares, if the Portfolio so allocates taxable income, some income that would otherwise be treated as long term capital gain may be treated as short term capital gain and ordinary income, subject to less favorable tax rates.

Item 8. Payments to Broker-Dealers and Other Financial Intermediaries

Not applicable.

Item 9. Investment Goal, Principal Investment Strategies and Related Risks

The Fund has been established to facilitate the investment needs of registered investment company clients and institutional clients (“clients”) of SIMC, the investment adviser to the Fund. The Fund intends to establish various portfolios that will serve as investment vehicles for those SIMC clients that desire to pursue a distinct investment strategy or gain exposure to particular market segments or asset classes by investing in a pooled investment vehicle rather than directly investing in securities and other investments. The Fund is currently offered exclusively to SIMC’s clients.

The Fund has currently established one series of units of limited partnership interest representing interests in one portfolio: the SEI LIBOR Plus Portfolio (the “Portfolio”). SIMC serves as the investment adviser to the Portfolio.

The investment goal, principal investment strategies and risks of the Portfolio are described below. The investment goal of the Portfolio may be changed at any time by the Board of Directors of the Fund without the approval of the Portfolio’s shareholders.

Investment Goal:

The Portfolio’s investment goal is to seek to maximize total return consistent with the preservation of capital and prudent investment management.

Implementation of Investment Goal; Principal Investment Strategies:

Through allocation of the Portfolio’s assets among multiple sub-advisers (each, a Sub-Adviser and collectively, the Sub-Advisers) that use different investment strategies, the Portfolio seeks to produce a total return that exceeds the total return of the 3-Month LIBOR (London Interbank Offered Rate).

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The Portfolio invests primarily in a diversified portfolio of investment grade and non-investment grade fixed-income securities, including: (i) securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities and obligations of U.S. and foreign commercial banks; (ii) obligations of foreign governments and supra-national organizations, their subdivisions, agencies and government-sponsored enterprises; (iii) U.S. and foreign corporate debt securities; (iv) securitized issues such as mortgage-backed securities, asset-backed securities, commercial mortgage-backed securities and collateralized debt obligations; and (v) municipal bonds, both taxable and tax-exempt issues. These securities may be fixed-, variable- or floating-rate obligations and may include both investment grade obligations and non-investment grade (junk bonds) obligations (i.e., those rated below the fourth highest rating category by a nationally recognized statistical rating organization). The Portfolio may invest in securities denominated in either U.S. dollars or foreign currency and may invest in securities of issuers located in emerging market countries.

The Sub-Advisers may seek to enhance the Portfolio’s return by actively managing the Portfolio’s foreign currency exposure. In managing the Portfolio’s currency exposure, the Sub-Advisers buy and sell currencies (i.e., take long or short positions) using futures, foreign currency forward contracts, swaps and options. The Portfolio may take long and short positions in foreign currencies in excess of the value of the Portfolio’s assets denominated in a particular currency or when the Portfolio does not own assets denominated in that currency. In managing the Portfolio’s currency exposure for foreign securities, the Sub-Advisers may buy and sell currencies for hedging or for speculative purposes.

The Portfolio also invests in various derivative instruments, principally swaps, including interest rate, total return and credit default swaps; put options; call options; and futures contracts and options on future contracts, either for risk management purposes or as part of its investment strategies. The Portfolio may invest in other financial instruments or use other investment techniques (such as reverse repurchase agreements or dollar rolls) to seek to obtain market exposure to the securities in which the Portfolio primarily invests and may purchase shares of exchange-traded funds (“ETFs”) to gain exposure to a particular portion of the market while awaiting an opportunity to purchase securities directly. A portion of the Portfolio’s assets may be maintained in cash or invested in money market instruments.

There are no restrictions on the maturity of any individual securities or on the Portfolio’s average portfolio maturity, although the average portfolio duration of the Portfolio will typically vary between zero and two years.

The investments and strategies described in this Part A are those that the Sub-Advisers use under normal conditions. During unusual economic or market conditions or for temporary defensive or liquidity purposes, the Portfolio may invest up to 100% of its assets in cash, money market instruments, repurchase agreements and other short-term obligations that would not ordinarily be consistent with the Portfolio’s investment goal. The Portfolio will do so only if SIMC or the Sub-Advisers believe that the risk of loss outweighs the opportunity for capital gains and higher income. Of course, there is no guarantee that the Portfolio will achieve its investment goal.

This Part A describes the Portfolio’s primary investment strategies. However, the Portfolio may also invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this Part A, are described in detail in the Portfolio’s Statement of Additional Information (“SAI”).

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Principal Risks:

The Portfolio’s assets are managed under the direction of SIMC and one or more Sub-Advisers who manage portions of the Portfolio’s assets in a way that they believe will help the Portfolio achieve its goal. SIMC acts as “manager of managers” for the Portfolio and attempts to ensure that the Sub-Advisers comply with the Portfolio’s investment policies and guidelines. SIMC also recommends the appointment of additional or replacement Sub-Advisers to the Portfolio’s Board of Directors.

Investing in the Portfolio involves risks, and there is no guarantee that the Portfolio will achieve its investment goal. SIMC and the Sub-Advisers make judgments about the securities markets, the economy and companies, but these judgments may not anticipate actual market movements or the impact of economic conditions on company performance. In fact, no matter how good a job SIMC and the Sub-Advisers do, you could lose money on your investment in the Portfolio, just as you could with other investments. A share of the Portfolio is not a bank deposit, and it is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency.

The value of your investment in the Portfolio is based on the market prices of the securities the Portfolio holds. These prices change daily due to economic and other events that affect securities markets generally, as well as those that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities the Portfolio owns and the markets in which those securities trade. The estimated level of volatility for the Portfolio is expected to be low. The effect on the Portfolio’s share price of a change in the value of a single security will depend on how widely the Portfolio diversifies its holdings.

Asset-Backed Securities —Asset-backed securities are securities backed by non-mortgage assets such as company receivables, truck and auto loans, leases and credit card receivables. Asset-backed securities may be issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Therefore, repayment depends largely on the cash flows generated by the assets backing the securities. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset, but is generally less than the prepayment risk associated with mortgage-backed securities, which is discussed below. Asset-backed securities present credit risks that are not presented by mortgage-backed securities. This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable in quality to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Portfolio will be unable to possess and sell the underlying collateral and that the Portfolio’s recoveries on repossessed collateral may not be available to support payments on the security. In the event of a default, the Portfolio may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Below Investment Grade Securities (Junk Bonds) — Fixed income securities rated below investment grade (junk bonds) involve greater risks of default or downgrade and are more volatile than investment grade securities. Junk bonds involve greater risk of price declines than investment grade securities due to actual or perceived changes in an issuer’s creditworthiness. In addition, issuers of junk bonds may be more susceptible than other issuers to economic downturns. Junk bonds are subject to the risk that the issuer may not be able to pay interest or dividends and ultimately to repay principal upon maturity. Discontinuation of these payments

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could substantially adversely affect the market value of the security. The volatility of junk bonds, particularly those issued by foreign governments, is even greater since the prospects for repayment of principal and interest of many of these securities is speculative. Some may even be in default. As an incentive to invest in these risky securities, they tend to offer higher returns.

Corporate Fixed Income Securities — Corporate fixed income securities are fixed income securities issued by public and private businesses. Corporate fixed income securities respond to economic developments, especially changes in interest rates, as well as to perceptions of the creditworthiness and business prospects of individual issuers. Corporate fixed income securities are subject to the risk that the issuer may not be able to pay interest or, ultimately, to repay principal upon maturity. Interruptions or delays of these payments could adversely affect the market value of the security. In addition, due to lack of uniformly available information about issuers or differences in the issuers’ sensitivity to changing economic conditions, it may be difficult to measure the credit risk of corporate securities.

Currency —The Portfolio takes active positions in currencies which involve different techniques and risk analyses than the Portfolio’s purchase of securities or other investments. Currency exchange rates may fluctuate in response to factors extrinsic to that country’s economy, which makes the forecasting of currency market movements extremely difficult. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure, as well as incurring transaction costs. Passive investment in currencies may also subject the Portfolio to these risks and may cause the value of the Portfolio’s investments to fluctuate in response to broader macroeconomic factors.

Derivatives —Derivatives are instruments that derive their value from an underlying security, currency, financial asset or an index. Examples of derivative instruments include futures contracts, options, forward contracts and swaps, each of which is further described herein. The primary risk of derivative instruments is that changes in the market value of securities held by the Portfolio and of the derivative instruments relating to those securities may not be proportionate. There may not be a liquid market for the Portfolio to sell a derivative instrument, which could result in difficulty in closing the position. Moreover, certain derivative instruments can magnify the extent of losses incurred due to changes in the market value of the securities to which they relate. Some derivative instruments are subject to counterparty risk. A default by the counterparty on its payments to the Portfolio will cause the value of your investment in the Portfolio to decrease. The Portfolio’s use of derivatives is also subject to credit risk, leverage risk, lack of availability risk, valuation risk, correlation risk and tax risk. Credit risk is the risk that the counterparty to a derivatives transaction may not fulfill its obligations. Leverage risk is the risk that a small percentage of assets invested in derivatives can have a disproportionately larger impact on the Portfolio. Lack of availability risk is the risk that suitable derivative transactions may not be available in all circumstances for risk management or other purposes. Valuation risk is the risk that a particular derivative may be valued incorrectly. Correlation risk is the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Tax risk is the risk that the use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gain. These risks could cause the Portfolio to lose more than the principal amount invested.

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Exchange-Traded Funds (ETFs)— The Portfolio may purchase shares of ETFs to gain exposure to a particular portion of the market while awaiting an opportunity to purchase securities directly. ETFs are investment companies whose shares are bought and sold on a securities exchange. ETFs invest in a portfolio of securities designed to track a particular market segment or index. ETFs, like mutual funds, have expenses associated with their operation, including advisory fees. When the Portfolio invests in an ETF, in addition to directly bearing expenses associated with its own operations, it will bear a pro rata portion of the ETF’s expenses. Such expenses may make owning shares of the ETF more costly than owning the underlying securities directly. The risks of owning shares of an ETF generally reflect the risks of owning the underlying securities the ETF is designed to track, although lack of liquidity in an ETF could result in its value being more volatile than the underlying portfolio of securities.

Fixed Income Market — The prices of the Portfolio’s fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments and their agencies. Generally, the Portfolio’s fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower-rated securities is even greater than that of higher-rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk. In the case of foreign securities, price fluctuations will reflect international economic and political events, as well as changes in currency valuations relative to the U.S. dollar. These factors contribute to price volatility, which is a principal risk of investing in the Portfolio.

Forward Contracts — The Portfolio may invest in forward contracts. A forward contract, or “forward,” involves a negotiated obligation to purchase or sell a specific security or other asset, such as foreign currency, at a future date or date range (with or without delivery required), which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Forward contracts are similar to futures contracts, except they are privately negotiated and not standardized or traded on an exchange.  Forward contracts generally may not be liquidated prior to the stated maturity date, although the parties to a contract may agree to enter into a second offsetting transaction with the same maturity, thereby fixing each party’s profit or loss on the two transactions. Nevertheless, each position must still be maintained to maturity unless the parties separately agree on an earlier settlement date. As a result, a party to a forward contract must be prepared to perform its obligations under each such contract in full. Parties to a forward contract may also separately agree to extend the contract by “rolling” it over prior to the originally scheduled settlement date.

The risks of forwards include: (i) leverage risk; (ii) correlation or tracking risk; (iii) liquidity risk; (iv) credit risk; and (v) valuation risk. Because forwards require only a small initial investment they involve a high degree of leverage. Accordingly, the fluctuation of the value of forwards in relation to the underlying assets upon which they are based is magnified. Thus, the Portfolio may experience losses that exceed losses experienced by funds that do not use forward contracts. There may be imperfect correlation, or even no correlation, between price movements of a forward contract and price movements of investments for which forwards are used as a substitute or which forwards are intended to hedge. Lack of correlation (or tracking) may be due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded. Consequently, the effectiveness of forwards as a security substitute or as a hedging vehicle will depend in part on the degree of correlation

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between price movements in the forwards and price movements in underlying securities. Under certain market conditions, forwards may become illiquid. As a result, the Portfolio may be unable to close out their forward contracts at a time that is advantageous. Forwards may also be difficult to value or be valued incorrectly.  Because forward contracts are privately negotiated, each forward contract is subject to the risk that the counterparty to the contract will default on the financial obligation owed to the Portfolio or otherwise become unable to honor its financial obligation. The successful use of forwards depends upon a variety of factors, particularly the ability of SIMC and the Sub-Advisers to predict movements of the underlying securities markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular forwards strategy adopted will succeed.

Forward foreign currency contracts are subject to additional risks. Currency exchange rates may fluctuate based on factors extrinsic to that country’s economy. Although forward foreign currency contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they may limit any potential gain which might result should the value of such currency increase. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchase and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. If the Portfolio enters into currency transactions when it does not own assets denominated in that currency, the Portfolio’s volatility may increase and losses on such transactions will not be offset by increases in the value of the Portfolio’s assets.

Futures Contracts — The Portfolio may invest in futures contracts. Futures contracts, or “futures,” provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price (with or without delivery required). The risks of futures include: (i) leverage risk; (ii) correlation or tracking risk; and (iii) liquidity risk. Because futures require only a small initial investment in the form of a deposit or margin, they involve a high degree of leverage. Accordingly, the fluctuation of the value of futures in relation to the underlying assets upon which they are based is magnified. Thus, the Portfolio may experience losses that exceed losses experienced by funds that do not use futures contracts. There may be imperfect correlation, or even no correlation, between price movements of a futures contract and price movements of investments for which futures are used as a substitute or which futures are intended to hedge. Lack of correlation (or tracking) may be due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which these instruments are traded. Consequently, the effectiveness of futures as a security substitute or as a hedging vehicle will depend in part on the degree of correlation between price movements in the futures and price movements in underlying securities. While futures contracts are generally liquid instruments, under certain market conditions they may become illiquid. Futures exchanges may impose daily or intra-day price change limits and/or limit the volume of trading. Additionally, government regulation may further reduce liquidity through similar trading restrictions. As a result, the Portfolio may be unable to close out their futures contracts at a time that is advantageous. The successful use of futures depends upon a variety of factors, particularly the ability of SIMC and the Sub-Advisers to predict movements of the underlying securities markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular futures strategy adopted will succeed.

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Leverage — Certain Portfolio transactions, such as derivatives, reverse repurchase agreements and dollar rolls, may give rise to a form of leverage. The use of leverage can amplify the effects of market volatility on the Portfolio’s share price and make the Portfolio’s returns more volatile. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities. The use of leverage may also cause the Portfolio to liquidate portfolio positions when it would not be advantageous to do so in order to satisfy its obligations.

Liquidity — Each Fund is subject to liquidity risk. Liquidity risk exists when particular investments difficult to purchase or sell. The market for certain investments may become illiquid due to specific adverse changes in the condition of a particular issuer or under adverse market or economic conditions independent of the issuer. A Fund’s investments in illiquid securities may reduce the returns of Fund because it may be unable to sell the illiquid securities at an advantageous time or price. Further, transactions in illiquid securities may entail transaction costs that are higher than those for transactions in liquid securities.

Mortgage-Backed Securities — Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. Mortgage-backed securities are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase, exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments, which must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of the Portfolio’s mortgage-backed securities and, therefore, to assess the volatility risk of the Portfolio.

The privately issued mortgage-backed securities that the Portfolio invests in are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities and may bear a greater risk of nonpayment than securities that are backed by the U.S. Treasury. However, the timely payment of principal and interest normally is supported, at least partially, by various credit enhancements. There can be no assurance, however, that such credit enhancements will support full payment of the principal and interest on such obligations. In addition, changes in the credit quality of the entity that provides credit enhancement could cause losses to the Portfolio and affect its share price.

Options — The Portfolio is subject to options risk. An option is a contract between two parties for the purchase and sale of a financial instrument for a specified price at any time during the option period. Unlike a futures contract, an option grants a right (not an obligation) to buy or sell a financial instrument. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option. The securities necessary to satisfy the exercise of the call option may be unavailable for purchase except at much higher prices. Purchasing securities to satisfy the exercise of the call option can itself cause the price of the securities to rise further, sometimes by a significant amount, thereby exacerbating the loss. The buyer of a call option assumes the risk of losing its entire premium invested in the call option. The seller (writer) of a put option that is covered (e.g., the writer has a short position in the underlying security) assumes the risk of an increase in the

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market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received and gives up the opportunity for gain on the underlying security below the exercise price of the option. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option. The buyer of a put option assumes the risk of losing his entire premium invested in the put option.

Portfolio Turnover — Due to its investment strategy, the Portfolio may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities.

Swap Agreements — The Portfolio may be subject to swap agreements risk. Swaps are agreements whereby two parties agree to exchange payment streams calculated in relation to a rate, index, instrument or certain securities and a predetermined amount. Interest rate swaps involve one party agreeing to make payments to another party to the extent that interest rates exceed or fall below a specified rate (a “cap” or “floor,” respectively). A credit default swap enables the Portfolio to buy or sell protection against a defined credit event of an issuer or a basket of securities. Swap agreements involve the risk that the party with whom the Portfolio has entered into the swap will default on its obligation to pay the Portfolio and the risk that the Portfolio will not be able to meet its obligations to the other party to the agreement.

The buyer of a credit default swap is generally obligated to pay the seller a periodic stream of payments over the term of the contract in return for a contingent payment upon the occurrence of a credit event with respect to an underlying reference obligation. If the Portfolio is a seller of protection and a credit event occurs (as defined under the terms of that particular swap agreement), the Portfolio will generally either: (i) pay to the buyer an amount equal to the notional amount of the swap and take delivery of the referenced obligation, other deliverable obligations or underlying securities comprising a referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising a referenced index. If the Portfolio is a buyer of protection and a credit event occurs (as defined under the terms of that particular swap agreement), the Portfolio will either: (i) receive from the seller of protection an amount equal to the notional amount of the swap and deliver the referenced obligation, other deliverable obligations or underlying securities comprising the referenced index or (ii) receive a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced index. Recovery values are assumed by market makers considering either industry standard recovery rates or entity specific factors and other considerations until a credit event occurs. If a credit event has occurred, the recovery value is determined by a facilitated auction whereby a minimum number of allowable broker bids, together with a specified valuation method, are used to calculate the settlement value.

Credit default swaps involve special risks in addition to those mentioned above because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty). Like a long or short position in a physical security, credit default swaps are subject to the same factors that cause changes in the market value of the underlying asset it is attempting to replicate.

U.S. Government Securities — Although U.S. Government securities are considered to be among

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the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. Government agencies are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency’s own resources. Therefore, such obligations are not backed by the full faith and credit of the United States Government.

The shares of the Portfolio have not been registered under the 1933 Act, and, because they will be offered only to eligible investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Portfolio may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Portfolio may be redeemed in accordance with the terms of the Fund’s Limited Partnership Agreement and the Confidential Private Placement Memorandum provided to shareholders.

Disclosure of Portfolio Holdings Information:

Portfolio holdings information for the Portfolio is available on the Internet at the following address: http://www.seic.com/holdings_home.asp (the “Portfolio Holdings Website”). As an underlying investment for the SEI mutual funds, the Portfolio will be found on the list of portfolio holdings of each of the SEI mutual funds that invests in the Portfolio. The Portfolio’s portfolio holdings can be found by selecting the Portfolio from these lists. Five calendar days after each month end, a list of all portfolio holdings in the Portfolio as of the end of such month shall be made available on the Portfolio Holdings Website. Beginning on the day after any portfolio holdings information is posted on the Portfolio Holdings Website, such information will be delivered directly to any person that requests it, through electronic or other means. The portfolio holdings information placed on the Portfolio Holdings Website shall remain there until the fifth calendar day of the thirteenth month after the date to which the data relates, at which time it will be permanently removed from the site.

Additional information regarding the Portfolio’s policy and procedures on the disclosure of portfolio holdings information is available in the SAI.

Item 10. Management, Organization and Capital Structure

Investment Adviser and Sub-Advisers:

SIMC acts as the “manager of managers” of the Portfolio and is responsible for the investment performance of the Portfolio because it allocates the Portfolio’s assets to one or more Sub-Advisers and recommends hiring or changing Sub-Advisers to the Board of Directors.

Each Sub-Adviser makes investment decisions for the assets it manages and continuously reviews, supervises and administers its investment program. SIMC oversees the Sub-Advisers to ensure compliance with the Portfolio’s investment policies and guidelines and monitors each Sub-Adviser’s adherence to its investment style. The Fund’s Board of Directors supervises SIMC and the Sub-Advisers, establishes policies that they must follow in their management activities and oversees the hiring and termination of the Sub-Advisers recommended by SIMC. SIMC pays the Sub-Advisers out of the investment advisory fees it receives (as described below).

SIMC, a Securities and Exchange Commission registered investment adviser, is located at One Freedom Valley Drive, Oaks, Pennsylvania 19456 and serves as the investment adviser to the Portfolio. SIMC makes investment decisions for the Portfolio and continuously reviews,

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supervises and administers the Portfolio’s investment program. As of June 30, 2012, SIMC had approximately $106.8 billion in assets under management.

For the fiscal year ended May 31, 2012, SIMC received investment advisory fees (after fee waivers), as a percentage of the Portfolio’s average annual daily net assets, of 0.13%.

A discussion regarding the basis for the Board of Directors’ approval of the Portfolio’s investment advisory and sub-advisory agreements is available in the Portfolio’s May 31, 2012 annual shareholder report, which covers the period June 1, 2011 through May 31, 2012.

Sub-Advisers and Portfolio Managers:

Brookfield Investment Management Inc.: Brookfield Investment Management Inc. (“BIM”), located at 200 Vesey Street, 10th Floor, New York, New York 10281, serves as a Sub-Adviser to the Portfolio.  Michelle L. Russell-Dowe, Senior Portfolio Manager and Head of the Structured Products Investment Team at BIM, manages the portion of the Portfolio’s assets allocated to BIM.  Ms. Russell-Dowe has been with BIM since 1999.

Declaration Management & Research LLC:  Declaration Management & Research LLC (“Declaration”), located at 101 Huntington Avenue, 7th Floor, Boston, MA, 02199, serves as a Sub-Adviser to the Portfolio. Bond Griffin, CFA, Managing Director, Senior Portfolio Manager and Peter M. Farley, CFA, Managing Director, Senior Portfolio Manager serve as the portfolio managers for the portion of the Portfolio’s assets allocated to Declaration. Mr. Griffin joined Declaration in 2007 as an asset-backed securities analyst and portfolio manager. Prior to joining Declaration, he had been an asset-backed securities analyst and portfolio manager at Brookfield Investment Management, Inc. since 2003. Mr. Griffin oversees asset-backed securities research and is co-manager of LIBOR Plus portfolios at Declaration. In 2012, Mr. Griffin was named Managing Director, Senior Portfolio Manager for Declaration.  Mr. Farley joined Declaration in 1996 and has 16 years of fixed income experience in mortgage-backed securities and corporate credit. He manages total return fixed income portfolios and primarily oversees Commercial Real Estate security management, trading and research.  He also managed corporate credit portfolios and has been responsible for establishing the firm’s corporate research effort and trading of corporate bonds and credit derivatives.  Mr. Farley began his tenure at Declaration as an analyst.  He became an assistant portfolio manager and investment officer in 1999.  In 2001, he was promoted to Vice President and lead portfolio manager and in 2006 he was promoted to Senior Vice President. In 2012, Mr. Farley was named Managing Director, Senior Portfolio Manager for Declaration.

The SAI provides additional information about the portfolio managers’ compensation, other accounts they manage and their ownership, if any, of securities in the Portfolio.

Capital Stock:

The shares of the Portfolio have not been registered under the 1933 Act, and, because they will be offered only to Eligible Investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Portfolio may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Portfolio may be redeemed in accordance with the terms of the Fund’s Limited Partnership Agreement and the Confidential Private Placement Memorandum provided to investors.

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Item 11. Shareholder Information

Pricing of Portfolio Shares:

The net asset value (NAV) for one Portfolio share is the value of that share’s portion of the net assets of the Portfolio. In calculating NAV, the Portfolio generally values its investment portfolio at market price.

When valuing portfolio securities, the Portfolio values securities listed on a securities exchange, market or automated quotation system for which quotations are readily available (other than securities traded on NASDAQ) at the last quoted sale price on the primary exchange or market (foreign or domestic) on which the securities are traded, or, if there is no such reported sale, at the most recent quoted bid price. The Portfolio values securities traded on NASDAQ at the NASDAQ Official Closing Price. If available, debt securities, swaps, bank loans or collateralized debt obligations, such as those held by the Funds, are priced based upon valuations provided by independent, third-party pricing agents. Such values generally reflect the last reported sales price if the security is actively traded. The third-party pricing agents may also value debt securities at an evaluated bid price by employing methodologies that utilize actual market transactions, broker-supplied valuations or other methodologies designed to identify the market value for such securities. Redeemable securities issued by open-end investment companies are valued at the investment company’s applicable net asset value, with the exception of ETFs, which are priced as equity securities. The prices of foreign securities are reported in local currency and converted to U.S. dollars using currency exchange rates. If a security’s price cannot be obtained, as noted above, the Portfolio will value the security using a bid price from at least one independent broker. If such prices are not readily available or cannot be valued using the methodologies described above, the Portfolio will value the security using the Fund’s Fair Value Procedures, as described below.

Securities held by the Portfolio with remaining maturities of 60 days or less will be valued by the amortized cost method, which involves valuing a security at its cost on the date of purchase and thereafter (absent unusual circumstances) assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuations in general market rates of interest on the value of the instrument. While this method provides certainty in valuation, it may result in periods during which the value, as determined by this method, is higher or lower than the price the Portfolio would receive if it sold the instrument, and the value of securities in the Portfolio can be expected to vary inversely with changes in prevailing interest rates.

Prices for most securities held by the Portfolio are provided daily by third-party independent pricing agents. SIMC or a Sub-Adviser, as applicable, reasonably believes that prices provided by independent pricing agents are reliable. However, there can be no assurance that such pricing service’s prices will be reliable. SIMC or a Sub-Adviser, as applicable, will continuously monitor the reliability of prices obtained from any pricing service and shall promptly notify the Portfolio’s administrator if it believes that a particular pricing service is no longer a reliable source of prices. The Portfolio’s administrator, in turn, will notify the Fund’s Fair Value Committee (the “Committee”) if it receives such notification from SIMC or a Sub-Adviser, as applicable, or if the Portfolio’s administrator reasonably believes that a particular pricing service is no longer a reliable source for prices. The Fund’s Pricing and Valuation Procedures provide that any change in a primary pricing agent or a pricing methodology requires prior approval by the Board of Directors. However, when the change would not materially affect valuation of the Portfolio’s net assets or involve a material departure in pricing methodology from that of the Portfolio’s existing pricing agent or pricing methodology, Board approval may be obtained at the next regularly scheduled Board meeting.

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Securities for which market prices are not “readily available” or may be unreliable are valued in accordance with Fair Value Procedures established by the Fund’s Board of Directors. The Fund’s Fair Value Procedures are implemented through the Committee designated by the Fund’s Board of Directors. The Committee is currently composed of two members of the Board of Directors, as well as representatives from SIMC and its affiliates.

Some of the more common reasons that may necessitate that a security be valued using Fair Value Procedures include: (i) the security’s trading has been halted or suspended, (ii) the security has been de-listed from a national exchange, (iii) the security’s primary trading market is temporarily closed at a time when under normal conditions it would be open or (iv) the security’s primary pricing source is not able or willing to provide a price. When a security is valued in accordance with the Fair Value Procedures, the Committee will determine the value after taking into consideration relevant information reasonably available to the Committee. Examples of factors the Committee may consider include the facts giving rise to the need to fair value, the last trade price, the performance of the market or the issuer’s industry, the liquidity of the security, the size of the holding in the Portfolio and any other appropriate information.

The determination of a security’s fair value price often involves the consideration of a number of subjective factors and is therefore subject to the unavoidable risk that the value assigned to a security may be higher or lower than the security’s value would be if a reliable market quotation for the security was readily available.

For securities that principally trade on a foreign market or exchange, a significant gap in time can exist between the time of a particular security’s last trade and the time at which the Portfolio calculates its NAV. The closing prices of such securities may no longer reflect their market value at the time the Portfolio calculates NAV if an event that could materially affect the value of those securities (a “Significant Event”), including substantial fluctuations in domestic or foreign markets or occurrences not tied directly to the securities markets, such as natural disasters, armed conflicts or significant governmental actions, has occurred between the time of the security’s last close and the time that the Portfolio calculates NAV. The Portfolio may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolio does not price its shares. As a result, the NAV of the Portfolio’s shares may change on days when investors will not be able to purchase or redeem Portfolio shares.

A Significant Event may relate to a single issuer or to an entire market sector. If SIMC or a Sub-Adviser becomes aware of a Significant Event that has occurred with respect to a security or group of securities after the closing of the exchange or market on which the security or securities principally trade, but before the time at which the Portfolio calculates NAV, it may request that a Committee meeting be called. In addition, the Portfolio’s administrator monitors price movements among certain selected indices, securities and/or baskets of securities that may be an indicator that the closing prices received earlier from foreign exchanges or markets may not reflect market value at the time the Portfolio calculates NAV. If price movements in a monitored index or security exceed levels established by the Portfolio’s administrator, the administrator notifies SIMC or a Sub-Adviser holding the relevant securities that such limits have been exceeded. In such event, SIMC or a Sub-Adviser makes the determination whether a Committee meeting should be called based on the information provided.

Purchasing Shares of the Portfolio:

Shares of the Portfolio will be sold only to persons who qualify as “accredited investors,” as

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defined in Regulation D under the 1933 Act (“Eligible Investors”). Further, shares of the Portfolio are currently offered exclusively to SIMC’s clients. The Fund may determine in the future to offer shares of the Portfolio to other persons who qualify as Eligible Investors.

Eligible Investors may purchase shares on any Business Day. The Portfolio calculates its NAV once each Business Day as of the close of normal trading on the NYSE (normally, 4:00 p.m. Eastern Time). For an Eligible Investor to receive the current Business Day’s NAV, generally the Portfolio (or its agent) must receive your purchase order in proper form before 4:00 p.m. Eastern Time. The Portfolio will not accept orders that request a particular day or price for the transaction or any other special conditions.

Generally, cash investments must be transmitted or delivered in federal funds to the Portfolio’s wire agent by the close of business on the day after the order is placed. However, in certain circumstances the Portfolio, at its discretion, may allow purchases to settle (i.e., receive final payment) at a later date in accordance with the Portfolio’s procedures and applicable law.

The Portfolio reserves the right to refuse any purchase request, particularly those that the Portfolio reasonably believes may not be in the best interests of the Portfolio or its investors and could adversely affect the Portfolio or its operations.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time.

There is no minimum initial or additional purchase requirement for shares of the Portfolio. The Portfolio, however, reserves the right, in its sole discretion, to make exceptions with respect to the minimum initial and additional purchase amounts.

Redemption of Shares:

Eligible Investors may sell their shares on any Business Day. The sale price of each share will be the next NAV determined after the Portfolio receives your request or after the Portfolio’s authorized agent receives your request, if transmitted to the Portfolio in accordance with the Portfolio’s procedures and applicable law.

Normally, the Portfolio will make payment on your sale within three Business Days following the day on which it receives your request, but it may take up to seven days. Your proceeds will be wired to your bank account unless the Portfolio agrees otherwise.

The Portfolio generally pays redemption proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of the Portfolio’s remaining investors), the Portfolio might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). Although it is highly unlikely that your shares would ever be redeemed in kind, you would probably have to pay brokerage costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.

The Portfolio reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period during which trading on the NYSE is restricted, or during the existence of an emergency (as determined by the Securities and Exchange Commission (the “SEC”) by rule or regulation) as a result of which disposal or evaluation of the portfolio securities is not reasonably practicable, or for such other periods as the SEC may by order permit.

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Partial redemptions of an investor’s shares will not be permitted if, after taking into account the requested redemption, the investor’s account balance in the Portfolio would be less than $10.00, unless otherwise determined by the Portfolio in its sole discretion.

The Portfolio has the right, in its sole discretion, to require investors to redeem their shares, in whole or in part, upon not less than five days’ prior written notice to the investor. Any such redemption will be effective at the NAV per share determined on the Business Day specified in the written notice.

You may exchange shares of the Portfolio for shares of any other Portfolio of the Fund, if any, on any Business Day by contacting the Fund. This exchange privilege may be changed or canceled at any time upon 60 days’ notice. When you exchange shares, you are really selling your shares and buying other Portfolio shares. Therefore, your sale price and purchase price will be based on the NAV next calculated after the Portfolio receives your exchange request.

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open your account with the Portfolio, you will have to provide your name, address, date of birth, identification number and other information that will allow the Portfolio (or its agents) to identify you. This information is subject to verification by the Portfolio to ensure the identity of all persons opening an account. In certain instances, the Portfolio (or its agents) is required to collect documents that will be used solely to establish and verify your identity.

The Portfolio may reject your account application if the required identifying information is not provided. The Portfolio (or its agents) may contact you in an attempt to collect any missing information required on the subscription documents, and your subscription may be rejected if the Portfolio is unable to obtain this information. The Portfolio also reserves the right to close and/or liquidate your account at the then-current day’s price in the event of delay or failure by you to produce any information required by the Portfolio (or its agents) for verification purposes. As a result, you may be subject to a gain or loss on Portfolio shares and will be subject to corresponding tax consequences. Further, the Portfolio may suspend the payment of redemption proceeds to an investor if the Portfolio reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Portfolio or its service providers.

Customer identification and verification is part of the Portfolio’s overall obligation to deter money laundering under federal law. The Portfolio has adopted an Anti-Money Laundering Compliance Program designed to prevent the Portfolio from being used for money laundering or the financing of terrorist activities. In this regard, the Portfolio reserves certain rights, including the right to (i) refuse, cancel or rescind any purchase order; (ii) freeze any account and/or suspend account services; or (iii) involuntarily close your account in cases of threatening conduct or suspected fraudulent or illegal activity. These actions will be taken when, in the sole discretion of Fund management, they are deemed to be in the best interest of the Portfolio or in cases when the Portfolio is requested or compelled to do so by governmental or law enforcement authority. If your account is closed at the request of governmental or law enforcement authority, you may not receive proceeds of the redemption if the Portfolio is required to withhold such proceeds.

Dividends and Distributions:

It is intended that the net income of the Portfolio will be declared daily and distributed as a dividend monthly. The Portfolio makes distributions of capital gains, if any, at least annually.

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You will receive dividends and distributions in the form of additional shares of the Portfolio, unless otherwise requested.

Frequent Purchases and Redemptions of Portfolio Shares:

“Market timing” refers to a pattern of frequent purchases and sales of a portfolio’s shares, often with the intent of earning arbitrage profits. Market timing of the Portfolio could harm other investors in various ways, including by diluting the value of the investors’ holdings, increasing Portfolio transaction costs, disrupting portfolio management strategy, causing the Portfolio to incur unwanted taxable gains and forcing the Portfolio to hold excess levels of cash.

The Portfolio is designed as an investment vehicle for SIMC’s clients. Given the limitation on the types of persons who may invest in the Portfolio, the expected role of the Portfolio in the implementation of each client’s overall long-term investment strategy, the fiduciary relationships between SIMC and its clients and SIMC and the Portfolio and SIMC’s ability to monitor the trading of its clients, SIMC does not anticipate frequent or short-term trading in amounts that would be reasonably likely to have adverse consequences for the Portfolio. For these reasons, the Fund’s Board of Directors has not adopted policies and procedures to discourage frequent trading or short-term trading into and out of the Portfolio. Notwithstanding the above, the Portfolio, in its sole discretion, reserves the right to reject any purchase request (including exchange requests) for any reason without notice.

Tax Consequences:

CIRCULAR 230 NOTICE.  THE FOLLOWING NOTICE IS BASED ON U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE U.S. INTERNAL REVENUE SERVICE: (1) ANY U.S. FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED HEREIN; AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General.  The following is a summary of the federal income tax principles applicable to the Portfolio, based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations and published rulings and court decisions currently in effect. All of these authorities are subject to change (possibly retroactively) by legislative or administrative action. The Portfolio has not sought a ruling from the Internal Revenue Service (“IRS”) or similar state or local authority with respect to any of the tax issues affecting the Portfolio, nor has it obtained an opinion of counsel with respect to any federal, state or local tax issues.

Prospective investors that are subject to special tax rules, such as foreign investors, governmental entities, insurance companies, regulated investment companies, real estate investment trusts and organizations exempt from taxation should consult their own tax advisors as to the applicability of such special rules.  In addition, all prospective investors are urged to consult their own tax advisors about the federal, state, local and other tax consequences of purchasing and holding shares. The Portfolio assumes no responsibility for the tax consequences of this transaction to any investor.

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Federal Income Tax Treatment of the Portfolio as a Separate Partnership. The Fund is organized as a series limited partnership under Delaware law. Each series or portfolio created by the Fund is intended to be treated as a separate partnership for U.S. federal income tax purposes. Subject to the discussion of “publicly traded partnerships” set forth below, under current law, a domestic entity with two or more members that is not organized as a corporation under federal or state law will generally be classified as a partnership unless it affirmatively elects to be taxed as an association by notifying the IRS. No election is intended to be made by the Portfolio to elect to be taxed as an association and thus should be treated for federal income tax purposes as a partnership. If, for any reason, the Portfolio were to be treated for tax purposes as an association taxable as a corporation, then the Portfolio would be subject to corporate level taxes and distributions made by the Portfolio would be taxable as dividends to the extent the Portfolio has earnings and profits.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” Certain safe harbors are provided to avoid the treatment of a partnership as a corporation under the publicly traded partnership rules. One safe harbor provides that if all interests in the partnership are issued in transactions that are not required to be registered under the 1933 Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, such partnership will not be treated as readily tradable under the publicly traded partnership rules.  Shares in the Portfolio are not required to be registered under the 1933 Act, and the issuance of shares in the Portfolio will be limited so that there are no more than 100 partners in the Portfolio at any time during its taxable year. As a result, the Portfolio believes that it should be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes.

The Portfolio Will Not Be Required to Monitor Compliance with Subchapter M Qualification Requirements.  It is expected that the Portfolio will generally comply with the diversification requirements under Subchapter M of the Code.  However, the Portfolio is under no obligation to satisfy any of the requirements under Subchapter M of the Code.  As a result, any investors in the Portfolio that are taxed as regulated investment companies under Subchapter M of the Code are responsible for their respective compliance with any diversification requirements under Subchapter M of the Code by taking their proportionate share of the Portfolio’s assets into consideration when making such determinations.

In addition, although it is expected that a substantial portion of the income from the Portfolio’s investments will produce qualifying income for purposes of Subchapter M of the Code, the Portfolio will not monitor the character of its income for these purposes. Regulated investment company investors are responsible for compliance with these qualification rules.

Net Profit and Net Loss Allocations. Items of income, deduction, gain, loss or credit are allocated among the investors in accordance with the Partnership Agreement for the Portfolio. All matters concerning the allocation of profits, gains and losses among the investors, including taxes thereon and accounting procedures, not expressly provided for by the terms of the Partnership Agreement, will be determined by the Portfolio, whose determination will be final and conclusive as to all of the investors.

Code section 704(b) provides that an investor’s distributive share of income, gain, loss, deduction or credit is to be determined by the Partnership Agreement if the allocation to the investor thereunder has substantial economic effect.  Treasury Regulations under Code section 704(b) set forth detailed requirements concerning the maintenance of capital accounts and other matters.

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Satisfaction of those requirements will ensure that allocations of tax items will have substantial economic effect, or will otherwise be respected.  The Partnership Agreement contains provisions designed to satisfy such regulations, including the requirements relating to the maintenance of a capital account for each investor.  However, these regulations are extremely complex and it is impossible to be certain that the allocations of income, gain, loss, deduction or credit made for tax purposes pursuant to the Partnership Agreement will be respected by the IRS if reviewed, including any special allocations that may be made to withdrawing investors.  Thus, despite these allocation provisions, the IRS, upon audit of the annual information returns of the Portfolio, might assert that the allocations made by the Portfolio with respect to one or more items of the Portfolio’s income, gain, loss, deduction or credit lack substantial economic effect.  In the event that the IRS prevailed in such an assertion, each investor’s distributive share of each such item would be recomputed according to the investor’s interest in the Portfolio, determined by taking into account all facts and circumstances.  This could result in such investor recognizing a greater or smaller amount of income, gain, loss, deduction or credit in one or more taxable years than such investor would have recognized had the allocations specified in the Partnership Agreement been respected.

Special Tax Consequences for Certain Assets, Income and Transactions of the Portfolio. The Portfolio may be involved in a variety of hedging transactions to reduce the risk of changes in value of its investments.  Special rules may apply to determine the tax treatment of such hedging transactions, which may affect the Portfolio’s holding periods attributable to such property and the characterization of gain or loss on the actual or deemed sale of the property, including, in some cases, property owned by an investor outside of the Portfolio.  For instance, gain or loss from a short sale of property generally will be considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the hands of the Portfolio.  Except with respect to certain situations where the property used by the Portfolio to close a short sale has a long-term holding period on the date of the short sale, gains on short sales will be treated as short-term capital gains. These rules also may terminate the running of the holding period of “substantially identical property” held by the Portfolio. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Portfolio for more than one year. Certain hedging transactions may cause a constructive sale of the Portfolio’s long position that is the subject of the hedge.

The Portfolio may derive ordinary interest income and dividends on securities and may be required to recognize income in respect of certain securities prior to the receipt of any payment with respect of such securities.  For instance, the Portfolio may hold debt obligations with “original issue discount.” In such case, the Portfolio will be required to include a portion of such discount in its taxable income on a current basis and allocate such income to its investors, even though receipt of such amounts by the Portfolio may occur in a subsequent tax year.  The Portfolio also may acquire debt obligations with “market discount.”  Upon disposition of such an obligation, which might include the receipt of securities of the issuer in a recapitalization exchange, the Portfolio generally will be required to treat any gain realized (and required to be recognized) as ordinary interest income to the extent of the market discount that accrued during the period the debt obligation was held by the Portfolio.  Recapitalization exchanges involving securities held by the Portfolio may also result in the recognition of taxable gains prior to the receipt of cash or readily tradable property.

The Portfolio may be required to purchase foreign currency with which to make its investments and may receive foreign currency when a security is sold or when an interest payment is made on a security.  These transactions may give rise to gains and losses because of fluctuations in the value of the foreign currency relative to the U.S. dollar during the Portfolio’s holding period of an

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investment.  Foreign currency gain or loss must be accounted for separately, apart from any gain or loss on the underlying transaction, and the Code contains special rules which treat, in most circumstances, such gains and losses as ordinary income or losses rather than capital gains or losses.

Pursuant to various “anti-deferral” provisions of the Code (the “Subpart F” and “passive foreign investment company” provisions), any investments by the Portfolio in certain foreign corporations may cause an investor to (i) recognize taxable income prior to the Portfolio’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as long-term or short-term capital gain.

In the case of Section 1256 contracts, the Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.  A Section 1256 contract includes certain regulated futures contracts and certain other contracts.  Under these rules, Section 1256 contracts held by the Portfolio at the end of each taxable year of the Portfolio are treated for federal income tax purposes as if they were sold by the Portfolio for their fair market value on the last business day of such taxable year.  The net gain or loss resulting from actual sales of Section 1256 contracts must be taken into account by the Portfolio in computing its taxable income for such year. If a Section 1256 contract held by the Portfolio at the end of the taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark-to-market” rules.

With certain exceptions, capital gain and losses from such Section 1256 contracts are generally characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof.  If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 contracts may, at the election of the taxpayer, be carried back three years.  Losses so carried back may be deducted only against net capital gain to the extent that such gain included gains on Section 1256 contracts.  A Section 1256 contract does not include any “securities futures contract” or any option on such a contract, other than a “dealer securities futures contract.”

Generally, a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index.  Any gain or loss from the sale or exchange of a securities futures contract (other than a “dealer securities futures contract”) is treated as gain or loss from the sale or exchange of property that has the same character as the property to which the contract related has (or would have) in the hands of the taxpayer.  If the underlying security would be a capital asset in the taxpayer’s hands, then gain or loss from the sale or exchange of the securities futures contract would be capital gain or loss.  Capital gain or loss from the sale or exchange of a securities futures contract to sell property (i.e., the short side of a securities futures contract) will generally be short-term capital gain or loss.  A “dealer securities futures contract” is a Section 1256 contract.  A “dealer securities futures contract” is a security futures contract, or an option to enter into such a contract, that is (i) entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in contracts and is (ii) traded on a qualified board of trade or exchange.

The Code allows a taxpayer to elect to offset gains or losses from positions which are part of a “mixed straddle.”  A “mixed straddle” is any straddle in which one or more, but not all, positions are Section 1256 contracts.  Pursuant to certain Temporary Regulations, the Portfolio may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle

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positions.  The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account.  At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes.  The application of the Temporary Regulation’s mixed straddle account rules is not entirely clear.  Therefore, there is no assurance that a mixed straddle account election by the Portfolio will be accepted by the IRS.

The IRS may also treat certain positions in securities held (directly or indirectly) by an investor in similar securities held by the Portfolio as “straddles” for federal income tax purposes.  Investors should consult their own tax advisors regarding the application of the “straddle” rules to their investment in the Portfolio.

Investors’ Bases in Shares.  Generally, the initial tax basis of any investor’s interest in the partnership equals:  (i) the amount of cash and the basis of any property contributed to the partnership, plus (ii) such partner’s share of the partnership’s liabilities, less (iii) liabilities assumed by the partnership.  Basis is reduced (but not below zero) by the investor’s share of partnership distributions and losses.  Basis is increased by an investor’s share of partnership income and additional contributions of capital to the partnership.  An investor may deduct such investor’s share of partnership losses only to the extent that such losses do not exceed such investor’s adjusted tax basis for his interest.  Losses in excess of basis may be carried over until basis is increased above zero.

Distributions.  An investor is taxed on the taxable income of the Portfolio, whether or not any income or capital is distributed to the investor.  A distribution of the cash associated with such income normally should not result in further taxable income to an investor.  If cash distributions in any year exceed an investor’s share of the Portfolio’s taxable income for such year, the excess amount initially will be treated as a return of capital to the extent of the investor’s basis and will not constitute taxable income.  An investor’s adjusted tax basis for the investor’s shares will be reduced by the amount of such distributions in excess of such investor’s taxable income.  Any amounts distributed in excess of the investor’s adjusted tax basis will generally be treated as gain from the sale or exchange of a limited partnership interest.  Because under the Partnership Agreement the Portfolio may allocate taxable income and loss first to each withdrawing investor proportionately and to the extent of the excess of such withdrawal amount over the adjusted tax basis in such investor’s shares, if the Portfolio so allocates taxable income, some income that would otherwise be treated as long term capital gain may be treated as short term capital gain and ordinary income, subject to less favorable tax rates.

Disposition of Shares.  In general, on a sale or other taxable disposition of an investor’s shares in the Portfolio, an investor will realize gain or loss equal to the difference between the amount realized on the disposition and the adjusted tax basis for such investor’s shares.  If the shares are capital assets of an investor, the gain or loss resulting from the sale or other taxable disposition will generally be treated as long-term capital gain or loss, provided that the shares were held for more than one year.

Dissolution and Liquidation of the Portfolio. On dissolution of the Portfolio, any remaining assets of the Portfolio may be sold, which may result in the realization of taxable gain to the investors. Distributions of cash or Portfolio assets in complete liquidation of the Portfolio will generally be treated first as a return of capital and thereafter as a capital gain, to the extent of the amount of cash distributed.  Generally, on liquidation or termination of the Portfolio, income will be recognized by an investor only to the extent that cash distributed exceeds such investor’s adjusted basis in such investor’s shares at the time of distribution.

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Wash Sales. The Portfolio’s investment activities may result in “wash sales” for federal income tax purposes. Under the “wash sale” rules, losses realized on disposition of securities will generally not be deductible to the extent that within a 61-day period beginning 30 days before and ending 30 days after the date of the disposition, “substantially identical” securities are acquired or contracted to be acquired.  If a loss is not deductible pursuant to the “wash sale” rules, the basis of the substantially identical property acquired will be adjusted to reflect the disallowed loss.  The Portfolio may elect to “mark to market” its portfolio assets in order to avoid the consequences of the “wash sale” rule; however, such an election may cause the Portfolio to accelerate realization of its gains that will be taxable at ordinary income rates.

Section 754 Election.  The Portfolio is authorized to determine whether or not to make an election under Code Section 754 to adjust the basis of the Portfolio’s assets on a transfer of shares.  The Portfolio may, but is not required to, make such an election if it believes the election would benefit the Portfolio generally.  The failure to make such an election will generally result in a transferee of shares recognizing more taxable income on the disposition of the Portfolio’s assets than if such election were to be made.

Although generally elective, Section 754 adjustments may be mandatory under certain circumstances.  Section 754 adjustments may affect the amount of an investor’s allocations of gain or loss for federal income tax purposes upon disposition of the Portfolio’s assets.  The Portfolio may be able to make an election to treat the Portfolio as an “electing investment partnership,” but it is not clear that such election is available.  If such election is made, certain otherwise mandatory Section 754 adjustments will not be required to be made, but in such instance, certain losses allocated by the Portfolio to transferee investors may not be available to such transferee investors.  The Portfolio may require any investor engaging in a transaction that required a Section 754 adjustment (such as a transfer of an investor’s shares in the Portfolio) to bear the ongoing administrative and other cost incurred as a result of such Section 754 adjustments and may require such investors to provide whatever information is necessary to enable the Portfolio and transferee investor(s) to comply with applicable rules if the Portfolio is an “electing investment partnership.”

Passive Activities.  Generally, under the Code, passive losses are deductible only to the extent of passive income, including passive income from unrelated activities.  A passive activity is generally defined as any activity involving the conduct of a trade or business in which the taxpayer does not materially participate.  Temporary Regulations provide that an activity of trading personal property, including stocks, bonds and other securities, for the account of owners of shares in the activity is not a passive activity, regardless of whether such activity is a trade or business.  Therefore, the Portfolio will not be considered to be engaged in a passive activity and the distributive shares of all income, gain or loss will not be considered passive income, gain or loss to the investors.  Accordingly, an investor’s ability to deduct losses of the Portfolio, if any, will not be limited by the passive loss rule (other limitations may apply, however; see discussions below).  Additionally, an investor’s passive losses from other investment activity will not be deductible against such investor’s distributive share of the Portfolio’s income or gain.

Unrelated Business Taxable Income (“UBTI”).  The Portfolio may determine that it is in the best interest of the Portfolio to borrow on a short-term basis to fund its cash needs or engage in investment strategies that would generate UBTI.  If so, a tax-exempt entity that is an investor would be required to report as taxable income its allocable share of any portion of the Portfolio’s income that is UBTI to the tax-exempt entity and may be subject to the alternative minimum tax with respect to items of tax preference which enter into the computation of UBTI.

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In general, UBTI is defined as the gross income from any regularly carried on trade or business unrelated to the tax-exempt business of the entity.  In addition, a tax-exempt investor is subject to tax with respect to its, and its allocable share of the Portfolio’s, “unrelated debt-financed income” (“UDFI”).  In general, UDFI consists of (i) income derived by a tax-exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (ii) gains derived by a tax-exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness.”  For these purposes, a short sale of publicly traded stock will not create “acquisition indebtedness” unless the Portfolio borrows funds to post collateral against such short sale. UBTI can have significant disadvantages for certain tax-exempt entities, particularly charitable remainder trusts which are subject to a 100% excise tax on the receipt of such UBTI.

Returns and Tax Information.  The Portfolio annually furnishes to the investors sufficient information from its information return for the investors to prepare their own federal and state income tax returns.  The Portfolio’s information returns are prepared by independent accountants.

Audit of Tax Returns. While the Portfolio was not established to allow investors to avail themselves of losses or deductions it may generate, the IRS may still audit the Portfolio’s information returns.  Any such audit may precipitate audits of the income tax returns of investors.  If the IRS successfully asserted a position to adjust any item of income, gain, deduction or loss reported on a Portfolio information return, corresponding adjustments would be made to the income tax returns of investors.  Any such audit might also result in IRS adjustments to items of non-partnership income or loss.  If a tax deficiency is determined, the taxpayer is liable for interest on such deficiency from the due date of the return.

Procedures.  The Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit is to be determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the limited partners. Generally, each investor will be required to treat partnership items on such investor’s return consistently with the treatment given such items by the Portfolio.  These rules provide for the appointment of a “tax matters partner,” which, in the case of the Portfolio, is the General Partner.  The tax matters partner is treated by the IRS as a Portfolio’s primary representative and has the power to bind the Portfolio and its investors in certain circumstances.  While the tax matters partner must keep each investor informed of all administrative and judicial partnership proceedings, and while all investors are entitled to participate in administrative and judicial proceedings, the tax matters partner generally has the authority to extend the three-year statute of limitations for assessment of a deficiency with respect to partnership tax items on behalf of all investors and has the authority to bind investors who are not “notice partners” or members of a “notice group” to a settlement agreement, unless such investors file statements revoking such authority.  With respect to investment companies with fewer than 100 partners such as the Portfolio, all members are notice partners.  Notice partners are not bound by a settlement entered into by the tax matters partner with the IRS.  As a practical matter, the General Partner, as tax matters partner, will exercise substantial control over the conduct and outcome of any audit proceeding involving the Portfolio.  The expenses of any such audit proceeding, including a judicial proceeding, will be borne by the Portfolio.  These expenses could be substantial, regardless of the outcome of the proceeding.

Certain Reporting Requirements.  Investors may be subject to substantial penalties if they fail to comply with special information reporting requirements with respect to their investments in the Portfolio.  Under certain recently issued regulations, taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter

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disclosure information with their annual federal income tax return.  It is possible that the Portfolio may engage in transactions that subject the Portfolio and potentially its investors to such disclosure.  An investor disposing of a Share at a taxable loss may also be subject to such disclosure.

Possible Legislative Tax Changes.  The foregoing summary of federal income tax law reflects provisions of recent legislation.  Because, however, Regulations and other official interpretations have not been issued with respect to a number of such provisions, their meaning is uncertain.  In addition, legislation has been or may be proposed in Congress that might have a substantial and adverse effect on investors.  Investors should consult with their own professional advisers as to all current and possible future proposals with respect to federal, state and local tax legislation and the effect, if any, that such legislation may have on an investment in shares.

The federal income tax aspects of the Portfolio summarized above are general in nature and are not intended to be a complete explanation of the federal income tax results of investing in the Portfolio.  Each prospective investor should consult with such prospective investor’s own tax advisor for detailed information.

The foregoing summary does not address tax considerations that may be applicable to certain investors under the laws of jurisdictions other than the U.S.  The Portfolio has no present plans to apply for any certifications or registrations or to take any other actions under the laws of any jurisdictions that would afford the relief to local investors therein from the normal tax regime otherwise applicable to an investment in the shares.  It is the responsibility of all investors to inform themselves as to any income or other tax consequences arising in the jurisdictions in which they are resident or domiciled for tax purposes, as well as any foreign exchange or other fiscal or legal restrictions relevant to their particular circumstances in connection with the acquisition, holding or disposition of shares.  The value of the Portfolio’s investments may also be affected by repatriation and exchange control regulations.

As a result of their ownership of shares, investors may be subject to state and local taxes imposed by their states of residence.  As in the case of federal income taxes, state and local taxes are subject to change.  In addition, the computation of the amount of state and local income that is subject to tax could differ materially from the computation for federal income tax purposes.  For example, interest that is deductible for federal income tax purposes would not be deductible for state and local purposes.  It is important for each investor to discuss his or her obligation to file returns and pay tax in the jurisdictions in which the Portfolio will operate with his or her individual tax advisor.

Item 12. Distribution Arrangements

Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. SEI Investments Distribution Co. (“SIDCo.”) acts as the placement agent for the shares of the Portfolio. SIDCo. receives no compensation for its services. Shares of the Portfolio are not subject to a sales load or redemption fee. Further, assets of the Portfolio are not subject to a Rule 12b-1 fee.

SEI Global Services, Inc. (the “Administrator”) is the administrator of the Portfolio. The Portfolio pays the Administrator an annual fee equal to 0.05%, which is based on the Portfolio’s net asset value and is calculated daily and paid monthly in arrears.

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Item 13. Financial Highlights Information

Not applicable.

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PART B

Item 14. Cover Page and Table of Contents

SEI ALPHA STRATEGY PORTFOLIOS, LP (the “Fund”)

SEI LIBOR Plus Portfolio (the “Portfolio”)

STATEMENT OF ADDITIONAL INFORMATION

SEPTEMBER 28, 2012

Administrator	Placement Agent

SEI Global Services, Inc.	SEI Investments Distribution Co.

Adviser	Sub-Advisers

SEI Investments Management Corporation (“SIMC”)	Declaration Management & Research LLC
Brookfield Investment Management Inc.

This Statement of Additional Information is not a prospectus. It is intended to provide additional information regarding the activities and operations of the SEI Alpha Strategy Portfolios, LP (the “Fund”) and should be read in conjunction with Part A of the Fund’s registration statement relating to the shares of the SEI LIBOR Plus Portfolio (the “Portfolio”), dated September 28, 2012. A copy of the Fund’s registration statement may be obtained without charge by writing to the Fund’s administrator, SEI Global Services, Inc., One Freedom Valley Drive, Oaks, Pennsylvania 19456, or by calling 1-800-342-5734.

The Fund’s financial statements for the fiscal year ended May 31, 2012, including notes thereto and the report of the Independent Registered Public Accounting Firm thereon, are herein incorporated by reference to the Fund’s 2012 Annual Report. A copy of the 2012 Annual Report must accompany the delivery of this Statement of Additional Information.

Item 15. Fund History

SEI Alpha Strategy Portfolios, LP (the “Fund”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that currently offers shares of one diversified portfolio. The Fund was established as a Delaware series limited partnership on May 22, 2007 and commenced operations on August 31, 2007 pursuant to its Agreement of Limited Partnership dated June 29, 2007.

This Statement of Additional Information (“SAI”) relates to the shares of the SEI LIBOR Plus Portfolio (the “Portfolio”). The investment adviser and investment sub-advisers (each, a “Sub-Adviser” and, together, the “Sub-Advisers”) to the Portfolio are referred to collectively as the “advisers.”

Item 16. Description of the Portfolio and Its Investments and Risks

Classification:

The Portfolio is an open-end, diversified, management investment company.

Investment Strategies and Risks:

The following are descriptions of the Portfolio’s permitted investments and investment practices and their associated risk factors. The Portfolio may purchase any of these instruments and/or engage in any of these investment practices if, in the opinion of the advisers, such investments or investment practices will be advantageous to the Portfolio. The Portfolio is free to reduce or eliminate its activity in any of these areas. There is no assurance that any of these strategies or any other strategies and methods of investment available to the Portfolio will result in the achievement of the Portfolio’s investment goal.

AMERICAN DEPOSITARY RECEIPTS (“ADRs”)—ADRs, as well as other “hybrid” forms of ADRs, including European Depositary Receipts (“EDRs”), Continental Depositary Receipts (“CDRs”) and Global Depositary Receipts (“GDRs”), are certificates evidencing ownership of shares of a foreign issuer. Depositary receipts may be sponsored or unsponsored. These certificates are issued by depositary banks and generally trade on an established market in the U.S. or elsewhere. The underlying shares are held in trust by a custodian bank or similar financial institution in the issuer’s home country. The depositary bank may not have physical custody of the underlying securities at all times and may charge fees for various services, including forwarding dividends and interest and corporate actions. ADRs are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies. However, ADRs continue to be subject to many of the risks associated with investing directly in foreign securities.

Investments in the securities of foreign issuers may subject the Portfolio to investment risks that differ in some respects from those related to investments in securities of U.S. issuers. Such risks include adverse future political and economic developments, possible imposition of withholding taxes on income, possible seizure, nationalization or expropriation of foreign deposits, possible establishment of exchange controls or taxation at the source or greater fluctuation in value due to changes in exchange rates. Foreign issuers of securities often engage in business practices different from those of domestic issuers of similar securities, and there may be less information publicly available about foreign issuers. In addition, foreign issuers are, generally speaking, subject to less government supervision and regulation and different accounting treatment than are those in the U.S.

Although the two types of depositary receipt facilities (unsponsored and sponsored) are similar, there are differences regarding a holder’s rights and obligations and the practices of market participants. A depository may establish an unsponsored facility without participation by (or acquiescence of) the underlying issuer; typically, however, the depository requests a letter of non-objection from the underlying issuer prior to establishing the facility. Holders of unsponsored depositary receipts generally bear all the costs of the facility. The depository usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars or other currency, the disposition of non-cash distributions and the performance of other services. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights to depositary receipt holders with respect to the underlying securities.

Sponsored depositary receipt facilities are created in generally the same manner as unsponsored facilities, except that sponsored depositary receipts are established jointly by a depository and the underlying issuer through a deposit agreement. The deposit agreement sets out the rights and responsibilities of the underlying issuer, the depository and the depositary receipt holders. With sponsored facilities, the underlying issuer typically bears some of the costs of the depositary receipts (such as dividend payment fees of the depository), although most sponsored depositary receipt holders may bear costs such as deposit and withdrawal fees. Depositories of most sponsored depositary receipts agree to distribute notices of shareholder meetings, voting instructions and other shareholder communications and information to the depositary receipt holders at the underlying issuer’s request.

ASSET-BACKED SECURITIES—Asset-backed securities are securities backed by non-mortgage assets such as company receivables, truck and auto loans, leases, home equity loans and credit card receivables. Other asset-backed securities may be created in the future. Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Asset-backed securities may also be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for the purpose of owning such assets and issuing debt obligations. Asset-backed securities may be traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets that are passed through to the security holder.

Asset-backed securities are not issued or guaranteed by the U.S. Government, its agencies or instrumentalities; however, the payment of principal and interest on such obligations may be guaranteed up to certain amounts, and for a certain period, by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities. The purchase of asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. For example, there is a risk that another party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities. There is also the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities.

For purposes of the Portfolio’s concentration policy, the Portfolio will determine the industry classification of asset-backed securities based upon the advisers’ evaluation of the risks associated with an investment in the underlying assets. For example, asset-backed securities whose underlying assets share similar economic characteristics because, for example, they are funded (or supported) primarily from a single or similar source or revenue stream will be classified in the same industry sector. In contrast, asset-backed securities whose underlying assets represent a diverse mix of industries, business sectors and/or revenue streams will be classified into distinct industries based on their underlying credit and liquidity structures. The Portfolio will limit its investments in each identified industry to less than 25% of its total assets.

Asset-backed securities entail prepayment risk, which may vary depending on the type of asset, but is generally less than the prepayment risk associated with mortgage-backed securities. In addition, credit card receivables are unsecured obligations of the card holder. There may be a limited secondary market for such securities.

In addition to the general risks associated with debt securities discussed in this SAI and the Part A, asset-backed securities carry additional risks including, but not limited to, the possibilities that (i) the pace of payments on underlying assets may be faster or slower than anticipated or payments may be in default; (ii) the creditworthiness of the credit support provider may deteriorate; and (iii) such securities may become less liquid or harder to value as a result of market conditions or other circumstances.

Collateralized Debt Obligations. Collateralized debt obligations (“CDOs”) are securitized interests in pools of non-mortgage assets. Such assets usually comprise loans or debt instruments. A CDO may be called a collateralized loan obligation (“CLO”) if it holds only loans. Multiple levels of securities are issued by the CDO, offering various maturity and credit risk characteristics that are characterized according to their degree of credit risk. Purchasers in CDOs are credited with their portion of the scheduled payments of interest and principal on the underlying assets plus all unscheduled prepayments of principal based on a predetermined priority schedule. Accordingly, the CDOs in the longer maturity series are less likely than other asset pass-throughs to be prepaid prior to their stated maturity.

COMMERCIAL PAPER—Commercial paper is the term used to designate unsecured, short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few days up to 270 days.

CONSTRUCTION LOANS—In general, construction loans are mortgages on multifamily homes that are insured by the Federal Housing Administration (“FHA”) under various federal programs of the National Housing Act of 1934 and its amendments. Several FHA programs have evolved to ensure the construction financing and permanent mortgage financing on multifamily residences, nursing homes, elderly residential facilities and health care units. Project loans typically trade in two forms: either as FHA-insured or Government National Mortgage Association (“GNMA”)- insured pass-through securities. In this case, a qualified issuer issues the pass-through securities while holding the underlying mortgage loans as collateral. Regardless of form, all projects are government-guaranteed by the U.S. Department of Housing and Urban Development (“HUD”) through the FHA insurance fund. The credit backing of all FHA and GNMA projects derives from the FHA insurance fund, so projects issued in either form enjoy the full faith and credit backing of the U.S. Government.

Most project pools consist of one large mortgage loan rather than numerous smaller mortgages, as is typically the case with agency single-family mortgage securities. As such, prepayments on projects are driven by the incentives most mortgagors have to refinance and are very project-specific in nature. However, to qualify for certain government programs, many project securities contain specific prepayment restrictions and penalties.

Under multifamily insurance programs, the government insures the construction financing of projects, as well as the permanent mortgage financing on the completed structures. This is unlike the single-family mortgage market, in which the government only insures mortgages on completed homes. Investors purchase new projects by committing to fund construction costs on a monthly basis until the project is built. Upon project completion, an investor’s construction loan commitments are converted into a proportionate share of the final permanent project mortgage loan. The construction financing portion of a project trades in the secondary market as an insured Construction Loan Certificate (“CLC”). When the project is completed, the investor exchanges all the monthly CLCs for an insured Permanent Loan Certificate (“PLC”). The PLC is an insured pass-through security backed by the final mortgage on the completed property. As such, PLCs typically have a thirty-five to forty year maturity, depending on the type of final project. There are vastly more PLCs than CLCs in the market, owing to the long economic lives of the project structures. While neither CLCs nor PLCs are as liquid as agency single-family mortgage securities, both are traded on the secondary market and would generally not be considered illiquid. The benefit to owning these securities is a relatively high yield combined with significant prepayment protection, which generally makes these types of securities more attractive when prepayments are expected to be high in the mortgage market. CLCs typically offer a higher yield due to the fact that they are somewhat more administratively burdensome to account for.

DEMAND INSTRUMENTS—Certain instruments may entail a demand feature that permits the holder to demand payment of the principal amount of the instrument. Demand instruments may include variable amount master demand notes. Demand instruments with demand notice periods exceeding seven days are considered to be illiquid securities. Additional information about illiquid securities is provided under “Illiquid Securities” below.

EQUITY SECURITIES—Equity securities represent ownership interests in a company and include common stocks, preferred stocks, warrants to acquire common stock and securities convertible into common stock. Investments in equity securities in general are subject to market risks, which may cause their prices to fluctuate over time. Further, fluctuations in the value of equity securities in which the Portfolio invests will cause the net asset value of the Portfolio to fluctuate. The Portfolio purchases and sells equity securities in various ways, including through recognized foreign exchanges, registered exchanges in the U.S. or the over-the-counter market. Equity securities are described in more detail below:

Common Stock. Common stock represents an equity or ownership interest in an issuer. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Preferred Stock. Preferred stock represents an equity or ownership interest in an issuer that pays dividends at a specified rate and that has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds take precedence over the claims of those who own preferred and common stock. The Portfolio may purchase preferred stock of all ratings, as well as unrated stock.

Warrants. Warrants are instruments that entitle the holder to buy an equity security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments.

Small and Medium Capitalization Issuers. Investing in equity securities of small and medium capitalization companies often involves greater risk than is customarily associated with investments in larger capitalization companies. This increased risk may be due to the greater business risks of smaller size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of smaller companies typically have lower trading volumes and consequently are often less liquid. Such securities may also have less market stability and may be subject to more severe, abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

FIXED INCOME SECURITIES—Fixed income securities consist primarily of debt obligations issued by governments, corporations, municipalities and other borrowers but may also include structured securities that provide for participation interests in debt obligations. The market value of the fixed income securities in which the Portfolio invests will change in response to interest rate changes and other factors. During periods of falling interest rates, the value of outstanding fixed income securities generally rises. Conversely, during periods of rising interest rates, the value of such securities generally declines. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of these securities will not necessarily affect cash income derived from these securities, but will affect the Portfolio’s net asset value.

Securities held by the Portfolio that are guaranteed by the U.S. Government, its agencies or instrumentalities guarantee only the payment of principal and interest and do not guarantee the yield or value of the securities or the yield or value of the Portfolio’s shares.

There is a risk that the current interest rate on floating and variable rate instruments may not accurately reflect existing market interest rates.

Additional information regarding fixed income securities is described below.

Duration. Duration is a measure of the expected change in value of a fixed income security for a given change in interest rates. For example, if interest rates changed by 1%, the value of a security having an effective duration of two years generally would vary by 2%. Duration takes the length of the time intervals between the present time and time that the interest and principal payments are scheduled, or in the case of a callable bond, expected to be received, and weighs them by the present values of the cash to be received at each future point in time.

Investment Grade Fixed Income Securities. Fixed income securities are considered investment grade if they are rated in one of the four highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO) or, if not rated, are determined to be of comparable quality by the Portfolio’s advisers. See “Appendix A—Description of Ratings” for a description of the bond rating categories of several NRSROs. Ratings of each NRSRO represent its opinion of the safety of principal and interest payments, not the market risk, of bonds and other fixed income securities it undertakes to rate at the time of issuance. Ratings are not absolute standards of quality and may not reflect changes in an issuer’s creditworthiness. Fixed income securities rated BBB- or Baa3 lack outstanding investment characteristics and also have speculative characteristics. Securities rated Baa3 or higher by Moody’s or BBB- or higher by S&P are considered by those rating agencies to be “investment grade” securities, although Moody’s considers securities rated in the Baa category to have speculative characteristics. While issuers of bonds rated BBB by S&P are considered to have adequate capacity to meet their financial commitments, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal for debt in this category than debt in higher rated categories. In the event a security owned by the Portfolio is downgraded below investment grade, the adviser will review the situation and take appropriate action with regard to the security, including the actions discussed below.

Lower Rated Securities. Lower-rated bonds or non-investment grade bonds are commonly referred to as “junk bonds” or high-yield/high-risk securities. Lower rated securities are defined as securities rated below the fourth highest rating category by an NRSRO. Such obligations are speculative and may be in default.

Fixed income securities are subject to the risk of an issuer’s ability to meet principal and interest payments on the obligation (known as “credit risk”) and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (known as “market risk”). Lower rated or unrated (i.e., high yield) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which primarily react to movements in the general level of interest rates. Yields and market values of high yield securities will fluctuate over time, reflecting not only changing interest rates but also the market’s perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, medium to lower rated securities may decline in value due to heightened concern over credit quality, regardless of prevailing interest rates. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

Adverse economic developments can disrupt the market for high yield securities and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity, which may lead to a higher incidence of default on such securities. In addition, the secondary market for high yield securities may not be as liquid as the secondary market for more highly rated securities. As a result, the Portfolio’s advisers could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were highly liquid. Furthermore, the Portfolio may experience difficulty in valuing certain securities at certain times. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Portfolio’s net asset value. Prices for high yield securities may also be affected by legislative and regulatory developments.

Lower rated or unrated fixed income obligations also present risks based on payment expectations. If an issuer calls the obligations for redemption, the Portfolio may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If the Portfolio experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the Portfolio’s investment portfolio and increasing the exposure of the Portfolio to the risks of high yield securities.

Sensitivity to Interest Rate and Economic Changes. Lower rated bonds are very sensitive to adverse economic changes and corporate developments. During an economic downturn, highly leveraged issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals and to obtain additional financing. If the issuer of a bond defaulted on its obligations to pay interest or principal or entered into bankruptcy proceedings, the Portfolio may incur losses or expenses in seeking recovery of amounts owed to it. In addition, periods of economic uncertainty and change can be expected to result in increased volatility of market prices of high-yield, high-risk bonds and the Portfolio’s net asset value.

Payment Expectations. High-yield, high-risk bonds may contain redemption or call provisions. If an issuer exercised these provisions in a declining interest rate market, the Portfolio would have to replace the security with a lower yielding security, resulting in a decreased return for investors. Conversely, a high-yield, high-risk bond’s value may decrease in a rising interest rate market, as will the value of the Portfolio’s assets. If the Portfolio experiences significant unexpected net redemptions, this may force it to sell high-yield, high-risk bonds without regard to their investment merits, thereby decreasing the asset base upon which expenses can be spread and possibly reducing the Portfolio’s rate of return.

Liquidity and Valuation. There may be little trading in the secondary market for particular bonds, which may adversely affect the Portfolio’s ability to value accurately or dispose of such bonds. Adverse publicity and investor perception, whether or not based on fundamental analysis, may decrease the value and liquidity of high-yield, high-risk bonds, especially in a thin market.

Taxes. The Portfolio may purchase debt securities (such as zero coupon or pay-in-kind securities) that contain original issue discount. Original issue discount that accretes in a taxable year is treated as earned by the Portfolio.

FOREIGN SECURITIES—Foreign securities are securities issued by non-U.S. issuers. Investments in foreign securities may subject the Portfolio to investment risks that differ in some respects from those related to investments in securities of U.S. issuers. Such risks include adverse future political and economic developments, possible imposition of withholding taxes on income, possible seizure, nationalization or expropriation of foreign deposits, possible establishment of exchange controls or taxation at the source or greater fluctuations in value due to changes in the exchange rates. Foreign issuers of securities often engage in business practices that differ from those of domestic issuers of similar securities, and there may be less information publicly available about foreign issuers. In addition, foreign issuers are, generally speaking, subject to less government supervision and regulation and different accounting treatment than are those in the United States. Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks.

The value of the Portfolio’s investments denominated in foreign currencies will depend on the relative strengths of those currencies and the U.S. dollar, and the Portfolio may be affected favorably or unfavorably by changes in the exchange rates or exchange or currency control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to be distributed to shareholders by the Portfolio. Such investments may also entail higher custodial fees and sales commissions than domestic investments.

The Portfolio’s investments in emerging markets can be considered speculative and may therefore offer higher potential for gains and losses than investments in developed markets. With respect to an emerging country, there may be a greater potential for nationalization, expropriation or confiscatory taxation, political changes, government regulation, social instability or diplomatic developments (including war) which could adversely affect the economies of such countries or investments in such countries. The economies of developing countries are generally heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange or currency controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

In addition to the risks of investing in emerging markets’ debt securities, the Portfolio’s investments in government or government-related securities of emerging markets countries and restructured debt instruments in emerging markets are subject to special risks, including the inability or unwillingness to repay principal and interest, requests to reschedule or restructure outstanding debt and requests to extend additional loan amounts. The Portfolio may have limited recourse in the event of default on such debt instruments.

FORWARD FOREIGN CURRENCY CONTRACTS—A forward foreign currency contract involves a negotiated obligation to purchase or sell a specific currency at a future date (with or without delivery required), which may be any fixed number of days from the date of the contract agreed upon by the parties at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large, commercial banks) and their customers. A forward foreign currency contract generally has no deposit requirement and no commissions are charged at any stage for trades.

Forward contracts generally may not be liquidated prior to the stated maturity date, although the parties to a contract may agree to enter into a second offsetting transaction with the same maturity, thereby fixing each party’s profit or loss on the two transactions. Nevertheless, each position must still be maintained to maturity unless the parties separately agree on an earlier settlement date. As a result, a party to a forward contract must be prepared to perform its obligations under each such contract in full. Parties to a forward contract may also separately agree to extend the contract by “rolling” it over prior to the originally scheduled settlement date.

The advisers may seek to enhance the Portfolio’s return by actively managing the Portfolio’s foreign currency exposure. In managing the Portfolio’s currency exposure, the Sub-Advisers buy and sell currencies (i.e., take long or short positions) using foreign currency forward contracts and other instruments. The Portfolio may take long and short positions in foreign currencies in excess of the value of the Portfolio’s assets denominated in a particular currency or when the Portfolio does not own assets denominated in that currency. In managing the Portfolio’s currency exposure for foreign securities, the advisers may buy and sell currencies for hedging or for speculative purposes.

Transaction Hedging. Transaction hedging is when the Portfolio enters into a currency transaction with respect to specific assets or liabilities of the Portfolio, which generally arises in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. The Portfolio may enter into transaction hedging out of a desire to preserve the U.S. dollar price of a security when it enters into a contract for the purchase or sale of a security denominated in a foreign currency. The Portfolio may be able to protect itself against possible losses resulting from changes in the relationship between the U.S. dollar and foreign currencies during the period between the date the security is purchased or sold and the date on which payment is made or received by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of the foreign currency involved in the underlying security transaction.

Position Hedging. The Portfolio may sell a non-U.S. currency and purchase U.S. currency to reduce exposure to the non-U.S. currency (“Position Hedging”). The Portfolio may use Position Hedging when an adviser reasonably believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar. A Portfolio may enter into a forward foreign currency contract to sell, for a fixed amount of U.S. dollars, the amount of foreign currency approximating the value of some or all of its portfolio securities denominated in such foreign currency. The precise matching of the forward foreign currency contract amount and the value of the portfolio securities involved may not have a perfect correlation since the future value of the securities hedged will change as a consequence of the market between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is difficult, and the successful execution of this short-term hedging strategy is uncertain.

Cross Hedges. The Portfolio may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which the Portfolio has, or in which the Portfolio expects to have, portfolio exposure.

Proxy Hedges. The Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio’s portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Portfolio’s portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Portfolio’s securities denominated in linked currencies.

The Portfolio may engage in non-deliverable forward transactions. A non-deliverable forward is a transaction that represents an agreement between the Portfolio and a counterparty (usually a commercial bank) to buy or sell a specified (notional) amount of a particular currency at an agreed upon foreign exchange rate on an agreed upon future date. The non-deliverable forward transaction position is closed using a fixing rate, as defined by the central bank in the country of the currency being traded, that is generally publicly stated within one or two days prior to the settlement date. Unlike other currency transactions, there is no physical delivery of the currency on the settlement of a non-deliverable forward transaction. Rather, the Portfolio and the counterparty agree to net the settlement by making a payment in U.S. dollars or another fully convertible currency that represents any differential between the foreign exchange rate agreed upon at the inception of the non-deliverable forward agreement and the actual exchange rate on the agreed upon future date. Thus, the actual gain or loss of a given non-deliverable forward transaction is calculated by multiplying the transaction’s notional amount by the difference between the agreed upon forward exchange rate and the actual exchange rate when the transaction is completed.

Risks of Currency Hedging. Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree in a direction that is not anticipated. Furthermore, there is risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, the Portfolio will “cover” its position as required by the 1940 Act.

General Risks of Currency Transactions. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchase and sales of currency and related instruments can be negatively affected by government exchange controls, blockages and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure, as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market, which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country’s economy. Although forward foreign currency contracts and currency futures tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain which might result should the value of such currency increase.

If the Portfolio enters into currency transactions when it does not own assets denominated in that currency, the Portfolio’s volatility may increase and losses on such transactions will not be offset by increases in the value of the Portfolio’s assets.

Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree in a direction that is not anticipated. Furthermore, there is a risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. Suitable hedging transactions may not be available in all circumstances. Hedging transactions may also eliminate any chance for the Portfolio to benefit from favorable fluctuations in relevant foreign currencies. If the Portfolio enters into a currency transaction, the Fund will “cover” its position as required by the 1940 Act.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS—Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the bond index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made and generally contracts are closed out prior to the expiration date of the contract.

The Portfolio will reduce the risk that it will be unable to close out a futures contract by only entering into futures contracts that are traded on national futures exchanges regulated by the Commodities Futures Trading Commission (“CFTC”). Consistent with CFTC regulations, the Portfolio has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under the Commodity Exchange Act. The Portfolio may use futures contracts and related options for either hedging purposes or risk management purposes, as well as to enhance the Portfolio’s returns, as permitted by its stated investment policies. Instances in which the Portfolio may use futures contracts and related options for risk management purposes include: (i) attempting to offset changes in the value of securities held or expected to be acquired or be disposed of; (ii) attempting to minimize fluctuations in foreign currencies; (iii) attempting to gain exposure to a particular market, index or instrument; or (iv) other risk management purposes.

When the Portfolio purchases or sells a futures contract, or sells an option thereon, the Portfolio is required to “cover” its position as required by the 1940 Act. The Portfolio may “cover” its long position in a futures contract by purchasing a put option on the same futures contract with a strike price (i.e., an exercise price) as high or higher than the price of the futures contract. In the alternative, if the strike price of the put is less than the price of the futures contract, the Portfolio will maintain in a segregated account or earmark on the books of the Portfolio cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract. The Portfolio may also “cover” its long position in a futures contract by taking a short position in the instruments underlying the futures contract or by taking positions in instruments with prices that are expected to move relatively consistently with the futures contract. The Portfolio may “cover” its short position in a futures contract by taking a long position in the instruments underlying the futures contract or by taking positions in instruments with prices that are expected to move relatively consistently with the futures contract.

The Portfolio may “cover” its sale of a call option on a futures contract by taking a long position in the underlying futures contract at a price less than or equal to the strike price of the call option. In the alternative, if the long position in the underlying futures contract is established at a price greater than the strike price of the written (sold) call, the Portfolio will maintain in a segregated account or earmark on the books of the Portfolio cash or liquid securities equal in value to the difference between the strike price of the call and the price of the futures contract. The Portfolio may also “cover” its sale of a call option by taking positions in instruments with prices that are expected to move relatively consistently with the call option. The Portfolio may “cover” its sale of a put option on a futures contract by taking a short position in the underlying futures contract at a price greater than or equal to the strike price of the put option, or, if the short position in the underlying futures contract is established at a price less than the strike price of the written put, the Portfolio will maintain in a segregated account or earmark on the books of the Portfolio cash or liquid securities equal in value to the difference between the strike price of the put and the price of the futures contract. The Portfolio may also “cover” its sale of a put option by taking positions in instruments with prices that are expected to move relatively consistently with the put option.

There are significant risks associated with the Portfolio’s use of futures contracts and options on futures contracts, including the following: (i) the success of a hedging strategy may depend on the advisers’ ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or no correlation between the changes in market value of the securities held by the Portfolio and the prices of futures and options on futures; (iii) there may not be a liquid secondary market for a futures contract or option; (iv) trading restrictions or limitations may be imposed by an exchange; and (v) government regulations may restrict trading in futures contracts and options on futures contracts. In addition, some strategies reduce the Portfolio’s exposure to price fluctuations, while others tend to increase its market exposure.

ILLIQUID SECURITIES—Illiquid securities are securities that cannot be sold or disposed of in the ordinary course of business (within seven days) at approximately the prices at which they are valued. Because of their illiquid nature, illiquid securities must be priced at fair value as determined in good faith pursuant to procedures approved by the Fund’s Board of Directors. Despite such good faith efforts to determine fair value prices, the Portfolio’s illiquid securities are subject to the risk that the security’s fair value price may differ from the actual price which the Portfolio may ultimately realize upon its sale or disposition. Difficulty in selling illiquid securities may result in a loss or may be costly to the Portfolio. Under the supervision of the Fund’s Board of Directors, the advisers determine the liquidity of the Portfolio’s investments. In determining the liquidity of the Portfolio’s investments, an adviser may consider various factors, including: (i) the frequency and volume of trades and quotations; (ii) the number of dealers and prospective purchasers in the marketplace; (iii) dealer undertakings to make a market; and (iv) the nature of the security and the market in which it trades (including any demand, put or tender features, the mechanics and other requirements for transfer, any letters of credit or other credit enhancement features, any ratings, the number of holders, the method of soliciting offers, the time required to dispose of the security and the ability to assign or offset the rights and obligations of the security).

INTERFUND LENDING AND BORROWING ARRANGEMENTS—The Securities and Exchange Commission (the “SEC”) has granted an exemption that permits the Portfolio to participate in an interfund lending program (the “Program”) with existing or future investment companies registered under the 1940 Act that are advised by SIMC (the “SEI Portfolios”). The Program allows the SEI Portfolios to lend money to and borrow money from each other for temporary or emergency purposes. Participation in the Program is voluntary for both borrowing and lending SEI Portfolios. Interfund loans may be made only when the rate of interest to be charged is more favorable to the lending SEI Portfolio than an investment in overnight repurchase agreements (the “Repo Rate”) and more favorable to the borrowing SEI Portfolio than the rate of interest that would be charged by a bank for short-term borrowings (the “Bank Loan Rate”). The Bank Loan Rate will be determined using a formula which has been approved by the SEI Portfolios’ Boards of Directors. The interest rate imposed on interfund loans is the average of the Repo Rate and the Bank Loan Rate.

All interfund loans and borrowings must comply with the conditions set forth in the exemption, which are designed to ensure fair and equitable treatment of all participating SEI Portfolios. Each SEI Portfolio’s participation in the Program must be consistent with its investment policies and limitations and is subject to certain percentage limitations. SIMC administers the Program according to procedures approved by the SEI Portfolios’ Boards of Directors. In addition, the Program is subject to oversight and periodic review by the SEI Portfolios’ Boards of Directors.

INVESTMENT COMPANIES—Securities of other investment companies, including shares of closed-end investment companies, unit investment trusts, open-end investment companies and real estate investment trusts, represent interests in professionally managed portfolios that may invest in various types of instruments. Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but may involve additional expenses at the investment company-level, such as portfolio management fees and operating expenses. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their net asset value. Other investment companies are continuously offered at net asset value, but may also be traded in the secondary market at a premium or discount to their net asset value.

Federal securities laws limit the extent to which the Portfolio can invest in securities of other investment companies, subject to certain exceptions. Generally, the Portfolio is prohibited from acquiring the securities of another investment company if, as a result of such acquisition: (i) the Portfolio owns more than 3% of the total voting stock of the other company; (ii) securities issued by any one investment company represent more than 5% of the Portfolio’s total assets; or (iii) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Portfolio. Pursuant to Rule 12d1-1 under the 1940 Act, the Portfolio may invest in one or more affiliated and unaffiliated investment companies that comply with Rule 2a-7 under the 1940 Act, in excess of the limits set forth above. The Portfolio may invest in investment companies managed by an adviser to the extent permitted by any rule or regulation of the SEC or any order or interpretation thereunder.

The Portfolio is prohibited from acquiring any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(G) or Section 12(d)(1)(F) of the 1940 Act.

Exchange-Traded Funds. Exchange-traded funds (“ETFs”) are investment companies that are generally registered under the 1940 Act as open-end funds or unit investment trusts. ETFs are actively traded on national securities exchanges and are generally based on specific domestic and foreign market indices. An “index-based ETF” seeks to track the performance of an index by holding in its fund either the contents of the index or a representative sample of the securities in the index. Because ETFs are based on an underlying basket of stocks or an index, they are subject to the same market fluctuations as these types of securities in volatile market swings.

LOAN PARTICIPATIONS AND ASSIGNMENTS—The Portfolio may purchase loan participations and assignments. Loan participations are interests in loans to corporations or governments that are administered by the lending bank or agent for a syndicate of lending banks and sold by the lending bank, financial institution or syndicate member (“intermediary bank”). In a loan participation, the borrower will be deemed to be the issuer of the participation interest, except to the extent the Portfolio derives its rights from the intermediary bank. Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risks generally associated with the underlying borrower. In the event of the bankruptcy or insolvency of the borrower, a loan participation may be subject to certain defenses that can be asserted by such borrower as a result of improper conduct by the intermediary bank. In addition, in the event the underlying borrower fails to pay principal and interest when due, the Portfolio may be subject to delays, expenses and risks that are greater than those that would have been involved if the Portfolio had purchased a direct obligation of such borrower. Under the terms of a loan participation, the Portfolio may be regarded as a creditor of the intermediary bank (rather than of the underlying borrower), so that the Portfolio may also be subject to the risk that the intermediary bank may become insolvent.

Loan assignments are investments in assignments of all or a portion of certain loans from third parties. When the Portfolio purchases assignments from lenders, it will acquire direct rights against the borrower on the loan. Since assignments are arranged through private negotiations between potential assignees and assignors, however, the rights and obligations acquired by the Portfolio may differ from, and be more limited than, those held by the assigning lender. Loan participations and assignments may be considered liquid, as determined by the Portfolio’s advisers based on criteria approved by the Fund’s Board of Directors.

MONEY MARKET SECURITIES—Money market securities include: (i) short-term U.S. Government securities; (ii) custodial receipts evidencing separately traded interest and principal components of securities issued by the U.S. Treasury; (iii) commercial paper rated in the highest short-term rating category by an NRSRO, such as Standard & Poor’s or Moody’s, or determined by an adviser to be of comparable quality at the time of purchase; (iv) short-term bank obligations (certificates of deposit, time deposits and bankers’ acceptances) of U.S. commercial banks with assets of at least $1 billion as of the end of their most recent fiscal year; and (v) repurchase agreements involving such securities. For a description of ratings, see the Appendix to this SAI.

MORTGAGE-BACKED SECURITIES—Mortgage-backed securities are instruments that entitle the holder to a share of all interest and principal payments from mortgages underlying the security. The mortgages backing these securities include conventional fifteen- and thirty-year fixed-rate mortgages, graduated payment mortgages, adjustable rate mortgages and floating mortgages.

Based on the characteristics of mortgage-backed securities, the Portfolio has determined that mortgage-backed securities issued by private lenders and not guaranteed by U.S. Government agencies or instrumentalities are not part of any industry for purposes of the Portfolio’s concentration policy. This means that the Portfolio may invest more than 25% of its total assets in privately-issued mortgage-backed securities, which may cause the Portfolio to be more sensitive to adverse economic, business or political developments that affect privately-issued mortgage-backed securities. Such developments may include changes in interest rates, state or federal legislation affecting both commercial and residential mortgages and their issuers and changes in the overall economy.

Mortgage-backed securities are described in more detail below:

Government Pass-Through Securities. Government pass-through securities are securities that are issued or guaranteed by a U.S. Government agency representing an interest in a pool of mortgage loans. The primary issuers or guarantors of these mortgage-backed securities are GNMA, Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). GNMA, Fannie Mae and Freddie Mac each guarantee timely distributions of interest to certificate holders. GNMA and Fannie Mae also each guarantee timely distributions of scheduled principal. In the past, Freddie Mac has only guaranteed the ultimate collection of principal of the underlying mortgage loan; however, Freddie Mac now issues mortgage-backed securities (“FHLMC Gold PC” securities) which also guarantee timely payment of monthly principal reductions. Government and private guarantees do not extend to the securities’ value, which is likely to vary inversely with fluctuations in interest rates.

There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-backed securities and among the securities that they issue. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Therefore, mortgage-backed securities or certificates issued by GNMA , including GNMA Mortgage Pass-Through Certificates (also known as “Ginnie Maes”), are guaranteed as to the timely payment of principal and interest by GNMA and are backed by the full faith and credit of the U.S. Government. GNMA certificates are also supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Fannie Mae, on the other hand, is a government-sponsored organization owned by private stockholders. As a result of recent events (see below), the U.S. Treasury owns Fannie Mae’s senior preferred stock as well as a warrant to purchase 79.9% of Fannie Mae’s common stock. Still, mortgage-backed securities issued by Fannie Mae, which include Fannie Mae Guaranteed Mortgage Pass-Through Certificates (also known as “Fannie Maes”), are solely the obligations of Fannie Mae and are not backed by or entitled to the full faith and credit of the U.S. Government. Fannie Maes are guaranteed as to timely payment of the principal and interest by Fannie Mae. Freddie Mac is a corporate instrumentality of the U.S. Government, created pursuant to an Act of Congress, and is owned entirely by private stockholders. Mortgage-backed securities issued by Freddie Mac include Freddie Mac Mortgage Participation Certificates (also known as “Freddie Macs” or “PCs”). Freddie Macs are not backed by the full faith and credit of the U.S. Government and therefore are not guaranteed by the U.S. Government or by any Federal Home Loan Bank and do not constitute a debt or obligation of the U.S. Government or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) and the U.S. Treasury began a federal takeover of Fannie Mae and Freddie Mac, placing the two federal instrumentalities under conservatorship with the FHFA. Under the takeover, the U.S. Treasury agreed to acquire $1 billion of senior preferred stock of each instrumentality and obtained warrants for the purchase of common stock of each instrumentality. Under these Senior Preferred Stock Purchase Agreements (“SPAs”), the U.S. Treasury has pledged to provide up to $100 billion per instrumentality as needed, including the contribution of cash capital to the instrumentalities in the event that their liabilities exceed their assets. On May 6, 2009, the U.S. Treasury increased its maximum commitment to each instrumentality under the SPAs to $200 billion per instrumentality. On December 24, 2009, the U.S. Treasury further amended the SPAs to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in Fannie Mae’s and Freddie Mac’s net worth through the end of 2012. At the conclusion of 2012, the remaining U.S. Treasury commitment will then be fully available to be drawn per the terms of the SPAs. In December 2009, the U.S. Treasury also amended the SPAs to provide Fannie Mac and Freddie Mac with some additional flexibility to meet the requirement to reduce their mortgage portfolios.

The actions of the U.S. Treasury are intended to ensure that Fannie Mae and Freddie Mac maintain a positive net worth and meet their financial obligations preventing mandatory triggering of receivership. No assurance can be given that the U.S. Treasury initiatives will be successful.

The market value and interest yield of these mortgage-backed securities can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of federally insured mortgage loans with a maximum maturity of 30 years. However, due to scheduled and unscheduled principal payments on the underlying loans, these securities have a shorter average maturity and, therefore, less principal volatility than a comparable 30-year bond. Since prepayment rates vary widely, it is not possible to accurately predict the average maturity of a particular mortgage-backed security. The scheduled monthly interest and principal payments relating to mortgages in the pool will be “passed through” to investors.

Government mortgage-backed securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. As a result, there will be monthly scheduled payments of principal and interest. In addition, there may be unscheduled principal payments representing prepayments on the underlying mortgages. Although these securities may offer higher yields than those available from other types of U.S. Government securities, the prepayment feature may cause mortgage-backed securities to be less effective than other types of securities as a means of “locking in” attractive long-term rates. For instance, when interest rates decline, the value of these securities likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a mortgage-backed security originally purchased at a premium to decline in price to its par value, which may result in a loss.

Private Pass-Through Securities. Private pass-through securities are mortgage-backed securities issued by a non-governmental entity, such as a trust. While they are generally structured with one or more types of credit enhancement, private pass-through securities generally lack a guarantee by an entity having the credit status of a governmental agency or instrumentality. The two principal types of private mortgage-backed securities are collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduits (“REMICs”).

Commercial Mortgage-Backed Securities (“CMBS”). CMBS are generally multi-class or pass-through securities backed by a mortgage loan or a pool of mortgage loans secured by commercial property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments. The commercial mortgage loans that underlie CMBS are generally not amortizing or not fully amortizing. That is, at their maturity date, repayment of the remaining principal balance or “balloon” is due and is repaid through the attainment of an additional loan or sale of the property.

CMOs. CMOs are securities collateralized by mortgages, mortgage pass-throughs, mortgage pay-through bonds (bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment) and mortgage-backed bonds (general obligations of the issuers payable out of the issuers’ general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series that have different expected maturities. Investors purchasing such CMOs are credited with their portion of the scheduled payments of interest and principal on the underlying mortgages plus all unscheduled prepayments of principal based on a predetermined priority schedule. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-through securities to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-through securities issued or guaranteed by U.S. Government agencies or instrumentalities, the CMOs themselves are not generally guaranteed.

REMICs. REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by interests in real property. Guaranteed REMIC pass-through certificates (“REMIC Certificates”) issued by Fannie Mae or Freddie Mac represent beneficial ownership interests in a REMIC trust consisting principally of mortgage loans or Fannie Mae, Freddie Mac or GNMA-guaranteed mortgage pass-through certificates. For Freddie Mac REMIC Certificates, Freddie Mac guarantees the timely payment of interest. GNMA REMIC Certificates are backed by the full faith and credit of the U.S. Government.

Adjustable Rate Mortgage Securities (“ARMS”). ARMS are a form of pass-through security representing interests in pools of mortgage loans whose interest rates are adjusted from time to time. The adjustments usually are determined in accordance with a predetermined interest rate index and may be subject to certain limits. While the value of ARMS, like other debt securities, generally varies inversely with changes in market interest rates (increasing in value during periods of declining interest rates and decreasing in value during periods of increasing interest rates), the value of ARMS should generally be more resistant to price swings than other debt securities because the interest rates of ARMS move with market interest rates. The adjustable rate feature of ARMS will not, however, eliminate fluctuations in the prices of ARMS, particularly during periods of extreme fluctuations in interest rates. Also, since many adjustable rate mortgages only reset on an annual basis, it can be expected that the prices of ARMS will fluctuate to the extent that changes in prevailing interest rates are not immediately reflected in the interest rates payable on the underlying adjustable rate mortgages.

Stripped Mortgage-Backed Securities. Stripped mortgage-backed securities are securities that are created when a U.S. Government agency or a financial institution separates the interest and principal components of a mortgage-backed security and sells them as individual securities. The holder of the “principal-only” security (“PO”) receives the principal payments made by the underlying mortgage-backed security, while the holder of the “interest-only” security (“IO”) receives interest payments from the same underlying security. The prices of stripped mortgage-backed securities may be particularly affected by changes in interest rates. As interest rates fall, prepayment rates tend to increase, which tends to reduce prices of IOs and increase prices of POs. Rising interest rates can have the opposite effect.

Parallel Pay Securities; PAC Bonds. Parallel pay CMOs and REMICs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which must be retired by its stated maturity date or final distribution date, but may be retired earlier. Planned Amortization Class CMOs (“PAC Bonds”) generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

Pfandbriefe. A Pfandbriefe is a fixed-term, fixed-rate bond issued by a German mortgage bank or a public-sector bank to finance secured real estate loans or public sector loans. Although Pfandbriefe are collateralized securities, the issuer assumes all of the prepayment risk.

Estimated Average Life. Due to the possibility of prepayments of the underlying mortgage instruments, mortgage-backed securities generally do not have a known maturity. In the absence of a known maturity, market participants generally refer to an estimated average life. An average life estimate is a function of an assumption regarding anticipated prepayment patterns and is based upon current interest rates, current conditions in the relevant housing markets and other factors. The assumption is necessarily subjective, and thus different market participants can produce different average life estimates with regard to the same security. There can be no assurance that estimated average life will be a security’s actual average life.

MORTGAGE DOLLAR ROLLS—Mortgage “dollar rolls” or “covered rolls” are transactions in which the Portfolio sells securities (usually mortgage-backed securities) and simultaneously contracts to repurchase, typically in 30 or 60 days, substantially similar, but not identical, securities on a specified future date. During the roll period, the Portfolio forgoes principal and interest paid on such securities. The Portfolio is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”), as well as by the interest earned on the cash proceeds of the initial sale. At the end of the roll commitment period, the Portfolio may or may not take delivery of the securities it has contracted to purchase. Mortgage dollar rolls may be renewed prior to cash settlement and initially may involve only a firm commitment agreement by the Portfolio to buy a security. A “covered roll” is a specific type of mortgage dollar roll for which there is an offsetting cash position or cash equivalent securities position that matures on or before the forward settlement date of the mortgage dollar roll transaction. As used herein, the term “mortgage dollar roll” refers to mortgage dollar rolls that are not “covered rolls.” If the broker-dealer to whom the Portfolio sells the security becomes insolvent, the Portfolio’s right to repurchase the security may be restricted. Other risks involved in entering into mortgage dollar rolls include the risk that the value of the security may change adversely over the term of the mortgage dollar roll and that the security the Portfolio is required to repurchase may be worth less than the security that the Portfolio originally held. To avoid senior security concerns, the Portfolio will “cover” any mortgage dollar roll as required by the 1940 Act.

MUNICIPAL SECURITIES—Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses and for lending such funds to other public institutions and facilities; and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair or improvement of privately operated facilities. Additional information regarding municipal securities is described below.

Municipal Bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds, moral obligation bonds and participation interests in municipal bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility, such as tolls from a toll bridge. Certificates of participation represent an interest in an underlying obligation or commitment, such as an obligation issued in connection with a leasing arrangement. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility’s user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment. The Portfolio may purchase private activity or industrial development bonds if, in the opinion of counsel for the issuers, the interest paid is exempt from federal income tax. These bonds are issued by or on behalf of public authorities to raise money to finance various privately-owned or

—operated facilities for business and manufacturing, housing, sports and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports, parking or sewage or solid waste disposal facilities, as well as certain other categories. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility’s user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment. Moral obligation bonds are normally issued by special purpose authorities. Moral obligation bonds are not backed by the full faith and credit of the state, but are generally backed by the agreement of the issuing authority to request appropriations from the state legislative body.

Municipal Leases. Municipal leases are instruments or participations in instruments issued in connection with lease obligations or installment purchase contract obligations of municipalities (“municipal lease obligations”). Although municipal lease obligations do not constitute general obligations of the issuing municipality, a lease obligation may be backed by the municipality’s covenant to budget for, appropriate funds for and make the payments due under the lease obligation. However, certain lease obligations contain “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose in the relevant years. Municipal lease obligations are a relatively new form of financing, and the market for such obligations is still developing. Municipal leases will be treated as liquid only if they satisfy criteria set forth in guidelines established by the Board of Directors, and there can be no assurance that a market will exist or continue to exist for any municipal lease obligation. Information regarding illiquid securities is provided under the section “Illiquid Securities.”

Municipal Notes. Municipal notes consist of general obligation notes, tax anticipation notes (notes sold to finance working capital needs of the issuer in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, tax and revenue anticipation notes, certificates of indebtedness, demand notes and construction loan notes. The maturities of the instruments at the time of issue will generally range from three months to one year.

OBLIGATIONS OF DOMESTIC BANKS, FOREIGN BANKS AND FOREIGN BRANCHES OF U.S. BANKS—Investments in bank obligations include obligations of domestic branches of foreign banks and foreign branches of domestic banks. Such investments in domestic branches of foreign banks and foreign branches of domestic banks may involve risks that are different from investments in securities of domestic branches of U.S. banks. These risks may include unfavorable future political and economic developments, possible withholding taxes on interest income, seizure or nationalization of foreign deposits, currency controls, interest limitations or other governmental restrictions that might affect the payment of principal or interest on the securities held by the Portfolio. Additionally, these institutions may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping requirements than those applicable to domestic branches of U.S. banks. Bank obligations include the following:

Bankers’ Acceptances. Bankers’ acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Corporations use bankers’ acceptances to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

Bank Notes. Bank notes are notes used to represent debt obligations issued by banks in large denominations.

Certificates of Deposit. Certificates of deposit are interest-bearing instruments with a specific maturity. They are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit with penalties for early withdrawal will be considered illiquid. Additional information about illiquid securities is provided under the section “Illiquid Securities.”

Time Deposits. Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty or that mature in more than seven days are considered to be illiquid securities. Additional information about illiquid securities is provided under the section “Illiquid Securities” above.

OBLIGATIONS OF SUPRANATIONAL ENTITIES—Supranational entities are entities established through the joint participation of several governments, including the Asian Development Bank, the Inter-American Development Bank, the International Bank for Reconstruction and Development (or World Bank), the African Development Bank, the European Economic Community, the European Investment Bank and the Nordic Investment Bank. The governmental members, or “stockholders,” usually make initial capital contributions to the supranational entity and, in many cases, are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings. There is no guarantee that one or more stockholders of a supranational entity will continue to make any necessary additional capital contributions. If such contributions are not made, the entity may be unable to pay interest or repay principal on its debt securities, and the Portfolio may lose money on such investments.

OPTIONS—The Portfolio may purchase and write put and call options on indices and enter into related closing transactions. A put option on a security gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period. A call option on a security gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract.

The Portfolio may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter markets) to manage its exposure to exchange rates. Call options on foreign currency written by the Portfolio will be “covered” as required by the 1940 Act.

Put and call options on indices are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual securities. All options written on indices or securities must be “covered” as required by the 1940 Act.

The Portfolio may trade put and call options on securities, securities indices and currencies, as the advisers, as applicable, determine is appropriate in seeking the Portfolio’s investment objective,

unless otherwise restricted by the Portfolio’s investment limitations as set forth below in “Fund Policies.”

The initial purchase (sale) of an option contract is an “opening transaction.” In order to close out an option position, the Portfolio may enter into a “closing transaction,” which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened. If the Portfolio is unable to effect a closing purchase transaction with respect to an option it has written, it will not be able to sell the underlying security until the option expires or the Portfolio delivers the security upon exercise.

The Portfolio may purchase put and call options on securities for any lawful purpose, including to protect against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market value of securities that the Portfolio may seek to purchase in the future. The Portfolio purchasing put and call options pays a premium for such options. If price movements in the underlying securities are such that exercise of the options would not be profitable for the Portfolio, loss of the premium paid may be offset by an increase in the value of the Portfolio’s securities or by a decrease in the cost of acquisition of securities by the Portfolio.

The Portfolio may write (i.e., sell) “covered” call options on securities for any lawful purpose, including as a means of increasing the yield on its assets and as a means of providing limited protection against decreases in its market value. When the Portfolio writes an option, if the underlying securities do not increase or decrease, as applicable, to a price level that would make the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Portfolio will realize as profit the premium received for such option. When a call option of which the Portfolio is the writer is exercised, the Portfolio will be required to sell the underlying securities to the option holder at the strike price and will not participate in any increase in the price of such securities above the strike price. When a put option of which the Portfolio is the writer is exercised, the Portfolio will be required to purchase the underlying securities at a price in excess of the market value of such securities.

The Portfolio may purchase and write options on an exchange or over-the-counter. Over-the-counter options (“OTC options”) differ from exchange-traded options in several respects. First, OTC options are transacted directly with dealers and not with a clearing corporation and therefore entail the risk of non-performance by the dealer. In addition, OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is normally done by reference to information from a market maker. It is the SEC’s position that OTC options are generally illiquid. The market value of an option generally reflects the market price of an underlying security. Other principal factors affecting market value include supply and demand, interest rates, the pricing volatility of the underlying security and the time remaining until the expiration date of the option.

Risks. Risks associated with options transactions include: (i) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect correlation between the movement in prices of options and the underlying securities; (iii) there may not be a liquid secondary market for options; and (iv) while the Portfolio will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

PAY-IN-KIND BONDS—Pay-in-kind bonds are securities which, at the issuer’s option, pay interest in either cash or additional securities for a specified period. Pay-in-kind bonds, like zero coupon bonds, are designed to give an issuer flexibility in managing cash flow. Pay-in-kind bonds are expected to reflect the market value of the underlying debt plus an amount representing accrued interest since the last payment. Pay-in-kind bonds are usually less volatile than zero coupon bonds, but more volatile than cash pay securities.

PUT TRANSACTIONS — The Portfolio may purchase securities at a price which would result in a yield to maturity lower than generally offered by the seller at the time of purchase when the Portfolio can simultaneously acquire the right to sell the securities back to the seller, the issuer or a third party (the “writer”) at an agreed-upon price at any time during a stated period or on a certain date. Such a right is generally denoted as a “standby commitment” or a “put.” The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the Portfolio to meet redemptions and remain as fully invested as possible in municipal securities. The Portfolio reserves the right to engage in put transactions. The right to put the securities depends on the writer’s ability to pay for the securities at the time the put is exercised. The Portfolio would limit its put transactions to institutions that an adviser believes present minimum credit risk, and an adviser would use its best efforts to initially determine and continue to monitor the financial strength of the sellers of the options by evaluating their financial statements and such other information as is available in the marketplace. It may, however, be difficult to monitor the financial strength of the writers because adequate current financial information may not be available. In the event that any writer is unable to honor a put for financial reasons, the Portfolio would be a general creditor (i.e., on a parity with all other unsecured creditors) of the writer. Furthermore, particular provisions of the contract between the Portfolio and the writer may excuse the writer from repurchasing the securities; for example, a change in the published rating of the underlying municipal securities or any similar event that has an adverse effect on the issuer’s credit or a provision in the contract that the put will not be exercised except in certain special cases, such as to maintain Portfolio liquidity. The Portfolio could, however, at any time sell the underlying portfolio security in the open market or wait until the portfolio security matures, at which time it should realize the full par value of the security.

The securities purchased subject to a put may be sold to third persons at any time, even though the put is outstanding, but the put itself, unless it is an integral part of the security as originally issued, may not be marketable or otherwise assignable. Therefore, the put would have value only to the Portfolio. Sale of the securities to third parties or lapse of time with the put unexercised may terminate the right to put the securities. Prior to the expiration of any put option, the Portfolio could seek to negotiate terms for the extension of such an option. If such a renewal cannot be negotiated on terms satisfactory to the Portfolio, the Portfolio could, of course, sell the portfolio security. The maturity of the underlying security will generally be different from that of the put. For the purpose of determining the “maturity” of securities purchased subject to an option to put, and for the purpose of determining the dollar-weighted average maturity of the Portfolio including such securities, the Portfolio will consider “maturity” to be the first date on which it has the right to demand payment from the writer of the put although the final maturity of the security is later than such date.

RECEIPTS—Receipts are interests in separately traded interest and principal component parts of U.S. Government obligations that are issued by banks or brokerage firms and are created by depositing U.S. Government obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include “Treasury Receipts” (“TRs”), “Treasury Investment Growth Receipts” (“TIGRs”), “Liquid Yield Option Notes” (“LYONs”)

and “Certificates of Accrual on Treasury Securities” (“CATS”). LYONs, TIGRs and CATS are interests in private proprietary accounts while TRs and Separately Traded Registered Interest and Principal Securities (“STRIPS”) (see “U.S. Treasury Obligations” below) are interests in accounts sponsored by the U.S. Treasury. Receipts are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. For tax purposes, original issue discount that accretes in a taxable year is treated as earned by the Portfolio. Because of these features, such securities may be subject to greater interest rate volatility than interest paying fixed income securities.

REAL ESTATE INVESTMENT TRUSTS—Real Estate Investment Trusts (“REITs”) are trusts that invest primarily in commercial real estate or real estate-related loans. A REIT is not taxed on income distributed to its shareholders or unitholders if it complies with certain requirements under the Code relating to its organization, ownership, assets and income, as well as with a requirement that it distribute to its shareholders or unitholders at least 95% of its taxable income for each taxable year. Generally, REITs can be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains from appreciation realized through property sales. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity and Mortgage REITs. By investing in REITs indirectly through the Portfolio, shareholders will bear not only the proportionate share of the expenses of the Portfolio, but also, indirectly, similar expenses of underlying REITs.

The Portfolio may be subject to certain risks associated with the direct investments of the REITs. REITs may be affected by changes in the value of their underlying properties and by defaults by borrowers or tenants. Mortgage REITs may be affected by the quality of the credit extended. Furthermore, REITs are dependent on specialized management skills. Some REITs may have limited diversification and may be subject to risks inherent in financing a limited number of properties. REITs depend generally on their ability to generate cash flow to make distributions to shareholders or unitholders and may be subject to defaults by borrowers and to self-liquidations. In addition, a REIT may be affected by its failure to qualify for tax-free pass-through of income under the Code or its failure to maintain exemption from registration under the 1940 Act.

REPURCHASE AGREEMENTS—A repurchase agreement is an agreement in which one party sells securities to another party in return for cash, with an agreement to repurchase equivalent securities at an agreed-upon price and on an agreed-upon future date. The Portfolio may enter into repurchase agreements with financial institutions. The Portfolio follows certain procedures designed to minimize the risks inherent in such agreements. These procedures include effecting repurchase transactions only with large, well-capitalized and well-established financial institutions deemed creditworthy by an adviser. The repurchase agreements entered into by the Portfolio will provide that the underlying collateral at all times shall have a value at least equal to 102% of the resale price stated in the agreement. The advisers monitor compliance with this requirement, as well as the ongoing financial condition and creditworthiness of the counterparty. Under all repurchase agreements entered into by the Portfolio, the custodian or its agent must take possession of the underlying collateral. In the event of a default or bankruptcy by a selling financial institution, the Portfolio will seek to liquidate such collateral. However, the exercising of the Portfolio’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Portfolio could suffer a loss. The investments of the Portfolio in repurchase agreements, at times, may be substantial when, in the view of an adviser, liquidity or other considerations so warrant.

RESTRICTED SECURITIES—Restricted securities are securities that may not be sold to the public without registration under the Securities Act of 1933, as amended (the “1933 Act”), or an exemption from registration. Permitted investments for the Portfolio include restricted securities. Restricted securities, including securities eligible for re-sale under Rule 144A of the 1933 Act, that are determined to be liquid are not subject to this limitation. This determination is to be made by an adviser pursuant to guidelines adopted by the Board of Directors. Under these guidelines, the particular adviser will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security and the nature of the security and of the marketplace trades. In purchasing such restricted securities, each adviser intends to purchase securities that are exempt from registration under Rule 144A under the 1933 Act and Section 4(2) commercial paper issued in reliance on an exemption from registration under Section 4(2) of the 1933 Act.

REVERSE REPURCHASE AGREEMENTS AND SALE-BUYBACKS—Reverse repurchase agreements are transactions in which the Portfolio sells portfolio securities to financial institutions, such as banks and broker-dealers and agrees to repurchase them at a mutually agreed-upon date and price that is higher than the original sale price. Reverse repurchase agreements are similar to a fully collateralized borrowing by the Portfolio. At the time the Portfolio enters into a reverse repurchase agreement, it will earmark on the books of the Portfolio or place in a segregated account cash or liquid securities having a value equal to the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such equivalent value is maintained.

Reverse repurchase agreements involve risks. Reverse repurchase agreements are a form of leverage and the use of reverse repurchase agreements by the Portfolio may increase the Portfolio’s volatility. Reverse repurchase agreements are also subject to the risk that the other party to the reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio. Reverse repurchase agreements also involve the risk that the market value of the securities sold by the Portfolio may decline below the price at which it is obligated to repurchase the securities. In addition, when the Portfolio invests the proceeds it receives in a reverse repurchase transaction, there is a risk that those investments may decline in value. In this circumstance, the Portfolio could be required to sell other investments in order to meet its obligations to repurchase the securities.

In a sale-buyback transaction, the Portfolio sells an underlying security for settlement at a later date. A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security. The Portfolio’s obligations under a sale-buyback typically would be offset by earmarking on the books of the Portfolio or placing in a segregated account cash or liquid securities having a value equal to the amount of the Portfolio’s forward commitment to repurchase the underlying security.

SECURITIES LENDING—The Portfolio may lend portfolio securities to brokers, dealers and other financial organizations that meet capital and other credit requirements or other criteria established by the Fund’s Board of Directors. These loans, if and when made, may not exceed 33 1/3% of the total asset value of the Portfolio (including the loan collateral). The Portfolio will not lend portfolio securities to its advisers or their affiliates unless it has applied for and received specific authority to do so from the SEC. Loans of portfolio securities will be fully collateralized by cash, letters of credit or U.S. Government securities, and the collateral will be maintained in an amount equal to at least 100% of the current market value of the loaned securities by marking to market daily, although the borrower will be required to deliver collateral of 102% and 105% of the market value of borrowed securities for domestic and foreign issuers, respectively. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan would be for the account of the Portfolio. The Portfolio may pay a part of the interest earned from the investment of collateral, or other fee, to an unaffiliated third party for acting as the Portfolio’s securities lending agent.

By lending its securities, the Portfolio may increase its income by receiving payments from the borrower that reflect the amount of any interest or any dividends payable on the loaned securities, as well as by either investing cash collateral received from the borrower in short-term instruments or obtaining a fee from the borrower when U.S. Government securities or letters of credit are used as collateral. The Portfolio will adhere to the following conditions whenever its portfolio securities are loaned: (i) the Portfolio must receive at least 100% cash collateral or equivalent securities of the type discussed in the preceding paragraph from the borrower; (ii) the borrower must increase such collateral whenever the market value of the securities rises above the level of such collateral; (iii) the Portfolio must be able to terminate the loan on demand; (iv) the Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities and any increase in market value; (v) the Portfolio may pay only reasonable fees in connection with the loan (which fees may include fees payable to the lending agent, the borrower, the Portfolio’s administrator and the custodian); and (vi) voting rights on the loaned securities may pass to the borrower, provided, however, that if a material event adversely affecting the investment occurs, the Portfolio must terminate the loan and regain the right to vote the securities. The Board has adopted procedures reasonably designed to ensure that the foregoing criteria will be met. Loan agreements involve certain risks in the event of default or insolvency of the borrower, including possible delays or restrictions upon the Portfolio’s ability to recover the loaned securities or dispose of the collateral for the loan, which could give rise to loss because of adverse market action, expenses and/or delays in connection with the disposition of the underlying securities.

The Portfolio will invest the cash received as collateral through loan transactions in other eligible securities, which may include shares of a registered money market fund or of an unregistered money market fund that complies with the requirements of Rule 2a-7 under the 1940 Act. Such money market funds might not seek or be able to maintain a stable $1 per share net asset value. Investing the cash collateral subjects the Portfolio to market risk. The Portfolio remains obligated to return all collateral to the borrower under the terms of its securities lending arrangements, even if the value of the investments made with the collateral has declined. Accordingly, if the value of a security in which the cash collateral has been invested declines, the loss would be borne by the Portfolio, and the Portfolio may be required to liquidate other investments in order to return collateral to the borrower at the end of a loan.

The cash collateral may be invested in the SEI Liquidity Fund, LP (the “Liquidity Fund”), an affiliated unregistered money market fund managed by SIMC and operated in accordance with Rule 12d1-1 under the 1940 Act. Although the Liquidity Fund is not registered as an investment company under the 1940 Act, it intends to operate as a money market fund in compliance with Rule 2a-7 of the 1940 Act to the extent required by Rule 12d1-1 under the 1940 Act. The cash collateral invested in the Liquidity Fund may be subject to the risk of loss in the underlying investments of the Liquidity Fund.

SHORT SALES—Short sales may be used by the Portfolio as part of its overall portfolio management strategies or to offset (hedge) a potential decline in the value of a security. The Portfolio may engage in short sales that are either “against the box” or “uncovered.” A short sale is “against the box” if, at all times during which the short position is open, the Portfolio owns at least an equal amount of the securities or securities convertible into, or exchangeable without further consideration for, securities of the same issue as the securities that are sold short. A short sale against the box is a taxable transaction to the Portfolio with respect to the securities that are sold short. Uncovered short sales are transactions under which the Portfolio sells a security it does not own. To complete such a transaction, the Portfolio must borrow the security to make delivery to the buyer. The Portfolio then is obligated to replace the security borrowed by purchasing the security at the market price at the time of the replacement. The price at such time may be more or less than the price at which the security was sold by the Portfolio. Until the security is replaced, the Portfolio is required to pay the lender amounts equal to any dividends or interest that accrue during the period of the loan. To borrow the security, the Portfolio also may be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale may be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out.

Until the Portfolio closes its short position or replaces the borrowed security, the Portfolio will: (a) earmark on the books of the Portfolio or maintain a segregated account containing cash or liquid securities at such a level that the amount earmarked or deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short; or (b) otherwise “cover” the Portfolio’s short position as required by the 1940 Act.

SWAPS, CAPS, FLOORS, COLLARS AND SWAPTIONS—Swaps are privately negotiated over-the-counter derivative products in which two parties agree to exchange payment streams calculated in relation to a rate, index, instrument or certain securities (referred to as the “underlying”) and a predetermined amount (referred to as the “notional amount”). The underlying for a swap may be an interest rate (fixed or floating), a currency exchange rate, a commodity price index, a security, group of securities or a securities index, a combination of any of these or various other rates, assets or indices. Swap agreements generally do not involve the delivery of the underlying or principal, and a party’s obligations generally are equal to only the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the swap agreement.

A great deal of flexibility is possible in the way swaps may be structured. For example, in a simple fixed-to-floating interest rate swap, one party makes payments equivalent to a fixed interest rate and the other party makes payments calculated with reference to a specified floating interest rate, such as LIBOR or the prime rate. In a currency swap, the parties generally enter into an agreement to pay interest streams in one currency based on a specified rate in exchange for receiving interest streams denominated in another currency. Currency swaps may involve initial and final exchanges of the currency that correspond to the agreed upon notional amount.

The Portfolio may engage in simple or more complex swap transactions involving a wide variety of underlyings for various reasons. For example, the Portfolio may enter into a swap: (i) to gain exposure to investments (such as an index of securities in a market) or currencies without actually purchasing those stocks or currencies; (ii) to make an investment without owning or taking physical custody of securities or currencies in circumstances in which direct investment is restricted for legal reasons or is otherwise impracticable; (iii) to hedge an existing position; (iv) to obtain a particular desired return at a lower cost to the Portfolio than if it had invested directly in an instrument that yielded the desired return; or (v) for various other reasons.

The Portfolio may enter into credit default swaps as a buyer or a seller. The buyer in a credit default contract is obligated to pay the seller a periodic stream of payments over the term of the contract, provided no event of default has occurred. If an event of default occurs, the seller must pay the buyer the full notional value (“par value”) of the underlying in exchange for the underlying. If the Portfolio is a buyer and no event of default occurs, the Portfolio will have made a stream of payments to the seller without having benefited from the default protection it purchased. However, if an event of default occurs, the Portfolio, as a buyer, will receive the full notional value of the underlying that may have little or no value following default. As a seller, the Portfolio receives a fixed rate of income throughout the term of the contract, provided there is no default. If an event of default occurs, the Portfolio would be obligated to pay the notional value of the underlying in return for the receipt of the underlying. The value of the underlying received by the Portfolio, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Portfolio. Credit default swaps involve different risks than if the Portfolio invests in the underlying directly.

Caps, floors, collars and swaptions are privately-negotiated option-based derivative products. Like a put or call option, the buyer of a cap or floor pays a premium to the writer. In exchange for that premium, the buyer receives the right to a payment equal to the differential, if the specified index or rate rises above (in the case of a cap) or falls below (in the case of a floor) a pre-determined strike level. Like swaps, obligations under caps and floors are calculated based upon an agreed notional amount, and, like most swaps (other than foreign currency swaps), the entire notional amount is not exchanged. A collar is a combination product in which one party buys a cap from and sells a floor to another party. Swaptions give the holder the right to enter into a swap. The Portfolio may use one or more of these derivative products in addition to or in lieu of a swap involving a similar rate or index.

Under current market practice, swaps, caps, collars and floors between the same two parties are generally documented under a “master agreement.” In some cases, options and forwards between the parties may also be governed by the same master agreement. In the event of a default, amounts owed under all transactions entered into under or covered by the same master agreement would be netted, and only a single payment would be made.

Generally, the Portfolio would calculate the obligations of the swap agreements’ counterparties on a “net basis.” Consequently, the Portfolio’s current obligation (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each counterparty to the swap agreement (the “net amount”). The Portfolio’s current obligation under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered as required by the 1940 Act. The Portfolio will not enter into a swap agreement with any single party if the net amount owed or to be received under the existing agreements with that party would exceed 5% of the Portfolio’s total assets.

The swap market has grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and as agents using standardized swap agreements. As a result, the use of swaps has become more prevalent in comparison with the markets for other similar instruments that are also traded in over-the-counter markets.

Swaps and other derivatives involve risks. One significant risk in a swap, cap, floor, collar or swaption is the volatility of the specific interest rate, currency or other underlying that determines the amount of payments due to and from the Portfolio. This is true whether these derivative products are used to create additional risk exposure for the Portfolio or to hedge, or manage, existing risk exposure. If under a swap, cap, floor, collar or swaption agreement the Portfolio is obligated to make a payment to the counterparty, the Portfolio must be prepared to make the payment when due. The Portfolio could suffer losses with respect to such an agreement if the Portfolio is unable to terminate the agreement or reduce its exposure through offsetting transactions. Further, the risks of caps, floors and collars, like put and call options, may be unlimited for the seller if the cap or floor is not hedged or covered, but is limited for the buyer.

Because under swap, cap, floor, collar and swaption agreements a counterparty may be obligated to make payments to the Portfolio, these derivative products are subject to risks related to the counterparty’s creditworthiness. If a counterparty defaults, the Portfolio’s risk of loss will consist of any payments that the Portfolio is entitled to receive from the counterparty under the agreement (this may not be true for currency swaps that require the delivery of the entire notional amount of one designated currency in exchange for the other). Upon default by a counterparty, however, the Portfolio may have contractual remedies under the swap agreement.

The Portfolio will enter into swaps only with counterparties that an adviser believes to be creditworthy. In addition, the Portfolio will earmark on the books of the Portfolio or segregate cash or liquid securities in an amount equal to any liability amount owned under a swap, cap, floor, collar or swaption agreement, or will otherwise “cover” its position as required by the 1940 Act.

U.S. GOVERNMENT SECURITIES—Examples of types of U.S. Government obligations in which the Portfolio may invest include U.S. Treasury obligations and the obligations of U.S. Government agencies or U.S. Government sponsored entities, such as Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Fannie Mae, GNMA, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Freddie Mac, Federal Intermediate Credit Banks, Maritime Administration and other similar agencies. Whether backed by the full faith and credit of the U.S. Treasury or not, U.S. Government securities are not guaranteed against price movements due to fluctuating interest rates.

U.S. Treasury Obligations. U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the federal book-entry systems known as STRIPS and TRs.

Receipts. Receipts are interests in separately-traded interest and principal component parts of U.S. Government obligations that are issued by banks or brokerage firms and are created by depositing U.S. Government obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. TRs and STRIPS are interests in accounts sponsored by the U.S. Treasury. Receipts are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal.

U.S. Government Zero Coupon Securities. STRIPS and receipts are sold as zero coupon securities, that is, fixed income securities that have been stripped of their unmatured interest coupons. Zero coupon securities are sold at a (usually substantial) discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accreted over the life of the security, and the accretion constitutes the income earned on the security for both accounting and tax purposes. Because of these features, the market prices of zero coupon securities are generally more volatile than the market prices of securities that have similar maturity but that pay interest periodically. Zero coupon securities are likely to respond to a greater degree to interest rate changes than are non-zero coupon securities with similar maturities and credit qualities.

U.S. Government Agencies. Some obligations issued or guaranteed by agencies of the U.S. Government are supported by the full faith and credit of the U.S. Treasury (e.g., Treasury bills, notes and bonds and securities guaranteed by GNMA); others are supported by the right of the issuer to borrow from the Treasury (e.g., obligations of Federal Home Loan Banks), while still others are supported only by the credit of the instrumentality (e.g., obligations of Fannie Mae). Guarantees of principal by agencies or instrumentalities of the U.S. Government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity, there might not be a market and thus no means of realizing on the obligation prior to maturity. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of these securities nor to the value of the Portfolio’s shares.

VARIABLE AND FLOATING RATE INSTRUMENTS—Certain obligations may carry variable or floating rates of interest and may involve a conditional or unconditional demand feature. Such instruments bear interest at rates that are not fixed, but that vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such security.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES—When-issued and delayed delivery basis transactions involve the purchase of an instrument with payment and delivery taking place in the future. Delivery of and payment for these securities may occur a month or more after the date of the purchase commitment. The interest rate realized on these securities is fixed as of the purchase date, and no interest accrues to the Portfolio before settlement. These securities are subject to market fluctuation due to changes in market interest rates, and it is possible that the market value of these securities at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although the Portfolio generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Portfolio may dispose of a when-issued security or forward commitment prior to settlement if it deems it appropriate. When the Portfolio purchases when-issued or delayed delivery securities, it will “cover” its position as required by the 1940 Act.

YANKEE OBLIGATIONS—Yankee obligations (“Yankees”) are U.S. dollar-denominated instruments of foreign issuers who either register with the SEC or issue securities under Rule 144A of the 1933 Act. These obligations consist of debt securities (including preferred or preference stock of non-governmental issuers), certificates of deposit, fixed time deposits and bankers’ acceptances issued by foreign banks and debt obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. Some securities issued by foreign governments or their subdivisions, agencies and instrumentalities may not be backed by the full faith and credit of the foreign government. The

Yankee obligations selected for the Portfolio will adhere to the same quality standards as those utilized for the selection of domestic debt obligations.

ZERO COUPON SECURITIES—Zero coupon securities are securities that are sold at a discount to par value and securities on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received “phantom income” annually. Because the Portfolio may distribute its “phantom income” to investors, to the extent that the Fund permits investors to receive dividends in cash rather than reinvesting such dividends in additional shares, the Portfolio will have fewer assets with which to purchase income producing securities. Pay-in-kind securities pay interest in either cash or additional securities, at the issuer’s option, for a specified period. Pay-in-kind bonds, like zero coupon bonds, are designed to give an issuer flexibility in managing cash flow. Pay-in-kind bonds are expected to reflect the market value of the underlying debt plus an amount representing accrued interest since the last payment. Pay-in-kind bonds are usually less volatile than zero coupon bonds, but more volatile than cash pay securities. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals.

Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods. STRIPS and receipts (TRs, TIGRs, LYONs and CATS) are sold as zero coupon securities, that is, fixed income securities that have been stripped of their unmatured interest coupons. Zero coupon securities are sold at a (usually substantial) discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accreted over the life of the security, and the accretion constitutes the income earned on the security for both accounting and tax purposes. Because of these features, the market prices of zero coupon securities are generally more volatile than the market prices of securities that have similar maturities but that pay interest periodically. Zero coupon securities are likely to respond to a greater degree to interest rate changes than are non-zero coupon securities with similar maturities and credit qualities.

Corporate zero coupon securities are: (i) notes or debentures which do not pay current interest and are issued at substantial discounts from par value; or (ii) notes or debentures that pay no current interest until a stated date one or more years into the future, after which date the issuer is obligated to pay interest until maturity, usually at a higher rate than if interest were payable from the date of issuance, and may also make interest payments in kind (e.g., with identical zero coupon securities). Such corporate zero coupon securities, in addition to the risks identified above, are subject to the risk of the issuer’s failure to pay interest and repay principal in accordance with the terms of the obligation. The Portfolio must accrete the discount or interest on high-yield bonds structured as zero coupon securities as income even though it does not receive a corresponding cash interest payment until the security’s maturity or payment date. For tax purposes, original issue discount that accretes in a taxable year is treated as earned by the Portfolio. The Portfolio accrues income with respect to the securities prior to the receipt of cash payments.

As applicable, the Portfolio will “cover” its position as required by the 1940 Act.

Fund Policies:

The following are fundamental and non-fundamental policies of the Portfolio. The following percentage limitations (except for the limitation on borrowing) will apply at the time of the purchase of a security and shall not be considered violated unless an excess or deficiency occurs immediately after or as a result of a purchase of such security.

Fundamental Policies

The following investment limitations are fundamental policies of the Portfolio and may not be changed without approval of a majority of the outstanding voting shares of the Portfolio. The term “majority of outstanding voting shares” means the vote of: (i) 67% or more of the Portfolio’s outstanding voting shares present at a meeting, if more than 50% of the outstanding voting shares of the Portfolio are present or represented by proxy at the meeting; or (ii) more than 50% of the Portfolio’s outstanding voting shares, whichever is less.

The Portfolio may not:

1. Purchase securities of an issuer if it would cause the Portfolio to fail to satisfy the diversification requirement for a diversified management company under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

2. Concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

3. Borrow money or issue senior securities (as defined under the 1940 Act), except to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

4. Make loans, except to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

5. Purchase or sell commodities or real estate, except to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

6. Underwrite securities issued by other persons, except to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

Non-Fundamental Policies

The following limitations are non-fundamental policies of the Portfolio and may be changed by the Fund’s Board of Directors without a vote of shareholders.

The Portfolio may not:

1. Pledge, mortgage or hypothecate assets except to secure permitted borrowings or related to the deposit of assets in escrow or the posting of collateral in segregated accounts in compliance with the asset segregation requirements imposed by Section 18 of the 1940 Act, or any rule or SEC staff interpretation thereunder.

2. Purchase or hold illiquid securities, i.e., securities that cannot be disposed of for their approximate carrying value in seven days or less (which term includes repurchase agreements and time deposits maturing in more than seven days), if, in the aggregate, more than 15% of its net assets would be invested in illiquid securities.

3. With respect to 75% of its assets: (i) purchase the securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or securities of other investment companies) if, as a result, more than 5% of its total assets would be invested in the securities of such issuer; or (ii) acquire more than 10% of the outstanding voting securities of any one issuer.

4. Purchase any securities which would cause 25% or more of the total assets of the Portfolio to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and certain asset-backed and mortgage-backed securities, as described in this SAI.

5. Borrow money in an amount exceeding 33 1/3% of the value of its total assets, provided that, for purposes of this limitation, investment strategies which either obligate the Portfolio to purchase securities or require the Portfolio to segregate assets are not considered to be borrowings. To the extent that its borrowings exceed 5% of its assets: (i) all borrowings will be repaid before the Portfolio makes additional investments and any interest paid on such borrowings will reduce income; and (ii) asset coverage of at least 300% is required.

6. Issue senior securities (as defined in the 1940 Act) except as permitted by rule, regulation, interpretation or order of the SEC.

7. Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other parties, except that the Portfolio may: (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) lend its securities.

8. Purchase or sell real estate, physical commodities or commodities contracts, except that the Portfolio may purchase: (i) marketable securities issued by companies which own or invest in real estate (including real estate investment trusts), commodities or commodities contracts; and (ii) commodities contracts relating to financial instruments, such as financial futures contracts and options on such contracts.

The following descriptions of the 1940 Act may assist shareholders in understanding the above policies and restrictions.

Diversification. Under the 1940 Act, a diversified investment management company, as to 75% of its total assets, may not purchase securities of any issuer (other than securities issued or guaranteed by the U.S. Government, its agents or instrumentalities or securities of other investment companies) if, as a result, more than 5% of its total assets would be invested in the securities of such issuer or more than 10% of the issuer’s outstanding voting securities would be held by the Portfolio.

Concentration. The SEC has presently defined concentration as investing 25% or more of an investment company’s net assets in an industry or group of industries, with certain exceptions.

Borrowing. The 1940 Act presently allows the Portfolio to borrow from any bank (including pledging, mortgaging or hypothecating assets) in an amount up to 33 1/3% of its total assets (not including temporary borrowings not in excess of 5% of its total assets).

Senior Securities. Senior securities may include any obligation or instrument issued by the Portfolio evidencing indebtedness. The 1940 Act generally prohibits the Portfolio from issuing senior securities, although it does not treat certain transactions as senior securities, such as certain borrowings, short sales, reverse repurchase agreements, firm commitment agreements and standby commitments, with appropriate earmarking or segregation of assets to cover such obligation.

Lending. Under the 1940 Act, the Portfolio may only make loans if expressly permitted by its investment policies. The Portfolio’s non-fundamental investment policy on lending is set forth above.

Underwriting. Under the 1940 Act, underwriting securities involves the Portfolio purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly. Under the 1940 Act, a diversified investment company may not make any commitment as underwriter if immediately thereafter the amount of its outstanding underwriting commitments, plus the value of its investments in securities of issuers (other than investment companies) of which it owns more than 10% of the outstanding voting securities, exceeds 25% of the value of its total assets.

Real Estate. The 1940 Act does not directly restrict the Portfolio’s ability to invest in real estate, but does require that every Portfolio have a fundamental investment policy governing such investments. The Portfolio has adopted a fundamental policy that would permit direct investment in real estate. However, the Portfolio has a non-fundamental investment limitation that prohibits it from investing directly in real estate. This non-fundamental policy may be changed only by vote of the Portfolio’s Board of Directors.

Temporary Defensive Investments:

During unusual economic or market conditions or for temporary defensive or liquidity purposes, the Portfolio may invest up to 100% of its assets in cash, money market instruments, repurchase agreements and other short-term obligations that would not ordinarily be consistent with the Portfolio’s investment goal. The Portfolio will do so only if the advisers believe that the risk of loss outweighs the opportunity for capital gains and higher income. Of course, there is no guarantee that the Portfolio will achieve its investment goal.

Portfolio Turnover:

The portfolio turnover rate for the Portfolio for the fiscal years ended May 31, 2011 and 2012 was as follows:

	Turnover Rate
	2011	2012
SEI LIBOR Plus Portfolio	70%	42%

Disclosure of Portfolio Holdings:

The Portfolio’s portfolio holdings can be obtained on the Internet at the following address: http://www.seic.com/holdings_home.asp (the “Portfolio Holdings Website”). As an underlying investment for the SEI mutual funds, the Portfolio will be found on the list of portfolio holdings of each of the SEI mutual funds that invests in the Portfolio. The Portfolio’s portfolio holdings can be found by selecting the Portfolio from these lists. The Portfolio’s Board of Directors has approved a policy that provides that portfolio holdings may not be made available to any third party until after such information has been posted on the Portfolio Holdings Website, with limited exceptions noted below. This policy effectively addresses conflicts of interest and controls the use of portfolio holdings information by making such information available to all investors on an equal basis. Five calendar days after each month end, a list of all portfolio holdings in the Portfolio as of the end of such month shall be made available on the Portfolio Holdings Website. Beginning on the day after any portfolio holdings information is posted on the Portfolio Holdings Website, such information will be delivered directly to any person that requests it, through electronic or other means. The portfolio holdings information placed on the Portfolio Holdings Website shall remain there until the fifth calendar day of the thirteenth month after the date to which the data relates, at which time it will be permanently removed from the site.

Portfolio holdings information may be provided to independent third-party reporting services (e.g., Lipper or Morningstar), but will be delivered no earlier than the date such information is posted on the Portfolio Holdings Website, unless the reporting service executes a confidentiality agreement with the Portfolio that is satisfactory to the Portfolio’s officers and that provides that the reporting service will not trade on the information. The Portfolio currently has no arrangements to provide portfolio holdings information to any third-party reporting services prior to the availability of such holdings on the Portfolio Holdings Website.

Portfolio holdings information may also be provided at any time (and as frequently as daily) to the Portfolio’s Directors, SIMC, the Sub-Advisers, the placement agent, the Administrator, the custodian, the independent proxy voting service retained by SIMC, the Portfolio’s third-party independent pricing agents and the Portfolio’s independent registered public accounting firm and legal counsel, as well as to state and federal regulators and government agencies, and as otherwise required by law or judicial process. Service providers will be subject to a duty of confidentiality with respect to any portfolio holdings information, whether imposed by the provisions of the service provider’s contract with the Fund or by the nature of its relationship with the Fund. Portfolio holdings of the Portfolio may also be provided to a prospective service provider for that Portfolio, so long as the prospective service provider executes a confidentiality agreement with the Fund in such form as deemed acceptable by an officer of the Fund. The Board exercises ongoing oversight of the disclosure of portfolio holdings by overseeing the implementation and enforcement of the Portfolio’s policies and procedures by the Chief Compliance Officer and by considering reports and recommendations by the Chief Compliance Officer regarding any material compliance matters.

Neither the Portfolio, SIMC, nor any other service provider to the Portfolio may receive compensation or other consideration for providing portfolio holdings information. The Portfolio files a complete schedule of its portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Portfolio’s Form N-Q is available on the SEC’s website at

http://www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operations of the Public Reference Room may be obtained by calling 1-202-551-8090.

Item 17. Management of the Fund

Management and Board of Directors:

The management and affairs of the Fund and the Portfolio are supervised by the Board of Directors under Delaware law. Each Director is responsible for overseeing the Portfolio of the Fund and each fund of SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional Investments Trust, SEI Asset Allocation Trust, SEI Institutional International Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust and Adviser Managed Trust (the “Fund Complex”), which currently consists of 96 funds, including funds not described in this SAI. The Directors have approved contracts, as described below, under which certain companies provide essential management services to the Fund.

Set forth below are the names, dates of birth, positions with the Fund, the year in which the Director was elected, other directorships held and the principal occupations for the last five years of each of the persons currently serving as Directors of the Fund. There is no stated term of office for the Directors of the Fund. However, a Director must retire from the Board of Directors by the end of the calendar year in which the Director turns 75 provided that, although there shall be a presumption that each Director attaining such age shall retire, the Board may, if it deems doing so to be consistent with the best interest of the Fund, and with the consent of any Director that is eligible for retirement, by unanimous vote, extend the term of such Director for successive periods of one year. Unless otherwise noted, the business address of each Director is SEI Investments Company, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

Interested Directors

ROBERT A. NESHER (DOB 08/17/46)—Chairman of the Board of Directors* (since 2007)—SEI employee, 1974-present. President and Chief Executive Officer of the Trust, December 2007-present. President and Director of SEI Structured Credit Fund, LP. Director of SEI Global Master Fund plc, SEI Global Assets Fund plc, SEI Global Investments Fund plc, SEI Investments—Global Funds Services, Limited, SEI Investments Global, Limited, SEI Investments (Europe) Ltd., SEI Multi-Strategy Funds PLC and SEI Global Nominee Ltd. Trustee of The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, Bishop Street Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust and New Covenant Funds.

WILLIAM M. DORAN (DOB 05/26/40)—Director* (since 2007)—1701 Market Street, Philadelphia, PA 19103. Self-employed Consultant since 2003. Partner, Morgan, Lewis & Bockius LLP (law firm) from 1976 to 2003, counsel to the Fund, SEI, SIMC, the Administrator and the Placement Agent. Director of SEI since 1974; Secretary of SEI since 1978. Director of the Placement Agent since 2003. Director of SEI Investments—Global Funds Services, Limited, SEI Investments Global, Limited, SEI Investments (Europe), Limited, SEI Investments (Asia) Limited, SEI Asset Korea Co., Ltd., SEI Global Nominee Ltd. and SEI Investments — Unit Trust Management (UK) Limited. Trustee of The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, Bishop Street Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust and New Covenant Funds.

* Messrs. Nesher and Doran are Directors who may be deemed to be “interested” persons of the Fund (as that term is defined in the 1940 Act) by virtue of their relationship with the Fund’s investment adviser, SIMC, and Placement Agent, SIDCo.

Independent Directors

GEORGE J. SULLIVAN, JR. (DOB 11/13/42)—Director (since 2007)—Retired since January 2012. Self-employed Consultant, Newfound Consultants Inc., April 1997—December 2011. Member of the independent review committee for SEI’s Canadian-registered mutual funds. Trustee/Director of State Street Navigator Securities Lending Trust, The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, Bishop Street Funds, SEI Structured Credit Fund, LP, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust and New Covenant Funds.

ROSEMARIE B. GRECO (DOB 03/31/46)—Director (since 2007)—Founder and Principal, GRECOventures Ltd. (private management consulting firms), 1999-2002, March 2011-present. Senior Advisor to Governor, Governor’s Office of Health Care Reform, Commonwealth of Pennsylvania, January 2009-January 2011. Director, Governor’s Office of Health Care Reform, Commonwealth of Pennsylvania, January 2002-December 2008. Director, Sunoco, Inc. and Pennsylvania Real Estate Investment Trust, until 2011. Director, Exelon Corporation. Trustee of SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust and New Covenant Funds.

NINA LESAVOY (DOB 07/24/57)—Director (since 2007)—Founder and Managing Director, Avec Capital (strategic fundraising firm), since April 2008. Managing Director, Cue Capital (strategic fundraising firm), March 2002-March 2008. Trustee/Director of SEI Structured Credit Fund, LP, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust and New Covenant Funds.

JAMES M. WILLIAMS (DOB 10/10/47)—Director (since 2007)—Vice President and Chief Investment Officer, J. Paul Getty Trust, Non Profit Foundation for Visual Arts, since December 2002. President, Harbor Capital Advisors and Harbor Mutual Funds, 2000-2002. Manager, Pension Asset Management, Ford Motor Company, 1997-1999. Trustee/Director of Ariel Mutual Funds, SEI Structured Credit Fund, LP, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust and New Covenant Funds.

MITCHELL A. JOHNSON (DOB 03/01/42) - Director (since 2007) — Private Investor since 1994. Director, Federal Agricultural Mortgage Corporation (Farmer Mac). Trustee of The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II, Bishop Street Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust and New Covenant Funds.

HUBERT L. HARRIS, JR. (DOB 07/15/43)—Director (since 2008)—Retired since December 2005. Chief Executive Officer, INVESCO North America, August 2003-December 2005. Chief Executive Officer and Chair of the Board of Directors, AMVESCAP Retirement, Inc., January 1998-August 2003. Director of AMVESCAP PLC from 1993-2004. Director, Colonial Banc Group, Inc., 2003-2009. Chair of the Board of Trustees, Georgia Tech Foundation, Inc. (nonprofit corporation), 2007-2009, and member of the Executive Committee, 2003-2011; currently emeritus trustee. Director of St.

Joseph’s Translational Research Institute (nonprofit corporation), 2009-present. Member of the Board of Councilors of the Carter Center (nonprofit corporation). Trustee of SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Institutional Investments Trust, SEI Institutional International Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, Adviser Managed Trust and New Covenant Funds.

Individual Director Qualifications. The Fund has concluded that each of the Directors should serve on the Board because of their ability to review and understand information about the Portfolio provided to them by management, to identify and request other information they may deem relevant to the performance of their duties, to question management and other service providers regarding material factors bearing on the management and administration of the Portfolio and to exercise their business judgment in a manner that serves the best interests of the Portfolio’s investors. The Fund has concluded that each of the Directors should serve as a Director based on their own experience, qualifications, attributes and skills as described below.

The Fund has concluded that Mr. Nesher should serve as Director because of the experience he has gained in his various roles with SEI Investments Company, which he joined in 1974, his knowledge of and experience in the financial services industry and the experience he has gained serving as trustee of other funds in the Fund Complex since 1995.

The Fund has concluded that Mr. Doran should serve as Director because of the experience he gained serving as a Partner in the Investment Management and Securities Industry Practice of a large law firm, his experience in and knowledge of the financial services industry and the experience he has gained serving as trustee of other funds in the Fund Complex since 1995.

The Fund has concluded that Mr. Sullivan should serve as Director because of the experience he gained as a certified public accountant and financial consultant, his experience in and knowledge of public company accounting and auditing and the financial services industry, the experience he gained as an officer of a large financial services firm in its operations department and his experience from serving as trustee of other funds in the Fund Complex since 1996.

The Fund has concluded that Ms. Greco should serve as Director because of the experience she gained serving as a Director of several large public companies and as a Trustee of a real estate investment trust, the experience and knowledge she gained serving as President and Chief Executive Officer of a large commercial bank, her experience in and knowledge of the financial services industry and the experience she has gained serving as trustee of other funds in the Fund Complex since 1999.

The Fund has concluded that Ms. Lesavoy should serve as Director because of the experience she gained as a Director of several private equity fundraising firms and marketing and selling a wide range of investment products to institutional investors, her experience in and knowledge of the financial services industry and the experience she has gained serving as trustee of other funds in the Fund Complex since 2003.

The Fund has concluded that Mr. Williams should serve as Director because of the experience he gained as Chief Investment Officer of a non-profit foundation, the President of an investment management firm, the President of a registered investment company and the Manager of a public company’s pension assets, his experience in and knowledge of the financial services industry and the experience he has gained serving as trustee of other funds in the Fund Complex since 2004.

The Fund has concluded that Mr. Johnson should serve as Director because of the experience he gained as senior vice president, corporate finance of a Fortune 500 company, his experience in and knowledge of the financial services and banking industries, the experience he gained serving as a Director of other mutual funds and the experience he has gained serving as trustee of other funds in the Fund Complex since 2007.

The Fund has concluded that Mr. Harris should serve as Director because of the experience he gained as Chief Executive Officer and Director of an investment management firm, the experience he gained serving on the Board of a public company, his experience in and knowledge of the financial services and banking industries and the experience he has gained serving as trustee of other funds in the Fund Complex since 2008.

In its periodic assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Directors primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Portfolio. Moreover, references to the qualifications, attributes and skills of Directors are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Director as having any special expertise or experience and shall not be deemed to impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Board Standing Committees. The Board has established the following standing committees:

• Audit Committee. The Board has a standing Audit Committee that is composed of each of the independent Directors of the Fund. The Audit Committee operates under a written charter approved by the Board. The principal responsibilities of the Audit Committee include: (i) recommending which firm to engage as the Fund’s independent auditor and whether to terminate this relationship; (ii) reviewing the independent auditor’s compensation, the proposed scope and terms of its engagement and the firm’s independence; (iii) pre-approving audit and non-audit services provided by the Fund’s independent auditor to the Fund and certain other affiliated entities; (iv) serving as a channel of communication between the independent auditor and the Directors; (v) reviewing the results of each external audit, including any qualifications in the independent auditor’s opinion, any related management letter, management’s responses to recommendations made by the independent auditor in connection with the audit, reports submitted to the Audit Committee by the internal auditing department of the Fund’s Administrator that are material to the Fund as a whole (if any) and management’s responses to any such reports; (vi) reviewing the Fund’s audited financial statements and considering any significant disputes between the Fund’s management and the independent auditor that arose in connection with the preparation of those financial statements; (vii) considering, in consultation with the independent auditor and the Fund’s senior internal accounting executive, if any, the independent auditor’s report on the adequacy of the Fund’s internal financial controls; (viii) reviewing, in consultation with the Fund’s independent auditor, major changes regarding auditing and accounting principles and practices to be followed when preparing the Fund’s financial statements; and (ix) other audit related matters. In addition, the Audit Committee is responsible for the oversight of the Fund’s compliance program. Messrs. Johnson, Sullivan, Williams and Harris, and Ms. Greco and Ms. Lesavoy, currently serve as members of the Audit Committee. The Audit Committee meets periodically, as necessary, and met four times during the Fund’s most recently completed fiscal year.

• Fair Value Committee. The Board has a standing Fair Value Committee that is composed of at least one Director and various representatives of the Fund’s service providers, as appointed by the Board. The Fair Value Committee operates under procedures approved by the Board. The principal responsibility of the Fair Value Committee is to determine the fair value of securities for which current market quotations are not readily available or deemed not reliable. The Fair Value Committee’s determinations are reviewed by the Board. Messrs. Nesher and Sullivan currently serve as the Board’s delegates on the Fair Value Committee. The Fair Value Committee meets periodically, as necessary, and met zero times during the Fund’s most recently completed fiscal year.

• Governance Committee. The Board has a standing Governance Committee that is composed of each of the independent Directors of the Fund. The Governance Committee operates under a written charter approved by the Board. The principal responsibilities of the Governance Committee include: (i) considering and reviewing Board governance and compensation issues; (ii) conducting a self assessment of the Board’s operations; (iii) selecting and nominating all persons to serve as independent Directors and evaluating the qualifications of “interested” Director candidates; and (iv) reviewing shareholder recommendations for nominations to fill vacancies on the Board, if such recommendations are submitted in writing and addressed to the Governance Committee at the Fund’s offices. Messrs. Johnson, Sullivan, Williams and Harris, and Ms. Greco and Ms. Lesavoy, currently serve as members of the Governance Committee. The Governance Committee shall meet at the direction of its Chair as often as appropriate to accomplish its purpose. In any event, the Governance Committee shall meet at least once each year and shall conduct at least one meeting in person. The Governance Committee met one time during the Fund’s most recently completed fiscal year.

Portfolio Shares Owned by Board Members:

The following table shows the dollar amount range of each Director’s “beneficial ownership” of shares of the Portfolio and of all portfolios in the Fund Complex as of the end of the most recently completed calendar year. Dollar amount ranges disclosed are established by the SEC. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) of the Securities and Exchange Act of 1934 (the “1934 Act”).

Name of Director	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Portfolios Overseen by Director in Fund Complex

Interested
Robert A. Nesher	None	Over $100,000
William Doran	None	Over $100,000

Independent
Nina Lesavoy	None	None
George J. Sullivan	None	Over $100,000
James M. Williams	None	None
Rosemarie Greco	None	$50,001 - $100,000
Mitchell Johnson	None	$50,001 - $100,000
Hubert L. Harris, Jr.	None	None

Board Compensation:

The Fund pays no compensation to the Directors listed below who are interested Directors of the Fund. The Directors do not receive any pension or retirement benefits from the Fund. The following table sets forth the total compensation paid by the Fund and the Fund Complex during the fiscal year ended May 31, 2012 to the persons who served as Directors of the Fund:

Director	Aggregate Compensation from Fund	Total Compensation from the Fund and the Fund Complex
	(000)	(000)

Interested
Robert A. Nesher	N/A	N/A
William Doran	N/A	N/A

Independent
Nina Lesavoy	$3	$204
George J. Sullivan	$3	$234
James M. Williams	$3	$204
Rosemarie Greco	$3	$204
Mitchell Johnson	$3	$204
Hubert L. Harris, Jr.	$3	$204

Fund Officers:

Set forth below are the names, dates of birth, position with the Fund, length of term of office and the principal occupations for the last five years of each of the persons currently serving as Executive Officers of the Fund. Unless otherwise noted, the business address of each officer is SEI Investments Company, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Russell Emery, the Chief Compliance Officer of the Fund, is the only officer to receive compensation from the Fund for his or her services. Certain officers of the Fund also serve as officers to one or more mutual funds to which SEI or its affiliates act as investment adviser, administrator or distributor.

The officers of the Fund have been elected by the Board of Directors. Each officer shall hold office until the election and qualification of his or her successor, or until earlier resignation or removal.

ROBERT A. NESHER (DOB 08/17/46)—President and Chief Executive Officer (since 2007)—See biographical information above under the heading “Interested Directors.”

PETER A. RODRIGUEZ (DOB 1/18/62)—Controller and Chief Financial Officer (since 2011)—Director, Funds Accounting, SEI Investments Global Funds Services since March 2011, September 2002 to March 2005 and 1997-2002. Director, Mutual Fund Trading, SEI Private Trust Company, May 2009 to February 2011. Director, Asset Data Services, Global Wealth Services, June 2006 to April 2009. Director, Portfolio Accounting, SEI Investments Global Funds Services, March 2005 to June 2006.

RUSSELL EMERY (DOB 12/18/62)—Chief Compliance Officer (since 2007)—Chief

Compliance Officer of SEI Institutional Investments Trust, SEI Asset Allocation Trust, SEI Institutional International Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust, SEI Daily Income Trust, SEI Tax Exempt Trust, The Advisors’ Inner Circle Fund, The Advisors’ Inner Circle Fund II and Bishop Street Funds since March 2006. Chief Compliance Officer of SEI Structured Credit Fund, LP since June 2007. Chief Compliance Officer of Adviser Managed Trust since December 2010. Director of Investment Product Management and Development of SIMC, February 2003-March 2006.

TIMOTHY D. BARTO (DOB 03/28/68)—Vice President and Secretary (since 2007). General Counsel and Secretary of SIMC since 2004. Vice President of SIMC since 1999. Vice President and Assistant Secretary of SEI and the Administrator since 2001. Vice President and Secretary of SEI Institutional Transfer Agent, Inc. since 2009.

STEPHEN G. MACRAE (DOB 12/08/67)—Vice President (since 2012)—Director of Global Investment Product Management, January 2004 to present.

AARON C. BUSER (DOB 11/19/70)—Vice President and Assistant Secretary (since 2008)—Vice President and Assistant Secretary of SEI Institutional Transfer Agent, Inc. since 2009. Vice President and Assistant Secretary of SIMC since 2007. Attorney, Stark & Stark (law firm), March 2004-July 2007.

DAVID F. MCCANN (DOB 03/19/76)—Vice President and Assistant Secretary (since 2009)—Vice President and Assistant Secretary of SEI Institutional Transfer Agent, Inc. since 2009. Vice President and Assistant Secretary of SIMC since 2008. Attorney, Drinker Biddle & Reath, LLP (law firm), May 2005-October 2008.

KERI E. ROHN (DOB 08/24/80)—Anti-Money Laundering Compliance Officer (since 2011) and Privacy Officer (since 2009)—Compliance Officer of SEI Investments Company, June 2003-present.

Code of Ethics:

The Board of Directors of the Fund has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. In addition, the advisers and the placement agent have adopted Codes of Ethics pursuant to Rule 17j-1. These Codes of Ethics apply to the personal investing activities of Directors, officers and certain employees (“access persons”). Rule 17j-1 and the Codes are reasonably designed to prevent unlawful practices in connection with the purchase or sale of securities by access persons. Under each Code of Ethics, access persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain access persons are required to obtain approval before investing in initial public offerings or private placements or are prohibited from making such investments. Copies of these Codes of Ethics are on file with the SEC and are available to the public.

Proxy Voting Policy:

The Portfolio has delegated proxy voting responsibilities to SIMC, subject to the Board’s general oversight. In delegating proxy voting responsibilities, the Portfolio has directed that proxies be voted consistent with the Portfolio’s best economic interests. SIMC has adopted its own proxy voting policies and guidelines for this purpose (the “Procedures”). As required by applicable regulations, SIMC has provided this summary of its Procedures concerning proxies voted by SIMC on behalf of each investment advisory client who delegates voting responsibility to SIMC, which includes the Portfolio (a “Client”). The Procedures may be changed as necessary to remain current with regulatory requirements and internal policies and procedures.

SIMC votes proxies in the best economic interests of Clients. SIMC has elected to retain an independent proxy voting service (the “Service”) to vote proxies for Client accounts, which votes proxies in accordance with Proxy Voting Guidelines (the “Guidelines”) approved by SIMC’s Proxy Voting Committee (the “Committee”). The Guidelines set forth the manner in which SIMC will vote on matters that may come up for shareholder vote. The Service will review each matter on a case-by-case basis and vote the proxies in accordance with the Guidelines. For example, the Guidelines provide that SIMC will vote in favor of proposals to require shareholder ratification of any poison pill, shareholder proposals that request companies to adopt confidential voting, and for management proposals to do so, and shareholder social, workforce and environmental proposals that create good corporate citizens while enhancing long-term shareholder value, and will vote against director nominees (or the Board) if it believes that a nominee (or the Board) has not served the economic long-term interests of shareholders.

Prior to voting a proxy, the Service makes available to SIMC its recommendation on how to vote in light of the Guidelines. SIMC retains the authority to overrule the Service’s recommendation on any specific proxy proposal and to instruct the Service to vote in a manner determined by the Committee. Before doing so, the Committee will determine whether SIMC may have a material conflict of interest regarding the proposal. If the Committee determines that SIMC has such a material conflict, SIMC shall instruct the Service to vote in accordance with the Service’s recommendation unless SIMC, after full disclosure to the Client of the nature of the conflict, obtains the Client’s consent to voting in the manner determined by the Committee (or otherwise obtains instructions from the Client as to how to vote on the proposal).

For each proxy, SIMC maintains all related records as required by applicable law. A Client may obtain, without charge, a copy of SIMC’s Procedures and Guidelines, or information regarding how the Portfolio voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, by calling SIMC at 1-800-DIAL-SEI, by writing to SIMC at One Freedom Valley Drive, Oaks, Pennsylvania 19456 or on the SEC’s website at http://www.sec.gov.

Item 18. Control Persons and Principal Holders of Securities

Control Persons and Principal Holders:

As of September 10, 2012, the following persons were the only persons who were record owners (or to the knowledge of the Portfolio, beneficial owners) of 5% and 25% or more of the shares of the Portfolio. Persons who owned of record or beneficially more than 25% of the Portfolio’s outstanding shares may be deemed to control the Portfolio within the meaning of the 1940 Act. Shareholders controlling the Portfolio could have the ability to vote a majority of the shares of the Portfolio on any matter requiring the approval of shareholders of the Portfolio.

Name and Address	Number of Shares	Percent of Portfolio
SIIT Large Cap Disciplined Equity Fund One Freedom Valley Drive Oaks, PA 19456	71,405,938.50	77%
SIIT Enhanced LIBOR Opportunities Fund One Freedom Valley Drive Oaks, PA 19456	21,376,788.64	23%

Management Ownership:

As of September 10, 2012, the Directors and officers of the Fund owned less than 1% of the outstanding shares of the Portfolio.

Item 19. Investment Advisory and Other Services

The Adviser and Sub-Advisers:

SIMC is a wholly-owned subsidiary of SEI (NASDAQ: SEIC), a leading global provider of outsourced asset management, investment processing and investment operations solutions. The principal business address of SIMC and SEI is One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI was founded in 1968 and is a leading provider of investment solutions to banks, institutional investors, investment advisers and insurance companies. SIMC and its affiliates currently serve as adviser to 25 investment companies, including 189 portfolios, as of May 31, 2012. As of June 30, 2012, SIMC had approximately $106.8 billion in assets under management.

SIMC is the investment adviser for the Portfolio, and operates as a “manager of managers.” SIMC and the Fund have obtained an exemptive order from the SEC that permits SIMC, with the approval of the Fund’s Board of Directors, to retain unaffiliated investment sub-advisers for the Portfolio without submitting the sub-advisory agreement to a vote of the Portfolio’s shareholders. Among other things, the exemptive relief permits the non-disclosure of amounts payable by SIMC under such sub-advisory agreements. The Fund will notify shareholders in the event of any change in the identity of the Sub-Advisers. Subject to Board review, SIMC allocates and, when appropriate, reallocates the Portfolio’s assets among sub-advisers, monitors and evaluates sub-adviser performance and oversees sub-adviser compliance with the Portfolio’s investment objectives, policies and restrictions. These sub-advisers are selected based primarily upon the research and recommendation of SIMC, which evaluates quantitatively and qualitatively a sub-adviser’s skills and investment results in managing assets for specific asset classes, investment styles and strategies. SIMC has ultimate responsibility for the investment performance of the Portfolio due to its responsibility to oversee sub-advisers and recommend their hiring, termination and replacement.

The Fund and SIMC have entered into an investment advisory agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, SIMC oversees the investment advisory services provided to the Portfolio and may manage the cash portion of the Portfolio’s assets. Pursuant to separate sub-advisory agreements (the “Sub-Advisory Agreements” and, together with the Advisory Agreement, the “Investment Advisory Agreements”) with SIMC, and under the supervision of SIMC and the Board of Directors, one or more sub-advisers are responsible for the day-to-day investment management of all or a distinct portion of the assets of the Portfolio. The sub-advisers are also responsible for managing their employees who provide services to the Portfolio.

After an initial two year term, the continuance of each Investment Advisory Agreement must be specifically approved at least annually: (i) by the vote of a majority of the outstanding shares of the Portfolio or by the Directors; and (ii) by the vote of a majority of the Directors who are not parties to such Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each Investment Advisory Agreement will terminate automatically in the event of its assignment and is terminable at any time without penalty by the Directors of the Fund or, with respect to the Portfolio, by a majority of the outstanding shares of the Portfolio, on not less than 30 days’ nor more than 60 days’ written notice to an adviser or by an adviser on 90 days’ written notice to the Fund.

For these advisory services, SIMC receives a fee, which is calculated daily and paid monthly, at the following annual rates (shown as a percentage of the average daily net assets of the Portfolio):

SEI LIBOR Plus Portfolio	0.30%

SIMC pays the Sub-Advisers a fee out of its advisory fee. A Sub-Adviser’s fee is based on a percentage of the average daily value of the assets managed by the Sub-Adviser.

For the fiscal years ended May 31, 2010, 2011 and 2012, the following table shows: (i) the dollar amount of fees paid to SIMC by the Portfolio; and (ii) the dollar amount of SIMC’s voluntary fee waivers.

	NET FEES PAID (000)			FEES WAIVED OR REIMBURSED (000)
	2010	2011	2012	2010	2011	2012
SEI LIBOR PLUS PORTFOLIO	$1,613	$1,280	$1,154	$939	$1,312	$1,253

The Sub-Advisers

DECLARATION MANAGEMENT & RESEARCH LLC — Declaration Management & Research LLC (“Declaration”) serves as a Sub-Adviser to a portion of the Portfolio’s assets. Declaration Management & Research is a SEC-registered investment adviser and was formed in 1989. The firm has offices in Boston, New York City and McLean, Virginia. The firm is a Manulife Asset Management company, indirectly wholly owned by John Hancock Life Insurance Company (U.S.A.), a unit of Manulife Financial Corporation.

BROOKFIELD INVESTMENT MANAGEMENT INC. — Brookfield Investment Management Inc. (“BIM”) serves as a Sub-Adviser to a portion of the Portfolio’s assets. BIM, a Delaware corporation, was founded in 1989 and is a wholly owned subsidiary of Brookfield Asset Management Inc., a publicly traded asset management company.

Sub-Advisory Fees. For the fiscal years ended May 31, 2010, 2011 and 2012, the following table shows: (i) the dollar amount of fees paid to the Sub-Advisers by SIMC; and (ii) the dollar amount of the Sub-Advisers’ voluntary fee waivers.

	NET FEES PAID (000)			FEES WAIVED (000)
	2010	2011	2012	2010	2011	2012
SEI LIBOR Plus Portfolio	$1,117	$1,112	$1,257	$0	$0	$0

The Placement Agent

SEI Investments Distribution Co. (“SIDCo.”) serves as the placement agent for the shares of the Portfolio. SIDCo., a wholly-owned subsidiary of SEI, has its principal business offices at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

SIDCo. serves as the Portfolio’s placement agent pursuant to a placement agent agreement (the “Placement Agent Agreement”) with the Fund. The Placement Agent Agreement remains in effect until terminated by SIDCo. or the Fund by written notice provided to the other party at any time. SIDCo. receives no compensation for its services.

Service Agreements

SEI Global Services, Inc. (the “Administrator”) has its principal business offices at One Freedom Valley Drive, Oaks, Pennsylvania 19456. The Administrator also serves as the transfer agent for the Portfolio. SEI is the owner of all beneficial interests in the Administrator. The Administrator and its affiliates also serve as administrator or sub-administrator to other mutual funds.

The Fund and the Administrator have entered into an administration agreement (the “Administration Agreement”). Under the Administration Agreement, the Administrator provides the Fund with administrative and transfer agency services or employs certain other parties, including its affiliates, who provide such services, including regulatory reporting and all necessary office space, equipment, personnel and facilities. The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties under the Agreement in the absence of gross negligence, bad faith, fraud or willful misfeasance in the performance of its services.

The Administration Agreement has an initial term of three years and thereafter automatically renews for successive three year terms unless terminated by either party by giving written notice to the other party of non-renewal at least 90 days prior to the last day of the then current term. The Administration Agreement may also be terminated by any party giving at least sixty days prior notice in writing to the other party if at any time the other party have been first (i) notified in writing that such party shall have materially failed to perform its duties and obligations under the Agreement (such notice shall be of the specific asserted material breach) (“Breach Notice”) and (ii) the party receiving the Breach Notice shall not have remedied the noticed failure within sixty days after receipt of the Breach Notice requiring it to be remedied.

The Portfolio pays the Administrator an annual fee equal to 0.05%, which is based on the Portfolio’s net asset value and is calculated daily and paid monthly in arrears.

Administration Fees. For the fiscal years ended May 31, 2010, 2011 and 2012, the following table shows: (i) the dollar amount of fees paid to the Administrator by the Portfolio; and (ii) the dollar amount of the Administrator’s voluntary fee waivers or reimbursements.

	NET FEES PAID (000)			FEES WAIVED OR REIMBURSED (000)
	2010	2011	2012	2010	2011	2012
SEI LIBOR PLUS PORTFOLIO	$0	$0	$0	$425	$432	$401

Other Service Providers:

U.S. Bank, National Association (“U.S. Bank”), 425 Walnut Street, Cincinnati, Ohio 45202, acts as wire agent and custodian for the assets of the Portfolio. U.S. Bank holds cash, securities and other assets of the Portfolio as required by the 1940 Act.

KPMG LLP, located at 1601 Market Street, Philadelphia, Pennsylvania 19103, serves as the independent registered public accounting firm for the Portfolio. KPMG LLP conducts an annual audit of the Fund’s financial statements.

Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, serves as counsel to the Fund.

Item 20. Portfolio Managers

BIM

Compensation. SIMC pays BIM a fee based on the assets under management of the Portfolio as set forth in an investment sub-advisory agreement between BIM and SIMC. BIM pays its investment professionals out of its total revenues and other resources, including the sub-advisory fees earned with respect to the Portfolio. The following information relates to the period ended May 31, 2012.

BIM employees are compensated through a market-competitive base salary and a discretionary performance bonus. Compensation for executives is dependent on a number of inputs, including investment performance, asset retention, new product development and general management. The determination of individual bonus payment and salary raises is predicated on individual merit and relative contribution to the firm.

Ownership of Portfolio Shares. As of the end of the Portfolio’s most recently completed fiscal year, BIM’s portfolio manager did not beneficially own any shares of the Portfolio.

Other Accounts. As of May 31, 2012, in addition to the Portfolio, BIM’s portfolio manager was responsible for the day-to-day management of certain other accounts, as follows:

	Registered Investment Companies			Other Pooled Investment Vehicles			Other Accounts
Portfolio Manager	Number of Accounts		Total Assets (in millions)	Number of Accounts		Total Assets (in millions)	Number of Accounts		Total Assets (in millions)
Michelle L. Russell-Dowe	4		$1,233.68	4		$159.77	15		$3,141.11
	0	*	$0	1	*	$25.56	1	*	$482.60

* These accounts are subject to a performance-based advisory fee.

Conflicts of Interest. BIM’s portfolio manager’s management of “Other Accounts” may give rise to potential conflicts of interest in connection with her management of the Portfolio’s investments, on the one hand, and the investments of the Other Accounts, on the other.

These potential conflicts include:

Allocation of Limited Time and Attention. A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as the case may be if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Allocation of Limited Investment Opportunities. If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

Pursuit of Differing Strategies. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts, which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment adviser’s management fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment advisor and/or its affiliates have interests. Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager to lend preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

Related Business Opportunities. BIM or its affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of funds and/or accounts that provide greater overall returns to the investment manager and its affiliates.

BIM has adopted compliance policies and procedures that are designed to address the various conflicts of interest that may arise for BIM and the individuals that it employs. For example, BIM seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. BIM has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts.

Declaration

Compensation. SIMC pays Declaration a fee based on the assets under management of the Portfolio as set forth in an investment sub-advisory agreement between Declaration and SIMC. Declaration pays its investment professionals out of its total revenues and other resources, including the sub-advisory fees earned with respect to the Portfolio. The following information relates to the period ended June 30, 2012.

Declaration has designed its compensation plan to enable the company to effectively attract and retain top talent, as well as to incentivize investment professionals to deliver consistent value added performance for the company’s clients and partners through world-class investment products and solutions.

Investment professionals are compensated with a combination of base salary, short-term and long-term incentives.  Base salaries are market-based and salary ranges are periodically reviewed. Individual salary adjustments are based on individual performance against mutually-agreed-upon objectives and development of technical skills. Short-term incentives take the form of annual cash awards. Target awards are market-based and actual awards are tied to performance against various objective measures and on overall personal performance ratings. For long-term incentives, all investment professionals (including portfolio managers, analysts and traders) are eligible for participation in a deferred incentive plan. One hundred percent of the eligible awards are invested in the strategies managed by the team/investment professional as well as other Manulife Asset Management strategies.

Investment professionals that are considered officers of Manulife Financial receive a portion of their award in Manulife Restricted Share Units (RSUs) or stock options. This plan is based on the value of the underlying common shares of Manulife Financial.

Ownership of Portfolio Shares. As of the end of the Portfolio’s most recently completed fiscal year, Declaration’s portfolio managers did not beneficially own any shares of the Portfolio.

Other Accounts. As of June 30, 2012, in addition to the Portfolio, Declaration’s portfolio managers were responsible for the day-to-day management of certain other accounts, as follows:

	Registered Investment Companies			Other Pooled Investment Vehicles			Other Accounts
Portfolio Manager	Number of Accounts		Total Assets (in millions)	Number of Accounts		Total Assets (in millions)	Number of Accounts		Total Assets (in millions)
Bond Griffin, CFA	0		$0	1		$189	3		$506
	0	*	$0	1	*	$189	1	*	$100
Peter M. Farley, CFA	2		$1,365	14		$937	7		$1,711
	0	*	$0	1	*	$189	1	*	$100

* These accounts are subject to a performance-based advisory fee.

Conflicts of Interest. Declaration’s and the portfolio managers’ management of other accounts may give rise to potential conflicts of interest in connection with their management of the Portfolio’s investments, on the one hand, and the investments of the other accounts, on the other.  The other accounts include registered investment companies, other pooled investment vehicles and various institutional clients.  Any such conflict of interest may be exacerbated to the extent that Declaration or the portfolio managers receive, or expect to receive, greater compensation from their management of the other accounts than the Portfolio.

Declaration and the portfolio managers may invest for other accounts in debt obligations that would be appropriate for the Portfolio and have no duty, in making such investments, to act in a way that is favorable to the Portfolio or investors in the Portfolio. Such investments may be different from those made on behalf of the Portfolio. Declaration and its affiliates may have economic interests in or other relationships with issuers in whose obligations or securities the Portfolio may invest. In particular, such persons may make or hold an investment in an issuer’s securities that may be pari passu, senior or junior in ranking to an investment in such issuer’s securities made or held by the Portfolio or in which affiliates of such persons serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships, including the ownership by Declaration, its affiliates or other accounts of securities of different ranking and with different rights than those owned by the Portfolio, may result in securities laws restrictions on transactions in such securities by the Portfolio and otherwise create conflicts of interest for the Portfolio. In such instances, Declaration and its affiliates may, in their discretion, make investment decisions that may be the same as or different from those made with respect to the Portfolio’s investments.

Although Declaration and the portfolio managers will commit a significant amount of their efforts to the management of the Portfolio, they will manage other accounts and are not required (and will not be able) to devote all of their time to the management of the Portfolio. The portfolio managers may have conflicts in allocating their time and services among the Portfolio and the other accounts.

Declaration or any of its affiliates may from time to time simultaneously or at different times seek to purchase or sell investments for the Portfolio and the other accounts. It is Declaration’s policy to allocate investment opportunities to the extent practicable to each account, including the Portfolio, over time in a manner that Declaration believes is fair and equitable to each such account (considering applicable account investment constraints). Nevertheless, under some circumstances, such allocation may adversely affect the Portfolio with respect to the price or size of the investments obtainable or saleable.

Item 21. Brokerage Allocation and Other Practices.

Brokerage Transactions and Brokerage Selection

The Portfolio has no obligation to deal with any broker-dealer or group of brokers or dealers in the execution of transactions in portfolio securities. Subject to policies established by the Directors, the advisers are responsible for placing orders to execute Portfolio transactions. In placing orders, it is the Portfolio’s policy to seek to obtain the best net results taking into account such factors as price (including the applicable dealer spread), size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. While the advisers generally seek reasonably competitive spreads or brokerage commissions, the Portfolio will not necessarily be paying the lowest spread or commission available. The Portfolio will not purchase portfolio securities from any affiliated person acting as principal except in conformity with the regulations of the SEC.

The Portfolio does not expect to use one particular broker or dealer, and when one or more brokers are believed capable of providing the best combination of price and execution, the Portfolio’s advisers may select a broker based upon brokerage or research services provided to the advisers. The advisers may pay a higher commission than otherwise obtainable from other brokers in return for such services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

Section 28(e) of the 1934 Act (“Section 28(e)”) permits the advisers, under certain circumstances, to cause the Portfolio to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. Brokerage and research services include: (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities or purchasers or sellers of securities; (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). In the case of research services, the advisers believe that access to independent investment research is beneficial to their investment decision-making processes and, therefore, to the Portfolio. In addition to agency transactions, the advisers may receive brokerage and research services in connection with certain riskless principal transactions, as defined by the Rules of the Financial Industry Regulatory Authority (“FINRA”), and in accordance with applicable SEC guidance.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic or institutional areas and information which assists in the valuation and pricing of investments. Examples of research-oriented services for which the advisers might utilize Portfolio commissions include research reports and other information on the economy, industries, sectors, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. The advisers may use research services furnished by brokers in servicing all client accounts and not all services may necessarily be used in connection with the account that paid commissions to the broker providing such services. Information so received by the advisers will be in addition to and not in lieu of the services required to be performed by the Portfolio’s advisers under the Investment Advisory Agreements. Any advisory or other fees paid to the advisers are not reduced as a result of the receipt of research services.

In some cases, an adviser may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the adviser faces a potential conflict of interest, but the adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Portfolio may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the advisers with research services. FINRA has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

SIMC also from time to time executes trades with SIDCo., acting as introducing broker, in connection with the transition of the securities and other assets included in the Portfolio’s portfolio when there is a change in sub-advisers in the Portfolio or a reallocation of assets among the Portfolio’s sub-advisers. An unaffiliated third-party broker selected by SIMC or the relevant sub-adviser provides execution and clearing services with respect to such trades and is compensated for such services out of the commission paid to SIDCo. on the trades. All such transactions effected using SIDCo. as introducing broker must be accomplished in a manner that is consistent with the Portfolio’s policy to achieve best net results and must comply with the Fund’s procedures regarding the execution of Portfolio transactions through affiliated brokers. The Portfolio does not direct brokerage to brokers in recognition of, or as compensation for, the promotion or sale of Portfolio shares.

Commissions and Directed Brokerage:

Certain information about the Portfolio’s brokerage activities, including brokerage activities with affiliated brokers, for the fiscal years ended May 31, 2010, 2011 and 2012, is set forth below:

	TOTAL $ AMOUNT OF BROKERAGE COMMISSIONS PAID (000)			TOTAL $ AMOUNT OF BROKERAGE COMMISSIONS PAID TO AFFILIATED BROKERS			% OF TOTAL BROKERAGE COMMISSIONS PAID TO THE AFFILIATED BROKERS	% OF TOTAL BROKERAGE TRANSACTIONS EFFECTED THROUGH AFFILIATED BROKERS
	2010	2011	2012	2010	2011	2012	2012	2012
SEI LIBOR PLUS PORTFOLIO	$17	$15	$16	$0	$0	$0	0%	0%

During the fiscal year ended May 31, 2012, the Sub-Advisers directed Portfolio brokerage transactions to brokers because of research services provided. The amounts of such transactions and their related commissions were as follows:

	Amount of Transactions (000)	Related Commission (000)
SEI LIBOR Plus Portfolio	$489,115	$16

Regular Broker-Dealers:

The Portfolio is required to identify any securities of its “regular broker-dealers” (as such term is defined in the 1940 Act) that the Portfolio has acquired during its most recent fiscal year. Certain information about these issuers is set forth below, as of May 31, 2012:

	NAME OF ISSUER	TYPE OF SECURITY	AMOUNT (000)
SEI LIBOR PLUS PORTFOLIO	JP MORGAN CHASE	DEBT	$31,345
	MORGAN STANLEY	DEBT	$23,152
	CITIGROUP	DEBT	$23,600
	WELLS FARGO	DEBT	$18,592
	BANK OF AMERICA	DEBT	$18,297
	GOLDMAN SACHS	DEBT	$12,270
	DEUTSCHE BANK	DEBT	$4,669
	CREDIT SUISSE	DEBT	$4,226

Item 22. Capital Stock and Other Securities

Capital Stock:

The Agreement of Limited Partnership permits the Fund to offer separate series (“portfolios”) of units of limited partnership interest (“shares”) and separate classes of shares of such portfolios. In the future, the Fund may establish other portfolios and permit shareholders to purchase shares in one or more portfolios through separate classes. If separate classes of portfolios are established, the classes may provide for variations in transfer agent fees, shareholder servicing fees, administrative servicing fees, dividends and certain voting rights. Except for differences among the classes pertaining to shareholder servicing, administrative servicing, voting rights, dividends and transfer agent expenses, each share of each portfolio represents an equal proportionate interest in that portfolio with each other share of that portfolio. Share certificates representing the shares will not be issued.

The shares of the Fund have not been registered under the 1933 Act, and, because they will be offered only to eligible investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Portfolio may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Portfolio may be redeemed in accordance with the terms of the Fund’s Limited Partnership Agreement and the Confidential Private Placement Memorandum provided to investors.

Each share held entitles the investor of record to one vote for each dollar invested. In other words, each investor of record is entitled to one vote for each dollar of net asset value of the shares held on the record date for the meeting. The investors of the Portfolio or class, if any, will vote separately on matters pertaining solely to the Portfolio or class, such as any distribution plan. As a Delaware limited partnership, the Fund is not required to hold annual meetings of investors, but approval will be sought for certain changes in the operation of the Fund and for the election of Directors under certain circumstances. In addition, a Director may be removed by the remaining Directors or by investors at a special meeting called upon written request of investors owning at least fifty percent of the outstanding shares of the Fund, entitled to vote, or any smaller percentage of the outstanding shares of the Fund, entitled to vote, as may be required by applicable law. In the event that such a meeting is requested, the Fund will provide appropriate assistance and information to the investors requesting the meeting. Under the Limited Partnership Agreement, the Directors have the power to liquidate the Portfolio without investor approval.

Where the Fund’s Part A or SAI states that an investment limitation or a fundamental policy may not be changed without investor approval, such approval means the vote of: (i) 67% or more of the affected Portfolio’s shares present at a meeting if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy; or (ii) more than 50% of the affected Portfolio’s outstanding shares, whichever is less.

Under the terms of the Fund’s Limited Partnership Agreement, the Fund, out of the Fund property, shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Fund) by reason of the fact that such person is or was an “agent” (as defined in the Fund’s Limited Partnership Agreement) of the Fund and arising out of or related to such person’s performance of his or her duties as an “agent”, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Fund and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Except for the General Partner and the officers and Directors of the Fund, the Fund may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Fund to procure a judgment in its favor by reason of the fact that the person is or was an “agent” of the Fund, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Fund. Under the Fund’s Limited Partnership Agreement, there shall be no right to indemnification for any liability to the Fund or the investors arising by reason of willful misfeasance, bad faith, gross negligence or the reckless disregard of the duties involved in the conduct of the “agent’s” office with the Fund. The General Partner or an officer or Director of the Fund shall be liable to the Fund or the investors for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its respective office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The General Partner or an officer or Director of the Fund shall be indemnified and held harmless from or against any liability to the Fund or the investors, except when such liability arises out of his or her willful misfeasance, bad faith, gross negligence or the reckless disregard of the duties involved in the conduct of such person’s office with the Fund. The Fund may, in certain cases, advance expenses, including legal fees, to such persons so long as they undertake to repay such expenses if they are adjudicated not to be entitled to indemnification.

Item 23. Purchase, Redemption and Pricing of Shares

Purchase and Redemption of Shares

Purchases and redemptions of shares of the Portfolio may be made on any day that the New York Stock Exchange (“NYSE”) is open for business (a “Business Day”). Currently, the following holidays are observed by the Fund: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period during which trading on the NYSE is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or evaluation of the portfolio securities is not reasonably practicable, or for such other periods as the SEC may by order permit. The Fund also reserves the right to suspend sales of shares of the Portfolio for any period during which the NYSE, the Administrator, SIDCo., and/or the custodian are not open for business.

Offering Price and Redemption In Kind

See Item 11 of Part A.

Item 24. Taxation of the Fund

See Item 11 of Part A.

Item 25. Underwriters

See Item 19 of Part B for information about the Portfolio’s placement agent.

Item 26. Calculations of Performance Data

Not applicable.

Item 27. Financial Statements

The Fund’s financial statements for the fiscal year ended May 31, 2012, including notes thereto and the report of KPMG LLP thereon, are herein incorporated by reference to the Fund’s 2012 Annual Report. A copy of the 2012 Annual Report must accompany the delivery of this SAI.

APPENDIX A- DESCRIPTION OF RATINGS

Description of Corporate Bond Ratings

The following descriptions of corporate bond ratings have been published by Moody’s, S&P and Fitch, Inc., (“Fitch”), respectively.

DESCRIPTION OF MOODY’S LONG-TERM RATINGS

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edged”. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

DESCRIPTION OF S&P’S LONG-TERM RATINGS

Investment Grade

AAA Debt rated “AAA” has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA Debt rated “AA” has a very strong capacity to pay interest and repay principal and differs from the highest rated debt only in small degree.

A Debt rated “A” has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB Debt rated “BBB” is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

DESCRIPTION OF FITCH’S LONG-TERM RATINGS

Investment Grade Bond

AAA Bonds rated AAA are judged to be strictly high grade, broadly marketable, suitable for investment by Directors and fiduciary institutions liable to slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is a showing of earnings several times or many times greater than interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions.

AA Bonds rated AA are judged to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type market.

A Bonds rated A are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Description of Commercial Paper Ratings

The following descriptions of commercial paper ratings have been published by Moody’s, S&P’s and Fitch, Inc., respectively.

DESCRIPTION OF MOODY’S SHORT-TERM RATINGS

PRIME-1 Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

• Leading market positions in well-established industries.

• High rates of return on Funds employed.

• Conservative capitalization structures with moderate reliance on debt and ample asset protection.

• Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

• Well-established access to a range of financial markets and assured sources of alternate liquidity.

PRIME-2 Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

S&P’S SHORT-TERM RATINGS

A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Debt determined to possess extremely strong safety characteristics is denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated “A-1”.

DESCRIPTION OF FITCH’S SHORT-TERM RATINGS

F-1 Highest Credit Quality. Indicates the best capacity for timely payment of financial commitments; may have an added “+” to denote exceptionally strong credit feature.

F-2 Good Credit Quality. A satisfactory capacity for timely payment, but the margin of safety is not as great as in the case of the higher ratings.

F-3 Fair Credit Quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

PART C. OTHER INFORMATION

Item 28.  Exhibits

(a)(1) Certificate of Limited Partnership of the Fund, dated May 22, 2007, is herein incorporated by reference to Exhibit (a)(2) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the Securities and Exchange Commission (“SEC”) on August 10, 2007.

(a)(2) Agreement of Limited Partnership of the Fund, dated June 29, 2007, is herein incorporated by reference to Exhibit (a)(1) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

(b) Amended and Restated By-Laws of the Fund, dated September 13, 2011, are herein incorporated by reference to Exhibit (b) of Post-Effective Amendment No. 4 to the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on September 28, 2011.

(c) Not applicable.

(d)(1) Investment Advisory Agreement, dated June 29, 2007, between the Fund and SEI Investments Management Corporation (“SIMC”) is herein incorporated by reference to Exhibit (d)(1) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

(d)(2) Investment Sub-Advisory Agreement, dated July 16, 2007, between SIMC and Brookfield Investment Management Inc. (f/k/a Hyperion Brookfield Asset Management, Inc.) is herein incorporated by reference to Exhibit (d)(2) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

(d)(3) Investment Sub-Advisory Agreement, dated July 23, 2007, between SIMC and Declaration Management & Research LLC is herein incorporated by reference to Exhibit (d)(4) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

(e) Not applicable.

(f) Not applicable.

(g) Custody Agreement, dated July 19, 2007, between the Fund and U.S. Bank, N.A. is herein incorporated by reference to Exhibit (g) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

(h)(1) Placement Agent Agreement, dated June 29, 2007, between the Fund and SEI Investments Distribution Co. (“SIDCo.”) is herein incorporated by reference to Exhibit (h)(1) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

(h)(2) Administration Agreement, dated July 20, 2007, between the Fund and SEI Global Services, Inc. is herein incorporated by reference to Exhibit (h)(2) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

(i) Not applicable.

(j) Consent of Independent Registered Public Accounting Firm is filed herewith.

(k) Not applicable.

(l) Not applicable.

(m) Not applicable.

(n) Not applicable.

(o) Reserved.

(p)(1) Code of Ethics for the Fund, revised December 12, 2010, is herein incorporated by reference to Exhibit (p)(1) of Post-Effective Amendment No. 4 to the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on September 28, 2011.

(p)(2) Code of Ethics for SIMC, dated October 1, 2010, is herein incorporated by reference to Exhibit (p)(2) of Post-Effective Amendment No. 4 to the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on September 28, 2011.

(p)(3) Code of Ethics for SIDCo. is herein incorporated by reference to Exhibit (p)(3) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

(p)(4) Code of Ethics for Brookfield Investment Management Inc., revised October 13, 2011, is filed herewith.

(p)(5) Code of Ethics for Declaration Management & Research LLC, revised July 1, 2012, is filed herewith.

Item 29.  Persons Controlled by or under Common Control with the Fund:

See the Prospectus and Statement of Additional Information regarding the Fund’s control relationships. The Administrator is a subsidiary of SEI Investments Company, which also controls the placement agent of the Fund, SEI Investments Distribution Co., and other corporations engaged in providing various financial and record keeping services, primarily to bank trust departments, pension plan sponsors and investment managers.

Item 30.  Indemnification:

See Article VII, Section 3 of the Agreement of Limited Partnership of the Fund, dated June 29, 2007, herein incorporated by reference to Exhibit (a)(1) of the Fund’s Registration Statement on Form N-1A (File No. 811-22112), filed with the SEC on August 10, 2007.

Item 31.  Business and Other Connections of Investment Adviser:

The following tables describe other business, profession, vocation or employment of a substantial nature in which each director, officer or partner of the adviser or sub-adviser is or has been, at any time during the last two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee. The adviser’s or sub-adviser’s table was provided to the Portfolio by the adviser or sub-adviser for inclusion in this Registration Statement.

Brookfield Investment Management Inc.

Brookfield Investment Management Inc. (“BIM”) is a sub-adviser for the Fund’s SEI LIBOR Plus Portfolio. The principal address of BIM is 200 Vesey Street, 24th Floor, New York, NY 10281. BIM is a registered investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).

Name and Position with Investment Adviser	Name and Principal Business Address of Other Company	Connection with Other Company

Kim G. Redding President, Chief Executive Officer, Chief Investment Officer	Helios Advantage Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	President

	Helios High Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	President

	Helios Multi-Sector High Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	President

	Helios Strategic Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	President

	Helios Total Return Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	President

	Helios High Yield Fund 200 Vesey Street, 24th Floor, New York, NY 10281	President

	Brookfield Global Listed Infrastructure Income Fund Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	President

	Brookfield Investment Funds 200 Vesey Street, 24th Floor, New York, NY 10281	Trustee

	Brookfield Investment Management (UK) Limited 23 Hanover Square, London W1S 1JB	Director

	Brookfield Investment Management (Canada) Inc. Brookfield Place, 181 Bay Street, Suite 300, Toronto, ON M5J 2T3	Director

	Helios Advantage Income Fund, Inc. 200 Vesey Street, 24th Floor,	Secretary

New York, NY 10281

Jonathan C. Tyras Secretary, General Counsel	Helios High Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Secretary

	Helios Multi-Sector High Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Secretary

	Helios Strategic Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Secretary

	Helios Total Return Fund, Inc. 200 Vesey Street, 10th Floor, New York, NY 10281	Secretary

	Helios High Yield Fund 200 Vesey Street, 10th Floor, New York, NY 10281	Secretary

	Brookfield Global Listed Infrastructure Income Fund Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Secretary

	Brookfield Investment Funds 200 Vesey Street, 24th Floor, New York, NY 10281	Vice President

	Brookfield Investment Management (UK) Limited 23 Hanover Square, London W1S 1JB	Chief Financial Officer

	Brookfield Investment Management (Canada) Inc. Brookfield Place, 181 Bay Street, Suite 300, Toronto, ON M5J 2T3	Chief Financial Officer

	Helios Advantage Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

	Helios High Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

Seth Gelman Chief Compliance Officer	Helios Multi-Sector High Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

	Helios Strategic Income Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

	Brookfield Global Listed Infrastructure Income Fund Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

	Brookfield Investment Funds. 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

	Brookfield Investment Funds. 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

	Helios Total Return Fund, Inc. 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

	Helios High Yield Fund 200 Vesey Street, 24th Floor, New York, NY 10281	Chief Compliance Officer

Declaration Management & Research LLC

Declaration Management & Research LLC (“Declaration”) is a Sub-Adviser for the Fund’s SEI LIBOR Plus Portfolio. The principal business address of Declaration is 101 Huntington Avenue, 7th Floor, Boston, MA 02199. Declaration is an investment adviser registered under the Advisers Act.

Name and Position With Investment Adviser	Name and Principal Business Address of Other Company	Connection with Other Company

Barry H. Evans Chairman, Director and President	Manulife Asset Management (US) LLC 101 Huntington Ave., H-6 Boston, Massachusetts 02199	Director, President, Chief Operating Officer

United States

Jean-Francois Courville Director	Manulife Asset Management (North America) Limited 200 Bloor Street East, North Tower, Toronto, Ontario M4E 1E5 Canada	Director, Chairman, Chief Executive Officer

Janis L. Largesse Director	Manulife Asset Management (US) LLC 101 Huntington Ave., H-6 Boston, Massachusetts 02199 United States	Director, Assistant Vice President, Global Controller

Frank J. Saeli Director	Manulife Asset Management (US) LLC 101 Huntington Ave., H-6 Boston, Massachusetts 02199 United States	Director, Global Head of Distribution Services and US Head of Sales and Relationship Management

SEI Investments Management Corporation

SEI Investments Management Corporation (“SIMC”) is the investment adviser for the Fund. The principal address of SIMC is One Freedom Valley Drive, Oaks, Pennsylvania 19456. SIMC is an investment adviser registered under the Advisers Act.

Unless noted otherwise, the address of all the companies listed below is One Freedom Valley Drive, Oaks, Pennsylvania, 19456.

Name and Position with Investment Advisor	Name and Principal Business Address of Other Company	Connection with Other Company

Edward Loughlin Director, Senior Vice President	SEI Investments Company	Executive Vice President

	SEI Investments Distribution Co.	Director

	SEI Trust Company	Director

	SEI Global Services, Inc.	Senior Vice President

	LSV Asset Management	Management Committee

	SEI Investments (Asia), Limited	Director

	SEI Asset Korea, Co. Ltd	Director

	SEI Investments (South Africa) Limited	Director

	SEI Investments Global Funds Services	Vice President

	SEI Investments Canada Company	Director

N. Jeffrey Klauder Director, Senior Vice President, Assistant Secretary	SEI Investments Company	Executive Vice President, General Counsel, Chief Compliance Officer, Assistant Secretary

	SEI Trust Company	Director, Vice President

	SEI Funds, Inc.	Vice President, Secretary

	SEI Investments, Inc	Vice President, Secretary

	SEI Global Investments Corp.	Director, Vice President, Secretary

	SEI Insurance Group, Inc.	Director, Vice President, Assistant Secretary

	SEI Advanced Capital Management, Inc	Director, Vice President, Secretary

	SEI Primus Holding Corp.	Vice President, Assistant Secretary

	SEI Global Services, Inc	Director, Senior Vice President, Assistant Secretary

SEI Private Trust Company	Director, Vice President

SEI SIMC Holdings, LLC	Manager

LSV Asset Management	Management Committee

SEI Global Capital Investments, Inc,	Vice President, Assistant Secretary

SEI Investments (Europe) Ltd. UK	Director

SEI Investments (Asia) Limited	Director

SEI Global Nominee Ltd.	Director

SEI European Services Limited U.K.	Director

SEI Asset Korea, Co Ltd	Director

SEI Investments Global, Limited	Director

Larington Limited	Director

SEI Investments — Global Fund Services Limited	Director

SEI Ventures Inc.	Vice President, Secretary

	SEI Investments Management Corporation Delaware, LLC	Vice President, Assistant Secretary

	SIMC Subsidiary LLC	Manager

	SEI Investments Development Inc.	Vice President, Secretary

	SEI Investments Global Funds Services	Vice President, Assistant Secretary

	SEI Investments Canada Company	Director

	SEI Institutional Transfer Agent, Inc.	Director, Senior Vice President

Wayne Withrow Director, Senior Vice President	SEI Investments Company	Executive Vice President

	SEI Investments Distribution Co.	Director

	SEI Global Services Inc	Director, Senior Vice President

	SEI Investments Global (Cayman) Limited	Director

	SEI Global Holdings (Cayman) Inc	Chairman of the Board, Chief Executive Officer

	SEI Investments — Global Fund Services Limited	Director

	SEI Investments Global (Bermuda) Ltd	Vice President

Joseph P. Ujobai Director, Senior Vice President	SEI Investments Company	Executive Vice President

SEI Global Investments Corp

SEI Global Services, Inc

SEI Investments (Asia), Limited

SEI Investments (Europe) Ltd UK

SEI Global Nominee Ltd

SEI European Services Limited U.K.

SEI Investments Global, Limited

SEI Investments (South Africa) Limited

SEI Investments Canada Company

President Senior Vice President Director Director Director Director Director Director Director, President

Kevin Barr Director, President	SEI Investments Company SEI Investments Distribution Co. SEI Global Services Inc.	Executive Vice President President, Chief Executive Officer Vice President

Kathy Heilig Vice President, Treasurer	SEI Investments Company SEI Funds Inc SEI Investments, Inc	Vice President, Controller, Chief Accounting Officer Director, Vice President, Treasurer Director, Vice President, Treasurer

SEI Global Investments Corp

SEI Insurance Group, Inc

SEI Advanced Capital Management, Inc

SEI Primus Holding Corp

SEI Global Services, Inc.

SEI Global Capital Investments, Inc

SEI Investments Global (Cayman)
Limited

SEI Investments Global Holdings
(Cayman) Inc

SEI Ventures, Inc

SEI Investments Management
Corporation Delaware, LLC

SEI Investments Developments Inc

SEI Investments Global Funds Services

Director, Vice President, Treasurer

Vice President, Treasurer

Director, Vice President, Treasurer

Director, Vice President, Treasurer

Treasurer

Director, Vice President, Treasurer

Vice President, Treasurer

Vice President, Assistant Secretary,
Treasurer

Director, Vice President, Treasurer

Manager, Vice President, Treasurer

Director, Vice President, Treasurer

Vice President, Treasurer

Timothy D. Barto General Counsel, Vice President, Secretary	SEI Investments Company SEI Funds Inc	Vice President — Legal, Assistant Secretary Vice President

SEI Global Services Inc

SEI SIMC Holdings, LLC

SEI Investments Global (Bermuda) Ltd

SEI Structured Credit Fund, L.P.

SEI Investments Global (Bermuda) Ltd.

SIMC Subsidiary, LLC

SEI Investments Global Funds Services

SEI Institutional Transfer Agent, Inc.

Vice President, Assistant Secretary Manager Vice President Vice President, Assistant Secretary Vice President Manager General Counsel, Vice President, Secretary General Counsel, Secretary

Aaron Buser Vice President, Assistant Secretary	SEI Structured Credit Fund, L.P. SEI Institutional Transfer Agent, Inc.	Vice President, Assistant Secretary Vice President, Assistant Secretary

David McCann Vice President, Assistant Secretary	SEI Institutional Transfer Agent, Inc.	Vice President, Assistant Secretary

Kevin Crowe Vice President	SEI Global Services, Inc.	Vice President

John Fisher Vice President	SEI Global Services, Inc.	Vice President

Linda Kerr Vice President	SEI Global Services, Inc. SEI Private Trust Company	Vice President Vice President

Paul Klauder Vice President	SEI Global Services, Inc SEI Investments Canada Company	Vice President Vice President

Roger Messina Vice President	SEI Global Services Inc SEI Investments Canada Company	Vice President Vice President

James Miceli Vice President	SEI Global Services Inc	Vice President

James V. Morris Vice President	SEI Global Services Inc	Vice President

Stephen Onofrio Vice President	SEI Global Services Inc	Vice President

Robert Wrzesniewski Vice President	SEI Global Services Inc	Vice President

Item 32.  Principal Underwriters:

(a)  Furnish the name of each investment company (other than the Fund) for which each principal underwriter currently distributing the securities of the Fund also acts as a principal underwriter, distributor or investment adviser.

The Fund’s placement agent, SEI Investments Distribution Co. (the “Placement Agent”), acts as distributor for:

SEI Daily Income Trust	July 15, 1982
SEI Liquid Asset Trust	November 29, 1982
SEI Tax Exempt Trust	December 3, 1982
SEI Institutional Managed Trust	January 22, 1987
SEI Institutional International Trust	August 30, 1988
The Advisors’ Inner Circle Fund	November 14, 1991
The Advisors’ Inner Circle Fund II	January 28, 1993
Bishop Street Funds	January 27, 1995
SEI Asset Allocation Trust	April 1, 1996
SEI Institutional Investments Trust	June 14, 1996
CNI Charter Funds	April 1, 1999
iShares Inc.	January 28, 2000
iShares Trust	April 25, 2000
Optique Funds, Inc. (f/k/a JohnsonFamily Funds, Inc.)	November 1, 2000
Causeway Capital Management Trust	September 20, 2001
BlackRock Funds III (f/k/a Barclays Global Investors Funds)	March 31, 2003
The Arbitrage Funds	May 17, 2005
Pro Shares Trust	November 14, 2005
Community Reinvestment Act Qualified Investment Fund	January 8, 2007
TD Asset Management USA Funds	July 25, 2007
SEI Structured Credit Fund, LP	July 31, 2007
Wilshire Mutual Funds, Inc.	July 12, 2008
Wilshire Variable Insurance Trust	July 12, 2008

Global X Funds	October 24, 2008
ProShares Trust II	November 17, 2008
FaithShares Trust	August 7, 2009
Schwab Strategic Trust	October 12, 2009
RiverPark Funds	September 8, 2010
Adviser Managed Trust	February 16, 2011

The Placement Agent provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services (“Funds Evaluation”) and automated execution, clearing and settlement of securities transactions (“MarketLink”).

(b)  Furnish the information required by the following table with respect to each director, officer or partner of each principal underwriter named in the answer to Item 20 of Part B. Unless otherwise noted, the business address of each director or officer is One Freedom Valley Drive, Oaks, PA 19456.

Name	Position and Office(s) with Underwriter	Positions and Office(s) with the Fund
William M. Doran	Director	Director

Edward D. Loughlin	Director	—

Wayne M. Withrow	Director	—

Kevin Barr	President & Chief Executive Officer	—

Maxine Chou	Chief Financial Officer, Chief Operations Officer & Treasurer	—

John C. Munch	General Counsel & Secretary	—

Karen LaTourette	Chief Compliance Officer, Anti-Money Laundering Officer & Assistant Secretary	—

Mark J. Held	Senior Vice President	—

Lori L. White	Vice President & Assistant Secretary	—

John Coary	Vice President & Assistant Secretary	—

John Cronin	Vice President	—

Robert Silvestri	Vice President	—

Item 33.  Location of Accounts and Records:

Books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, are maintained by the following persons:

The Fund’s Custodian

U.S. Bank National Association
425 Walnut Street
Cincinnati, Ohio 45202

The Fund’s Administrator

SEI Global Services, Inc.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

The Fund’s Adviser and Sub-Advisers

SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, Pennsylvania 19456

Brookfield Investment Management Inc.
200 Vesey Street

10th Floor
New York, New York 10281

Declaration Management & Research LLC
1800 Tysons Boulevard, Suite 200
McLean, Virginia 22102

The Fund’s Placement Agent

SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

Item 34.  Management Services:

None.

Item 35.  Undertakings:

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Oaks, Commonwealth of Pennsylvania on the 28th day of September, 2012.

SEI ALPHA STRATEGY PORTFOLIOS, LP
By:	/s/ Timothy D. Barto
Name: Timothy D. Barto
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
EX-99.B(j)	Consent of Independent Registered Public Accounting Firm is filed herewith.

EX-99.B(p)(4)	Code of Ethics for Brookfield Investment Management Inc., revised October 13, 2011, is filed herewith.

EX-99.B(p)(5)	Code of Ethics for Declaration Management & Research LLC, revised July 1, 2012, is filed herewith .